Exhibit 10.1

EXPLANATORY NOTE

On February 28, 2014, GE Capital Retail Bank and GE Capital Retail Finance Corporation (“GE Entities”) entered into the Amended and Restated Consumer Credit Card Program Agreement by and among The Gap, Inc. (the "Company"), Gap (Puerto Rico), Inc., GPS Consumer Direct, Inc., Gap (Apparel), LLC, Gap (ITM) Inc., and the GE Entities, which is attached hereto. The GE Entities also entered into two other agreements with certain of the Company’s wholly-owned subsidiaries on the same day:

1.
The Amended and Restated Consumer Credit Card Program Agreement by and among The Gap, Inc., Old Navy, LLC, Gap (Puerto Rico), Inc., GPS Consumer Direct, Inc., Old Navy (Apparel), LLC, and Old Navy (ITM) Inc. and the GE Entities (the “Old Navy Contract”); and

2.
The Amended and Restated Consumer Credit Card Program Agreement by and among The Gap, Inc., Banana Republic, LLC, Gap (Puerto Rico), Inc., GPS Consumer Direct, Inc., Banana Republic (Apparel), LLC, Banana Republic (ITM) Inc., and the GE Entities (the “Banana Republic Contract”).

In accordance with Instruction 2 to Item 601 of Regulation S-K, only the Amended and Restated Consumer Credit Card Program Agreement by and between the Company and the GE Entities is being filed. The only material difference between the attached agreement and the Old Navy Contract and the Banana Republic Contract is the parties thereto.

Privileged and Confidential

AMENDED AND RESTATED
CONSUMER CREDIT CARD PROGRAM AGREEMENT

BY AND AMONG

THE GAP, INC.,
GAP (PUERTO RICO), INC.,
GPS CONSUMER DIRECT, INC.,
GAP (APPAREL), LLC,
GAP (ITM) INC.,

GE CAPITAL RETAIL BANK

AND

GE CAPITAL RETAIL FINANCE CORPORATION

DATED AS OF
February 28, 2014

In this document, “[***]” indicates that confidential materials have been redacted from this document and filed separately with the Securities and Exchange Commission.

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ARTICLE I DEFINITIONS    1
Section 1.01    Certain Defined Terms    1
Section 1.02    Miscellaneous    15
ARTICLE II ESTABLISHMENT AND PROMOTION OF PROGRAM    15
Section 2.01    Commencement of Program; Retailers to Honor Credit Cards.    15
Section 2.02    Bank to Extend Credit.    16
Section 2.03    Retailers’ Promotion of Program.    17
Section 2.04    Rewards Program.    18
Section 2.05    Bank’s Contribution to Funding Expenses.    20
Section 2.06    Change in Network.    21
Section 2.07    Mobile Wallet and Alternative Networks.    22
ARTICLE III ADMINISTRATION OF PROGRAM    23
Section 3.01    Preparation of Documents; Other Expenses.    23
Section 3.02    Account Administration; Credit Criteria    24
Section 3.03    Ownership of Accounts, Etc.    24
Section 3.04    Ownership and Use of Customer List and Cardholder List.    24
Section 3.05    In-Store Payments.    31
Section 3.06    Inserts; Statement Messages.    32
Section 3.07    Gain Sharing    32
Section 3.08    Strategic Operating Council    36
Section 3.09    Program Execution Committee and Program Management Committee    37
Section 3.10    Network Rules    39
Section 3.11    Interchange Regulation.    39
Section 3.12    Ancillary Product Solicitation.    40
ARTICLE IV OPERATING PROCEDURES    41
Section 4.01    General    41
Section 4.02    New Cardholder Account Establishment Procedures; Conversion.    41
Section 4.03    Purchase Authorization Procedures    41
Section 4.04    Procedures for Uncollectible Receivables    42
Section 4.05    Location of Customer Service.    42
Section 4.06    Alternate Sites    43
ARTICLE V SETTLEMENTS, SERVICE FEES, REBATES AND ADJUSTMENTS; NETWORK TRANSACTION PAYMENTS    43
Section 5.01    Settlement Procedures.    43
Section 5.02    Non-Retailer Discount Rebate    44
Section 5.03    Prepaid Postage Requirement    45
Section 5.04    Credit Card Applications Submitted by Phone    45
Section 5.05    Network Transactions; Payments.    45
ARTICLE VI CREDIT TERMS; LOSSES ON ACCOUNTS; SECURITY    45
Section 6.01    Credit Terms    45
Section 6.02    Losses on Accounts    45
Section 6.03    Grant of Security Interest; Precautionary Filing    45
Section 6.04    Returns of Merchandise    46

i

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ARTICLE VII CHARGEBACK    47
Section 7.01    Bank’s Right to Chargeback Retailer Purchases    47
Section 7.02    Chargeback of Co-brand Non-Retailer Purchases    48
Section 7.03    Limitation of Chargeback    48
Section 7.04    Exercise of Chargeback    48
ARTICLE VIII WARRANTIES AND COVENANTS OF RETAILERS    49
Section 8.01    Presentment Warranties    49
Section 8.02    Account Covenants    50
Section 8.03    General Representations and Warranties    50
Section 8.04    Additional Affirmative Covenants of Retailers    52
Section 8.05    Additional Negative Covenant of Retailers.    54
ARTICLE IX WARRANTIES AND COVENANTS OF BANK    56
Section 9.01    Representations and Warranties of Bank and Bank Parent    56
Section 9.02    Bank Covenants    58
ARTICLE X EVENTS OF DEFAULT; RIGHTS AND REMEDIES    62
Section 10.01    Events of Default    62
Section 10.02    Bank Remedies.    63
Section 10.03    Bank Termination Events    63
Section 10.04    Retailers Remedies.    65
ARTICLE XI TERM/TERMINATION    66
Section 11.01    Operation Period    66
Section 11.02    Termination    66
Section 11.03    Effects of Termination; Purchase of Accounts and Termination Date.    69
Section 11.04    Termination for Force Majeure.    72
Section 11.05    Rights upon Termination or Expiration of Operation Period    72
Section 11.06    Liquidation of Accounts    73
ARTICLE XII INDEMNIFICATION    73
Section 12.01    Indemnification by Retailers    73
Section 12.02    Indemnification by Bank    74
Section 12.03    Payment of Indemnified Amounts    75
Section 12.04    Notice    75
ARTICLE XIII CHANGES IN RETAILERS; NEW PROGRAMS    75
Section 13.01    New Retailers    75
Section 13.02    Card Acceptance By Certain Parties    76
Section 13.03    Programs With New Brands    76
ARTICLE XIV MISCELLANEOUS    76
Section 14.01    Payment Terms and Rights of Set Off and Recoupment    76
Section 14.02    Late Payments    77
Section 14.03    Assignability    77
Section 14.04    Amendment    77
Section 14.05    Non-Waiver    77
Section 14.06    Severability    77
Section 14.07    Governing Law    77

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Section 14.08    Captions    77
Section 14.09    Use of Licensed Marks and Bank’s Name.    77
Section 14.10    Securitization/Participation.    79
Section 14.11    Further Assurances    79
Section 14.12    Entire Agreement    80
Section 14.13    Notices    80
Section 14.14    Power of Attorney    80
Section 14.15    Confidentiality.    80
Section 14.16    No Partnership    81
Section 14.17    Third Parties    81
Section 14.18    Multiple Counterparts    82
Section 14.19    Rights in Technology    82
Section 14.20    Cross-License of Technology    82
Section 14.21    Joint and Several Obligations    83
Section 14.22    Prohibition on Illegal Gambling    83
Section 14.23    Removal of General Electric Capital Corporation    83

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EXHIBITS
Exhibit A     -     Operating Procedures
Exhibit B    -     Executed Copy Of Gap Guaranty Agreement
Exhibit C    -     Executed Copy Of Bank Parent Guaranty Agreement
Exhibit D     -     Form of Calculation of Gain Sharing Payment

SCHEDULES

Schedule 1.01(a)    -    Competing Retailers
Schedule 1.01(b)    -    Cardholder Terms and Conditions
Schedule 1.01(c)    -    Licensed Marks
Schedule 2.04(g)-1        Cardholder Rewards Program Support
Schedule 2.04(g)-2    -    Form of Rewards Summary
Schedule 3.07(g)(iii)    -    Program Balance Sheet Accounts that will be reversed through
Program P&L
Schedule 3.07(i)    -    Money Costs
Schedule 3.07(k)    -    Example of Cost Difference Payment
Schedule 3.08(b)    -    Strategic Operating Council Members
Schedule 3.09(b)    -    Program Execution Committee Members
Schedule 3.09(g)    -    Program Management Committee Members
Schedule 3.09(h)    -    Technology Improvements
Schedule 4.02(b)    -    Structure of Credit Card Offers
Schedule 4.03        -    Co-brand Authorization Procedure
Schedule 5.01(b)     -    Settlement Accounts
Schedule 8.03(h)    -    Legal Names and Principal Place of Business
Schedule 9.02(h)(i)    -    Reports
Schedule 9.02(h)(ii)    -    Bank’s Performance Measurements
Schedule 9.02(h)(iii)    -    Masterfile
Schedule 9.02(w)    -    Network Reporting Form
Schedule 11.03(a)    -    Fair Market Value Calculation Methodology
Schedule 11.03(g)    -    Form of Confidentiality Agreement
Schedule 14.13    -    Notice Addresses
Schedule 14.15(c)    -    Reports Usable and Disclosable By Retailers

AMENDED AND RESTATED
CONSUMER CREDIT CARD PROGRAM AGREEMENT
This AMENDED AND RESTATED CONSUMER CREDIT CARD PROGRAM AGREEMENT (the “Agreement”) is made as of the 28th day of February, 2014 by and among GE Capital Retail Bank, a federal savings bank (“Bank”), GE Capital Retail Finance Corporation, a Delaware corporation (“Bank Parent”), The Gap, Inc., a Delaware corporation (“The Gap, Inc.”), Gap (Puerto Rico), Inc., a Puerto Rico corporation, GPS Consumer Direct, Inc., a California corporation, Gap (Apparel), LLC, a California limited liability company, and Gap (ITM) Inc., a California corporation (jointly and severally, the “Retailers”).
W I T N E S S E T H
WHEREAS, Bank and Retailers are party to that certain Amended and Restated Consumer Credit Card Program Agreement dated March 8, 2007, as amended by the First Amendment to the Amended and Restated Consumer Credit Card Program Agreement dated May 18, 2012, and the Second Amendment to the Amended and Restated Consumer Credit Card Program Agreement dated November 2013 (the “Prior Agreement”);
WHEREAS, Bank and Retailers desire to amend and restate the Prior Agreement in its entirety;
WHEREAS, coincident with the execution of this Agreement Bank and Banana Republic, LLC (and certain of its Affiliates) and Bank and Old Navy, LLC (and certain of its Affiliates) are separately executing the other Credit Card Program Agreements, which will amend and restate the existing credit card program agreements between them;
WHEREAS, coincident with the execution and delivery of this Agreement, The Gap, Inc. desires to execute and deliver to Bank a Guaranty Agreement in connection with the obligations of Retailers (other than The Gap, Inc.) under this Agreement; and
WHEREAS, coincident with the execution and delivery of this Agreement, Bank Parent desires to execute and deliver to Retailers a Guaranty Agreement in connection with the obligations of Bank under this Agreement.
NOW, THEREFORE, in consideration of the terms, conditions and mutual covenants contained herein, and for good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, Bank, Bank Parent and Retailers hereby agree to amend and restate the Prior Agreement as follows:
ARTICLE I
DEFINITIONS
Section 1.01    Certain Defined Terms. As used in this Agreement, the following terms shall have the following meanings:

“Absentee Transaction” means an Internet Purchase, a Catalog Purchase, or any Private Label Retailer Purchase or Co-brand Retailer Purchase made at (i) an Approved Alternate Site, (ii) a Piperlime Retailer Location, or (iii) an Athleta Retailer Location, in each case, where the Cardholder is not present.
“Account” means and includes any and all of the following, whether now existing or hereafter arising: (i) Account Documentation; (ii) accounts, accounts receivable, Indebtedness, other receivables, contract rights, choses in action, general intangibles, chattel paper, instruments, documents and notes, Program Documents and contract rights related to, comprising, securing or evidencing the obligations or the receivables arising under or from the Credit Card Agreements and the Account Documentation and all proceeds of all of the foregoing; (iii) rights as to any goods or other property which is represented thereby or is security or collateral therefor; (iv) guarantees, claims, security interests, or other security held by or granted to Bank to secure payment by any person with respect thereto; and (v) other rights, remedies, benefits, interests and titles, both legal and equitable, to which Bank may now or at any time hereafter be entitled in respect of the foregoing. The term Account shall include both Private Label Accounts and Co-brand Accounts.
“Account Documentation” means with respect to an Account, any and all documentation relating to such Account, including without limitation, Program Documents, Credit Cards, Credit Card Applications, Credit Card Agreements, Charge Transaction Data, Charge Slips, Credit Slips, checks and stubs, credit bureau reports, adverse action information, change of terms notices, correspondence, memoranda, documents, instruments, certificates, agreements, invoices, and any other written information relating to such Account, in each case including any and all amendments or modifications thereto, and in each case, however stored or kept, provided, however, that “Account Documentation” shall not include materials used for advertising, promotion or solicitations.
“Active Account” means, for any Billing Period, any Account other than a Defaulted Account which at any time during such Billing Period had a debit or credit balance or transaction.
“Affiliate” means, with respect to any person, each person that controls, is controlled by or is under common control with such person. For the purpose of this definition, “control” of a person shall mean the possession, directly or indirectly, of the power to direct or cause the direction of its management or policies, whether through the ownership of voting securities, by contract or otherwise.
“Affiliate Credit Slip” means a sales credit receipt, register receipt, tape or other invoice or documentation, whether in hard copy or electronic form, in each case evidencing a return or exchange of products, an adjustment for services rendered or not rendered by any Affiliate participating in the Program pursuant to Section 13.02 to a Cardholder, or a correction of a misposting, in each case for credit on a Co-brand Account or Private Label Account.
“Affiliate Purchases” means the full amount charged to a Cardholder on a Private Label Account or a Co-brand Account for the purchase of goods and/or services from any Affiliate participating in the Program pursuant to Section 13.02.

“After-Tax Targeted Return” means, for any Program Year or portion thereof, the Average Net Receivables for such Program Year, multiplied by [***].
“Alternate Site” means any form of retail distribution other than a Store, Catalog, Piperlime Retailer Location, Athleta Retailer Location (or, with respect to any other entity participating in the Program pursuant to Section 13.02, any form of retail distribution operated by such entity), or Internet Site for use in the United States or Puerto Rico (e.g., kiosks, temporary special event promotional booths, short-term seasonal leases of retail or outlet stores).
“Amount Available For Gain Sharing” shall have the meaning given to such term in Section 3.07(c).
“Annual Gain Sharing Statement” means a statement showing the Gain Sharing Payment (as computed in accordance with Exhibit D) for a Program Year.
“Applicable Law” will be deemed to include and refer to all federal, state and local laws (including common law), codes, statutes, ordinances, rules, regulations, regulatory bulletins, published regulatory guidelines and interpretations, regulatory guidance, regulatory examination report comments or orders, judicial or administrative orders and interpretations, and decrees and orders of any governmental or regulatory authority as may be amended and in effect from time to time during the Operation Period, including: (i) the Truth in Lending Act; (ii) the Equal Credit Opportunity Act; (iii) the Fair Debt Collection Practices Act; (iv) the Fair Credit Reporting Act; (v) the Act; (vi) the Foreign Corrupt Practices Act; (vii) the USA PATRIOT Act, and (viii) laws relating to fair lending and unfair, deceptive or abusive acts or practices
“Approved Alternate Sites” shall have the meaning given to such term in Section 4.06 hereof.
“Athleta Retailer Location” means the internet website with the internet address www.athleta.com, and any other internet website marketing goods or services maintained, operated or controlled by, or on behalf of Athleta, the division of The Gap, Inc. that operates www.athleta.com, and all retail and outlet stores and all catalog sales located in the United States or Puerto Rico that operate under the Athleta brand.
“Average Monthly Receivables Balance” means, as of any date of determination, (a) the sum of (i) the Average Fiscal Month Net Receivables for the Bank fiscal calendar month immediately preceding the date of determination, and (ii) the Average Fiscal Month Net Receivables for the Bank fiscal calendar month one month prior to the Bank fiscal calendar month described in (i), (b) all divided by two. As used herein, “Average Fiscal Month Net Receivables” means, for any fiscal month, the aggregate Indebtedness for all Active Accounts determined as of the end of such fiscal month.

“Average Net Receivables” means, as of any date of determination, the sum of the Gap Average Net Receivables and the Other Credit Card Net Receivables. As used herein, “Gap Average Net Receivables” shall mean, as of any date of determination and with respect to any Program Year, or portion thereof, (a) the sum of (i) the Gap Average Fiscal Month Net Receivables for each of the fiscal months of such Program Year, or portion thereof, immediately preceding the date of determination, and (ii) the Gap Average Fiscal Month Net Receivables of the final month of the immediately preceding Program Year, (b) all divided by the total number of months for which the Gap Average Fiscal Month Net Receivables was added pursuant to subpart (a) hereof. As used herein, “Gap Average Fiscal Month Net Receivables” means, for any fiscal month, the aggregate Indebtedness for all Active Accounts determined as of the end of such fiscal month, [***]. As used herein, “Other Credit Card Net Receivables” shall mean the sum of the amounts calculated in the same manner as the Gap Average Net Receivables but determined for the other Credit Card Programs.
“Banana Republic Retailers” means the “Retailers”, as such term is defined in the Credit Card Program Agreement between Bank and Banana Republic, LLC and certain of its Affiliates.
“Bank” means GE Capital Retail Bank and its permitted successors, transferees and assigns.
“Bank Change of Control” means the same as under the Change in Bank Control Act, 12 U.S.C. § 1817(j) and the regulations thereunder, as in effect on the date of this Agreement; provided that a Bank Change of Control shall not include General Electric Capital Corporation entering into a spin-off or other similar transaction, pursuant to which it contributes assets and liabilities of Bank and any Bank Affiliate to one or more wholly-owned subsidiaries and distributes all or a portion of  the shares of such subsidiary or subsidiaries to the shareholders of General Electric Company.
“Bank Parent” means GE Capital Retail Finance Corporation, a Delaware corporation.
“Bank Parent Guaranty” means that certain guaranty, dated as of the date hereof, and executed by Bank Parent in favor of Retailers, guaranteeing the obligations of Bank under this Agreement. A true and correct copy of the Bank Parent Guaranty is attached hereto as Exhibit C.
“Bank Service Failure” shall mean Bank’s material failure to perform any of the services to be performed in connection with the Program (other than services for which performance measurements have been established and set forth on the attached Schedule 9.02(h)(ii)) to standards generally consistent with the then prevailing industry standards for such services.
“Bank Termination Event” shall have the meaning given to such term in Section 10.03 hereof.
“Benchmark Rate” shall have the meaning given in Section 3.11(a).
“Best Customer Program” means a tiered Credit Card product the attributes of which Retailer shall establish with the consent of Bank, which consent Bank shall not unreasonably withhold.

“Billing Period” means the elapsed time between the dates on which Bank elects to send billing statements in respect of Accounts, which time is usually between twenty-eight (28) and thirty-two (32) days in length.

“Blackout Period” means the date beginning on [***] of any year and ending on [***] of the immediately succeeding year.

“Business Day” means any day, except Saturday, Sunday, or a day on which banks are required or permitted to be closed in Utah.

“Cardholder” means any natural person who has entered into a Credit Card Agreement with Bank or who is or may become obligated under or with respect to an Account.

“Cardholder List” means, either (a) any list consisting solely of the names and addresses of Cardholders or (b) any list which identifies or provides a means of differentiating any customers of Retailers as Cardholders.

“Cardholder Rewards Program” has the meaning given in Section 2.04(a).

“Catalog” means a printed, bound publication issued by Retailers, for distribution in the United States or Puerto Rico, describing or depicting a substantial number of Goods and/or Services and offering those Goods and/or Services for sale via mail order or telephone to prospective or current customers.

“Catalog Purchase” means a purchase of Goods and/or Services from a Retailer charged to an Account where the Account information necessary to effect the purchase is provided on the telephone or by mail in accordance with instructions in the Catalog.

“Charge Slip” means (i) a sales receipt, register receipt tape or other invoice or documentation, whether in hard copy or electronic form, in each case evidencing a Private Label Retailer Purchase or a Co-brand Retailer Purchase that is charged to a Cardholder’s Account, and (ii) a sales receipt, register receipt tape or other invoice or documentation, whether in hard copy or electronic form, evidencing a Cross-Shopping Purchase that is charged to a Cross-Shopping Account of a Cross-Shopping Cardholder.

“Charge Transaction Data” means (i) Account/Cardholder identification and transaction information with regard to each Private Label Retailer Purchase and each Co-brand Retailer Purchase by a Cardholder, and each return of a Private Label Retailer Purchase or Co-brand Retailer Purchase for credit (excluding returns for which a Credit Voucher is issued) to the Account/Cardholder, and (ii) Cross-Shopping Account/Cross-Shopping Cardholder identification and transaction information with regard to each Cross-Shopping Purchase by a Cross-Shopping Cardholder, and each return of Cross-Shopping Purchase for credit (excluding returns for which a Credit Voucher is issued) to the Cross-Shopping Account/Cross-Shopping Cardholder.

“Co-brand Account” means an Account with respect to which a Co-brand Credit Card has been issued.

“Co-brand Credit Card” means the Network-branded credit card (whether a plastic card, device, or any other form factor) bearing a Retailer’s name or logo and issued by Bank under the Program, which: (i) evidences the right of a Cardholder and, if the Cardholder has so designated, any authorized user(s) to make purchases financed on Accounts through Retailer Locations and/or Non-Retailer Locations and which is intended for use by Cardholders designated by Bank to finance purchases through any of the Retailer Locations and also at Non-Retailer Locations (as well as providing cash-access benefits); (ii) consists of a single credit line, (iii) functions as a generally-accepted multi-purpose credit card when used to make Co-brand Non-Retailer Purchases, (iv) may offer similar benefits as Private Label Credit Cards in connection with Co-brand Retailer Purchases, (v) shows charges on a single monthly statement, and (vi) may include the Best Customer Program.

“Co-brand Program” has the meaning given to it in Section 2.01(a).

“Co-brand Non-Retailer Purchase” means the full amount charged to a Cardholder for the purchase of goods and services (including applicable sales taxes) at Non-Retailer Locations financed on a Co-brand Account; provided that Co-brand Non-Retailer Purchases shall not include any cash or quasi-cash transaction occurring on a Co-brand Account.
“Co-brand Retailer Purchase” means the full amount charged to a Cardholder for the purchase of Goods and/or Services (including applicable sales taxes) through any of the Retailer Locations financed on a Co-brand Account. For the avoidance of doubt, the term “Co-brand Retailer Purchase” shall not include any cash or quasi-cash transaction occurring on a Co-brand Account.

“Competing Retailer” means any party listed on Schedule 1.01(a).

“Credit Card” or “Card” means any Private Label Credit Card or Co-brand Credit Card, as applicable.

“Credit Card Agreement” means the revolving credit agreement between Bank and each Cardholder pursuant to which such Cardholder may make purchases on credit provided by Bank pursuant to a Private Label Account or a Co-brand Account, as the case may be, together with any modifications or amendments which may be made to such agreement.
“Credit Card Application” means Bank’s credit application form which must be completed by applicants who wish to become Cardholders and must be submitted to Bank for its review and approval.
“Credit Card Programs” means, collectively, this Program and the credit card programs established by Bank pursuant to the other Credit Card Program Agreements (and each of such other programs is individually referred to herein as a “Credit Card Program”).
“Credit Card Program Agreements” means (i) this Agreement, (ii) that certain “Amended and Restated Consumer Credit Card Program Agreement” entered into by and between the Banana Republic Retailers and Bank, dated as of the date hereof (as may be amended or extended from time to time), (iii) that certain “Amended and Restated Consumer Credit Card Program Agreement” entered into by and between the Old Navy Retailers and Bank, dated as of the date hereof (as may be amended or extended from time to time), and (iv) and other program agreements executed by and between Bank and any Affiliate of The Gap, Inc., in accordance with Section 13.03.
“Credit Reserve Provision” has the meaning given in Section 3.07(g)(ii).
“Credit Review Point” means [***] or such other higher amount, as Bank, in its sole discretion, shall from time to time specify to Retailers in writing. For the avoidance of doubt, the Credit Review Point shall relate to all the Credit Card Programs in the aggregate.
“Credit Slip” means: (i) a sales credit receipt, register receipt, tape or other invoice or documentation, whether in hard copy or electronic form, in each case evidencing a return or exchange of products, an adjustment for services rendered or not rendered by a Retailer to a Cardholder or a correction of a misposting, in each case for credit on a Co-brand Account or Private Label Account, and (ii) a sales credit receipt, register receipt, tape or other invoice or documentation, whether in hard copy or electronic form, in each case evidencing a return or exchange of products, an adjustment for services rendered or not rendered by a Retailer to a Cross-Shopping Cardholder or a correction of a misposting, in each case for credit on an Cross-Shopping Account.
“Credit Spread” means [***].
“Credit Voucher” means a voucher: (i) that is issued to any person who returns merchandise purchased from a Retailer to a Retailer Location but is unable to produce a receipt showing the method by which such merchandise was initially purchased; (ii) that may be redeemed at Retailer Locations for merchandise and/or services as well as for merchandise exchanged; and (iii) that does not result in any adjustments to any Account.
“Critical Performance Measurement Shortfall” means, with respect to those individual performance standards designated as “critical” on the attached Schedule 9.02(h)(ii), that there has been a Service Level Failure with respect to any one of such standards.
“Cross-Shopping Account” means an “Account”, as such term is used in the other Credit Card Program Agreements.
“Cross-Shopping Cardholder” means a “Cardholder”, as such term is used in the other Credit Card Program Agreements.
“Cross-Shopping Purchase” means the full amount charged to a Cross-Shopping Cardholder for the purchase of Goods and/or Services (including applicable sales taxes) either (i) through the use of a “Private Label Credit Card” (as such term is defined in the other Credit Card Program Agreements) at any of the Retailer Locations, or (ii) through the use of a “Co-Brand Credit Card” (as such term is defined in the other Credit Card Program Agreements) at any of the Retailer Locations.
“Customer List” means any general, undifferentiated list of customers of any Retailer which neither (a) consists solely of Cardholders, nor (b) identifies or provides a means of differentiating any customers as Cardholders.

“Daily Weighted Average Interchange Rate” shall have the meaning given in Section 3.11(a).
“Debt Protection Product” means products that will either cancel a Cardholder’s (i) monthly payment, or (ii) Account balance in full if, in either case, a covered event occurs.
“Default” means any event the occurrence of which, with the passage of time or the giving of notice or both, would constitute an Event of Default.
“Deemed Equity Amount” means, with respect to any Program Year, an amount equal to [***] during such Program Year.

“Defaulted Account” means an Account which has been written off in accordance with Bank’s write-off policies.
“Discount Rebate” shall have the meaning given to such term in Section 5.01(b) hereof.
“Divestiture” means, with respect to this Agreement or another Credit Card Program Agreement, the sale or transfer by The Gap, Inc. to a non-Affiliate of all or substantially all of the equity or assets of any “Retailer” (as such term is defined in this Agreement and the other Credit Card Program Agreements).
“Effective Date” means February 3, 2014.
“Effective Tax Rate” has the meaning given in Section 9.02(v).
“Event of Default” shall have the meaning given to such term in Section 10.01 hereof.
“Final Liquidation Date” shall mean the first date Retailers completed the purchase of the Active Accounts pursuant to Section 11.03; or, if Retailers do not exercise their right to purchase the Active Accounts, the first date after the termination or expiration of the Operation Period after which Retailers are no longer required to accept Credit Cards pursuant to Section 11.06.
“Gain Sharing Payment” shall have the meaning given to such term in Section 3.07(c) hereof.
“Gain Sharing Statement” shall have the meaning given to such term in Section 3.07(b) hereof.
“Gap Canada” means Gap (Canada) Inc.
“Gap Guaranty” means that certain guaranty, dated as of the date hereof, and executed by The Gap, Inc. in favor of Bank, guaranteeing the obligations of Retailers (other than The Gap, Inc.) under this Agreement. A true and correct copy of the Gap Guaranty is attached hereto as Exhibit B.

“Gap Net Credit Card Sales” shall mean, with respect to any period, an amount equal to the aggregate amount of all Private Label Retailer Purchases, all Co-brand Retailer Purchases and all Cross-Shopping Purchases for such period (as reflected in the Charge Transaction Data) less the aggregate amount of all Credit Slips for such period (as reflected in Charge Transaction Data).
“Gift Product” means any stored value product (excluding Credit Vouchers), whether in tangible and/or electronic form (e.g., e-mail gift certificates), bearing Retailers’ Licensed Marks as well as, at Retailers’ election, the names, marks, trade styles, trademarks, service marks, logos or other proprietary designations of any third party engaged to administer the stored value card program, and which may be assigned, re-assigned and/or re-charged with a cash value of any amount and may be redeemed at Retailer Locations for merchandise and/or services as well as for merchandise exchange, provided, however, that any such stored value product shall not constitute a “Gift Product” hereunder if such stored value product can be redeemed for a cash or check payment in an amount that [***] without presentation of a valid receipt or proof of purchase indicating that the stored value product was not purchased or loaded by a charge to an Account.
“Goods” and/or “Services”, separately or cumulatively, means all merchandise (including Gift Products) and services, respectively, which may be purchased by a Cardholder from a Retailer.
“Indebtedness” means any and all amounts owing from time to time with respect to an Account whether or not billed, including, without limitation, any unpaid balance, finance charges (inclusive of finance charges subject to possible reversal due to unexpired credit-based promotions), late charges, NSF fees, and any other charges with respect to an Account.
“Initial Term” shall have the meaning given to such term in Section 11.01 hereof.
“Initial Cardholder Terms” means certain of the terms and conditions applicable to Cardholders under the Co-brand Program and the Private Label Program as of the Effective Date. Such initial terms and conditions for the Program are set forth on Schedule 1.01(b) hereto.
“In-Store Payments” means any payment on an Account made by a Cardholder (or by any person acting on behalf of a Cardholder) at a Retailer Location.
“Interchange Threshold Amount” shall have the meaning given in Section 3.11(a).
“Internet Purchase” shall mean the purchase of Goods and/or Services from a Retailer charged to an Account where the Account information necessary to effect the purchase is provided through an Internet Site.
“Internet Site” means the internet website with the internet address www.gap.com, and any other internet website maintained, operated or controlled by, or on behalf of, any Retailer and which markets Gap-branded goods or services provided, that “Internet Site” shall not include (a) Piperlime Retailer Locations, (b) Athleta Retailer Locations, or (c) any internet website or portions thereof maintained by, or on behalf of, any Retailer if (i) such website or portions thereof are specifically designed to target customers who are residents of a country other than the

United States or Puerto Rico and (ii) purchases made through such website or portions thereof and shipped to locations in the United States and Puerto Rico constitute less than 5% of the total number of purchases made through such website or portions thereof.
“Licensed Marks” means the names set forth on Schedule 1.01(c) hereto, and the related trademarks, service marks, logos, tradenames, trade dress, and similar proprietary designations.
“Losses” means any and all losses, damages (including, without limitation, to the extent legally permissible, punitive damages), liabilities, costs, expenses (including reasonable attorneys’ fees and expenses), judgments, claims, demands, offsets, defenses, counterclaims, actions, or proceedings by whomsoever asserted, and including, without limitation, those Losses arising out of claims or allegations of bodily personal injury, emotional distress, defamation, disparagement or discrimination.
“Loyalty Cards” shall mean cards, which are [***], issued (i) in a multi-tender loyalty program, or (ii) to individuals which rewards individuals for making purchases of and which cards provide benefits to such individuals in consideration for such purchases). For the avoidance of doubt, this definition of Loyalty Cards does not preclude the implementation of any loyalty program where [***].
“Marketing Fund” shall have the meaning given to such term in Section 2.05(a) hereof.
“MCX” shall mean Merchant Customer Exchange, a limited liability company that Retailers participate in with other merchants for the purpose of creating and operating a mobile commerce environment which includes payments, or such entity’s successors or assigns.
“Mobile Wallet” means any application, program or website that permits consumers to access account information and initiate payment transactions by use of an access code, mobile phone or other electronic device.
“Monthly Compliance Report” shall mean the operational reports referred to in Schedule 9.02(h)(i) hereto.
“Monthly Gain Sharing Statement” means a statement showing both the monthly and year-to-date calculation of the Gain Sharing Payment, as calculated on a pro forma basis in accordance with Exhibit D.
“Net Credit Card Sales” means, as of any date of determination, the sum of the Gap Net Credit Card Sales and the Other Net Credit Card Sales. As used herein, “Other Net Credit Card Sales” shall mean the sum of the amounts calculated in the same manner as the Gap Net Credit Card Sales but determined for each of the other two Credit Card Programs.
“Net Domestic Sales” means the cumulative net sales, plus applicable sales tax, within the United States (i) at all Retailer Locations under this Program, and (ii) at all “Retailer Locations” under the other Credit Card Programs (as such term is defined in the applicable Credit Card Program Agreement).

“Net Domestic Sales Statement” shall have the meaning given to such term in Section 3.07(a) hereof.
“Network” means Visa USA, Inc. or such other card association or integrator selected in accordance with Section 2.06.
“Network Rules” means the rules imposed for bankcard programs by the Network, as the same may be amended from time to time.

“No Hit Application” means a Credit Card Application submitted by an applicant where the credit bureau contacted by Bank cannot locate any credit information (other than inquiry-only information) for such applicant.
“Non-Critical Performance Measurement Shortfall” means, with respect to those individual performance standards designated as “non-critical” on the attached Schedule 9.02(h)(ii), that there has been a Service Level Failure with respect to any one of such standards.
“Non-Divested Retailer” means any “Retailer” (as defined under this Agreement or the applicable other Credit Card Program Agreements) that is not, or has not been, the subject of a Divestiture.
“Non-Retailer Discount Rebate” shall have the meaning given to such term in Section 5.02 hereof.
“Non-Retailer Locations” means any location or sales channel (including through catalogs and the Internet), other than the Retailer Locations, which accepts Network-branded credit cards in payment for goods and services purchased at such location or through such channel.
“Old Navy Retailers” means the “Retailers”, as such term is defined in the Credit Card Program Agreement between Bank and Old Navy, LLC and certain of its Affiliates.
“Operating Procedures” means the instructions and procedures to be followed by Retailers in connection with the Program, a copy of which is set forth as Exhibit A hereto, as such instructions and procedures may be amended from time to time as set forth in Section 4.01.
“Operation Period” means the period commencing on the Effective Date and ending on the termination or expiration date established pursuant to Section 11.01 or 11.02 hereof.
“Performance Measurement Termination Event” shall have the meaning given to such term in Section 10.03(e) hereof.
“Piperlime Retailer Location” means the internet website with the internet address www.piperlime.com, and any other internet website marketing goods or services maintained, operated or controlled by, or on behalf of Piperlime, the division of The Gap, Inc. that operates www.piperlime.com and all retail and outlet stores located in the United States or Puerto Rico that operate under the Piperlime brand.

“Prime Rate” means during any calendar month, the highest bank prime loan rate as published in the Wall Street Journal in its “Money Rates” section on the last Business Day of the immediately preceding calendar month.
“Prior Agreement” has the meaning set forth in the Recitals.
“Private Label Account” means an Account with respect to which a Private Label Credit Card has been issued.
“Private Label Credit Card” means a credit card [***] bearing a Retailer’s name or logo and issued by Bank under the Program, which (i) evidences the right of a Cardholder and, if the Cardholder has so designated, any authorized user(s), to make Private Label Retailer Purchases and Private Label Non-Retailer Purchases, and (ii) may include the Best Customer Program.
“Private Label Non-Retailer Purchase” means the full amount charged to a Cardholder for the purchase of “Goods and/or Services” (including applicable sales taxes) through any of the “Retailer Locations” (as such terms are defined in the other Credit Card Program Agreements) financed on a Private Label Account, as well as the full amount charged to a Cardholder on a Private Label Account for the purchase of goods and/or services from each of the entities participating in the Program pursuant to Section 13.02. For the avoidance of doubt, the term “Private Label Non-Retailer Purchase” shall not include any cash or quasi-cash transaction occurring on a Private Label Account.
“Private Label Program” has the meaning given in Section 2.01(a).
“Private Label Retailer Purchase” means the full amount charged to a Cardholder for the purchase of Goods and/or Services (including applicable sales taxes) through any of the Retailer Locations financed on a Private Label Account. For the avoidance of doubt, the term “Private Label Retailer Purchase” shall not include any cash or quasi-cash transaction occurring on a Private Label Account.
“Program” means, collectively, the Private Label Program and the Co-brand Program established by Bank pursuant to this Agreement and made available to qualified customers of Retailers to make Purchases.
“Program Credit Policy” means the policies, procedures, strategies, guidelines and implementation procedures for the issuance of Credit Cards and the extension of credit thereunder, including all Account credit decisioning activities (including application decisioning criteria/procedures, score cutoff strategies, judgmental decisioning policies/procedures, and line assignment strategies) and Account management activities (including authorizations, line management, fraud, collections and delinquency management, and plastic reissue strategies).
“Program Documents” shall have the meaning given to it in Section 3.01 hereof.
“Program Execution Committee” shall have the meaning given to such term in Section 3.09(a) hereof.

“Program P&L” means, for any Program Quarter or any Program Year or portion thereof, the Program net income or loss as computed in accordance with Exhibit D, plus the “Program” (as defined in the other Credit Card Program Agreements) net income or loss for the other Credit Card Programs, as computed in accordance with Exhibit D.
“Program Purchase Date” means the first Business Day following the expiration or earlier termination of the Operation Period.
“Program Quarter” means each consecutive three Bank fiscal month period within each Program Year.
“Program Year” means each period of time set forth below (it being agreed that each referenced date reflects the beginning or end of a Bank fiscal month and that such dates are subject to change if Bank alters its fiscal months, provided that Bank shall provide such advance notice to Retailers of any such change as is reasonably practicable):

•	February 3, 2014 through February 1, 2015

•	February 2, 2015 through January 31, 2016

•	February 1, 2016 through February 5, 2017

•	February 6, 2017 through February 4, 2018

•	February 5, 2018 through February 3, 2019

•	February 4, 2019 through February 2, 2020

•	February 3, 2020 through January 31, 2021

•	February 1, 2021 through January 30, 2022

•	January 31, 2022 through May 8, 2022.
With respect to any Program Year consisting of less than twelve full Bank fiscal months, any amounts payable or otherwise to be determined pursuant to this Agreement based on a Program Year, shall be ratably reduced as applicable.
“Quarterly Gain Sharing Statement” means a statement showing the Program Year-to-date calculation of the Program P&L and the Gain Sharing Payment through the end of the applicable Program Quarter, as calculated on a pro forma basis in accordance with Exhibit D.
“Retailer(s)” means, jointly and severally, each of the entities set forth on Schedule 8.03(h), and their respective successors and permitted assigns.
“Retailer Change of Control” means any of the following events: (i) any person or group of persons deemed to be a single person within the meaning of Section 13 of the Securities

Exchange Act of 1934 (other than Donald and Doris Fisher, their issue and trusts and partnerships created for their benefit and the benefit of their issue where Donald or Doris Fisher or one or more of their issue are the trustees of such trusts and control any such partnerships) shall acquire beneficial ownership of fifty percent (50%) or more of the combined voting power of the then outstanding voting securities of The Gap, Inc.; (ii) individuals who, as of the date hereof, constitute the Board of Directors of The Gap, Inc. (the “Incumbent Board”) shall cease to constitute at least a majority of such Board, provided that any individual becoming a director subsequent to the date hereof whose election or nomination for election by The Gap, Inc. was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board; (iii) the stockholders of The Gap, Inc. shall approve a reorganization, merger or consolidation (each a “Reorganization”), in each case through which all or substantially all the persons who were the respective beneficial owners of the voting securities of The Gap, Inc. immediately prior to such Reorganization do not beneficially own, following such Reorganization, directly or indirectly, more than fifty percent (50%) of the combined voting power of the then outstanding voting securities, as a result of such Reorganization; (iv) any Retailer (other than The Gap, Inc.) shall cease to be a direct or indirect wholly-owned subsidiary of The Gap, Inc. unless such Retailer is dissolved or merged into another direct or indirect wholly-owned subsidiary of The Gap, Inc.; or (v) all or substantially all of the assets or property of any Retailer shall be sold or otherwise disposed of in one transaction or in a series of related transactions to an entity which is not either The Gap, Inc. or a direct or indirect wholly-owned subsidiary of The Gap, Inc.
“Retailer Locations” means (i) all Stores located in the United States or Puerto Rico; (ii) all Approved Alternate Sites; (iii) all Internet Sites; and (iv) all Catalogs.
“Retailers Gain Sharing Percentage” shall mean, for any Program Year, [***].
“Service Level Failure” means Bank’s failure to meet an individual performance standard set forth in Schedule 9.02(h)(ii) in any given calendar month.
“Solvent” means, as to any person, (a) that the present fair salable value of such person’s assets is in excess of the total amount of its liabilities, (b) that such person is presently generally able to pay its debts as they become due, and (c) that such person does not have unreasonably small capital to carry on such person’s business as theretofore operated and/or the business in which such person is about to engage. The phrase “present fair salable value” of a person’s assets is intended to mean that value which could be obtained if the assets were sold within a reasonable time in arm’s-length transactions in an existing and not theoretical market.
“Stores” means all standard, non-temporary Gap-branded retail and outlet stores.
“Strategic Operating Council” shall have the meaning given to such term in Section 3.08(a) hereof.
“Tender Items” means those tender items: (i) sold at Retailer Locations but not included as Net Domestic Sales, including without limitation gift card purchases, taxes on Net Domestic Sales (other than applicable sales taxes on Net Domestic Sales) and non-merchandise sales, or (ii) sold at “Retailer Locations” (as such term is defined in the other Credit Card Program

Agreements) but not included as “Net Domestic Sales” (as such term is defined in the other Credit Card Program Agreements), including without limitation gift card purchases, taxes on “Net Domestic Sales” (other than applicable sales taxes on “Net Domestic Sales”) and non-merchandise sales.
“Termination Notice Date” means the first date on which either party hereto shall deliver a notice of non-extension under Section 11.01 or a notice of termination under Section 11.02 to the other party hereto.
“Termination Period” shall have the meaning given in Section 3.11(a).
“UCC” means the Uniform Commercial Code of Utah as in effect from time to time.
“Unit” means a device selected by Retailers, reasonably acceptable to Bank and capable of electronically transmitting Credit Card Applications to Bank.
Section 1.02    Miscellaneous. As used herein, (i) all references to the plural number shall include the singular number (and vice versa); (ii) all references to the masculine gender shall include the feminine gender (and vice versa); (iii) all references to “herein,” “hereof,” “hereunder,” “hereinbelow,” “hereinabove” or like words shall refer to this Agreement as a whole and not to any particular section, subsection or clause contained in this Agreement, unless any such section, subsection or clause is specifically listed in connection with such words; and (iv) all references to “including” shall mean “including, but not limited to”. References herein to any document including, without limitation, this Agreement shall be deemed a reference to such document as it now exists, and as from time to time hereafter the same may be amended. References herein to a “person” or “persons” shall be deemed to be references to an individual, corporation, limited liability company, partnership, trust, unincorporated association, joint venture, joint-stock company, or any other form of entity. All other undefined terms contained herein shall, unless the context indicates otherwise, have the meanings provided for by the UCC to the extent the same are used or defined therein.
ARTICLE II
ESTABLISHMENT AND PROMOTION OF PROGRAM

Section 2.01    Commencement of Program; Retailers to Honor Credit Cards.
(a)    Pursuant to the terms and conditions of this Agreement, Retailers and Bank hereby (i) continue to make credit available during the Operation Period (up to such credit limits as Bank may from time to time establish and modify) to qualified customers of Retailers for the financing of Private Label Retailer Purchases, Private Label Non-Retailer Purchases and Cross-Shopping Purchases in accordance with the terms of this Agreement (collectively, the “Private Label Program”), and (ii) continue to make credit available during the Operation Period to qualified consumers for the financing of Co-brand Retailer Purchases and Co-brand Non-Retailer Purchases in accordance with the terms of this Agreement (collectively, the “Co-brand Program”). On or about the date of this Agreement, Bank Parent shall have executed the Bank Parent Guaranty and The Gap, Inc. shall have executed the Gap Guaranty.

(b)    Retailers will promote the Program and permit customers to apply for Credit Cards in all Retailer Locations, and shall maintain the Credit Card Application process as an integrated part of the Units at the point of sale. Subject to Section 8.04(d) hereof, at all times after the Effective Date:
(i)    Retailers shall accept Credit Cards for Private Label Retailer Purchases and for Co-brand Retailer Purchases, subject to, and in accordance with, the Operating Procedures.
(ii)    Bank and Retailers shall allow the use of any Private Label Credit Card as a method of payment at (x) the “Retailer Locations” (as such term is defined in the other Credit Card Program Agreements) to facilitate cross-shopping by Cardholders and (y) those entities participating in the Program pursuant to Section 13.02.
(iii)    Retailers shall accept any “Credit Card” (as such term is defined in the other Credit Card Program Agreements) as a method of payment for Cross-Shopping Purchases at all Retailer Locations, subject to, and in accordance with, the Operating Procedures. The Indebtedness, Charge Slip, Credit Slip and all related Charge Transaction Data with respect to each such Cross-Shopping Purchase shall be subject to the provisions of this Agreement, as more particularly set forth herein.
(iv)    Retailers shall not allow amounts charged to an Account or a Cross-Shopping Account, as applicable, to exceed the amount of the cash selling price (including taxes and delivery charges but excluding any down payment or deposit or redeemed reward certificate) of the related Goods and/or Services.
(c)    During the Operation Period, and provided no Default or Event of Default shall have occurred and be continuing, with respect to each applicant under the Program who applies for credit at a Retailer Location located within the United States or Puerto Rico, who is a resident of the United States or Puerto Rico, and who qualifies for credit under the standards unilaterally established by Bank, subject to the provisions of Section 4.02, Bank will open an Account, issue to such applicant a Credit Card, activate such applicant’s Credit Card in accordance with the Operating Procedures and grant credit to such applicant for any Purchases. The terms and conditions upon which a Cardholder may use the Credit Card and upon which Bank may extend credit to a Cardholder shall be governed by the Credit Card Agreement between the Cardholder and Bank.
(d)    Retailers agree to participate in the Program and to actively support and promote the Program in order to encourage the establishment and use of Accounts. Retailers will honor any valid Credit Card issued by Bank as a method of payment for purchases at all Retailer Locations.
Section 2.02    Bank to Extend Credit.
(a)    During the Operation Period and subject to (i) the terms of this Agreement, (ii) the credit limits applicable to each Account and (iii) the terms and conditions in the Credit Card Agreements, Bank shall extend credit to Cardholders for personal, family or household purposes in amounts set forth as the total for any Private Label Retailer Purchases, Private Label

Non-Retailer Purchases, Co-brand Retailer Purchases and Cross-Shopping Purchases reflected in Charge Transaction Data received and accepted by Bank during the Operation Period.
(b)    Under no circumstances shall Bank be required to advance funds in respect of Charge Transaction Data submitted to it by any Retailer, if, after giving effect to such advance, the then-outstanding aggregate Indebtedness with respect to all Accounts would exceed the Credit Review Point then in effect. If on any date such aggregate Indebtedness with respect to all Accounts equals or exceeds [***] of the Credit Review Point then in effect, Bank shall promptly so advise Retailers and within one hundred and twenty (120) days of such date, Bank shall give Retailers written notice of its election of one of the following options:
(i)    Bank may, in its sole discretion, increase the Credit Review Point to an amount Bank deems acceptable, but in any event [***]. If Bank elects this option, then Bank’s written notice to Retailers shall include the amount of the increased Credit Review Point.
(ii)    Bank may elect not to increase the Credit Review Point to the amount required by Section 2.02(b)(i); in such event, Retailers, acting collectively, shall be entitled to terminate this Agreement in accordance with the provisions of Section 11.02(c).
Notwithstanding notice by Bank to Retailers that the aggregate Indebtedness with respect to all Accounts equals or exceeds [***] of the Credit Review Point then in effect, Bank shall continue to extend credit, in accordance with the terms hereof, up to the Credit Review Point (or, if Bank elects to increase the Credit Review Point, up to such increased Credit Review Point). If the aggregate Indebtedness with respect to all Accounts equals or exceeds the Credit Review Point then in effect, Bank shall promptly so advise Retailers. For the avoidance of doubt, all Indebtedness attributable to Co-brand Accounts (including Indebtedness relating to Co-brand Non-Retailer Purchases, as well as all cash and quasi-cash transactions on Accounts) shall be included in the calculations in respect of Indebtedness and the Credit Review Point under this Section 2.02.
(c)    Each Retailer hereby agrees that Bank may refuse to advance credit to a Cardholder if such advance would cause the then-outstanding aggregate Indebtedness with respect to all Accounts to exceed the Credit Review Point, and Bank may refuse to increase the Credit Review Point.
(d)    The parties acknowledge and agree that references to Indebtedness in this Section 2.02 shall include “Indebtedness” attributable to (and as defined in) each other Credit Card Program, it being their intention that the Credit Review Point shall relate to all the Credit Card Programs in the aggregate.
Section 2.03    Retailers’ Promotion of Program.
(a)    During the Operation Period, each Retailer agrees to actively promote the Program including, without limitation,
(i)    integrating private label and co-branded bankcard credit into Retailers’ company strategy, strategic marketing plans, operations and training programs;

(ii)    providing proper training to its employees in the use and marketing of the Program to its customers;
(iii)    establishing goals and objectives relative to the promotion of the Program and/or providing compensation in respect thereof for its employees who have a responsibility or opportunity to promote the Program (provided, that Bank shall have the right to review and approve any such employee incentive related to the Program solely with respect to compliance with Applicable Law);
(iv)    offering value to prospective Cardholders to promote the creation of Accounts and the use of Credit Cards; and
(v)    at Retailers’ discretion, providing various rewards, training and incentives to Bank employees active in the support of the Program, subject to Bank’s reasonable approval, to encourage their familiarity with Retailers’ operations, merchandise and culture.
(b)    Retailers shall include Program information and/or actual Credit Card Applications and Credit Card Agreements in their Catalogs, if any. In their reasonable discretion, Retailers shall include Program information and/or actual Credit Card Applications and Credit Card Agreements in their general and specialized advertising brochures. Retailers shall make Credit Card Applications and Credit Card Agreements conspicuously available at all Retailer Locations (other than Catalogs), provided, that Retailers shall not be required to make Credit Card Applications and Credit Card Agreements available at Approved Alternate Sites unless the Operating Procedures developed for such sites specifically require that such documents be made available. No Account Documentation shall be publicly distributed or publicly disseminated without the prior written consent of Bank. Retailers may not, without Bank’s prior written consent, use Bank’s name or logo type (or the name or logo type of any Affiliate of Bank) in any advertisement, press release or promotional materials. In the event Bank elects to offer credit-based promotions, such election is not intended to be and will not be construed to be an approval of any materials used by Retailers in advertising or soliciting participation in such promotions.
(c)    Retailers will use commercially reasonable efforts to ensure that all materials provided to customers are the correct and most recent materials provided by Bank.
Section 2.04    Rewards Program.
(a)    Retailers shall maintain a Cardholder rewards program relating to the Program and Credit Card acquisition and use at Retailer Locations, “Retailer Locations” (as such term is defined in the other Credit Card Program Agreements) and Non-Retailer Locations (the “Cardholder Rewards Program”). For the avoidance of doubt, the Cardholder Rewards Program shall include both the Private Label Program and the Co-brand Program and shall include any Cardholder participating in “Cardholder Rewards Program” established under the Prior Program Agreement.
(b)    Retailer shall cause the initial value proposition available to Cardholders under the Cardholder Rewards Program to be: (i) [***] of Private Label Retailer Purchases; (ii) [***] on Private Label Non-Retailer Purchases; (iii) [***] of Co-brand Retailer Purchases; (iv)

[***] of Co-Brand Non-Retailer Purchases at “Retailer Locations” (as such term is defined in the other Credit Card Program Agreements) and purchases of goods and/or services from any entity participating in the Program pursuant to Section 13.02 to the extent financed on a Co-brand Account; (v) [***] of Co-brand Non-Retailer Purchases at Non-Retailer Locations other than “Retailer Locations” (as such term is defined in the other Credit Card Program Agreements), and (vi) a discount to Cardholders on the date of enrollment of [***] enrollment discount. All other initial terms and conditions of the Cardholder Rewards Program shall be those in effect immediately prior to the Effective Date.
(c)    Following the Effective Date, the parties shall work together in good faith to develop a new value proposition for the Cardholder Rewards Program. In furtherance of the foregoing, the parties shall create and implement a testing protocol to assess the viability and Cardholder acceptance of different value propositions, as well as the costs and benefits of the proposed changes and the projected impact on Program economics, and each party shall reasonably consider the results of such testing. For clarity, prior to implementing any change to the value proposition for the Cardholder Rewards Program as set forth in 2.04(b) (or any modifications thereto as contemplated by this Section 2.04(c)), unless they otherwise agree, the parties shall first engage in the foregoing testing process. If at any time the parties are unable to agree upon a testing protocol or changes to the value proposition following the requisite testing, [***]. Following implementation of such changes, at the first meeting of the Strategic Operating Council after the six-month anniversary of such implementation, Bank shall present evidence to the Strategic Operating Council regarding the Program economics (including Account attrition and acquisition rates, Cardholder Rewards Program reward accrual and redemption rates, and the impact to the overall profitability of the Program) during such six-month period, compared to the Program economics during the corresponding six-month period for the immediately preceding calendar year, which the Strategic Operating Council shall review and evaluate in good faith. Each of Bank and Retailers shall cause their respective constituencies on the Strategic Operating Council to meet within sixty (60) days after the expiration of such six (6) month period to conduct such review and evaluation. If:
(i)    the Strategic Operating Council reasonably determines that such changes have had a material adverse effect on the Program economics, or
(ii)    Bank reasonably makes such a determination in the event the Strategic Operating Council deadlocks on the issue; and either
(A)    Retailers are unwilling to revise the Cardholder Rewards Program to reinstate the terms and conditions applicable to the Cardholder Rewards Program immediately prior to the implementation of the changes described in this Section 2.04(c) (the “Prior Rewards Terms”); or
(B)    the parties are otherwise unable to mutually agree on any additional changes to mitigate such material adverse effect on the Program economics, then Bank shall have the right [***]. If, for any reason, Bank elects not to exercise the termination right set forth in Section 11.02(l) notwithstanding a valid right to do so, the provisions of clause (i) of Section 10.03(f) shall cease to apply for the remainder of the

Operation Period; provided, that the parties shall discuss in good faith a revised approval rate under the circumstances. The parties acknowledge and agree that if Bank decides to [***].
(d)    During the course of the Operation Period, the Program P&L will include the cost of [***]. Retailers will bear such costs for any additional changes to the Cardholder Rewards Program after the first one.
(e)    In addition to any other amounts spent by Retailers under Section 2.03 to promote or support the Program, Retailers shall expend such commercially reasonable amounts as are deemed necessary or appropriate by Retailers to support the Cardholder Rewards Program and to promote it to Cardholders and customers. Any of such costs relating to marketing the Cardholder Rewards Program shall be subject [***].
(f)    Retailers shall: (i) comply with the terms and conditions of the Cardholder Rewards Program as provided to Cardholders; (ii) be responsible for all aspects of the Cardholder Rewards Program not specifically allocated to Bank in Section 2.04(g) below, including the [***], and communicate the fact of such responsibility to Cardholders; (iii) at the option of Retailers, in their sole discretion, elect to permit the combination of benefits accrued under the Cardholder Rewards Program with benefits accrued under rewards programs offered under the other Credit Card Programs; (iv) notwithstanding the termination of the Operation Period, honor all rewards certificates issued under the Cardholder Rewards Program to Cardholders, subject to the terms and conditions of such certificates (including any general limitations on the use of such certificates for the purchase of certain Goods and/or Services); (v) notify Cardholders reasonably in advance of Retailers’ intention, as of or after the termination of the Operation Period, to (x) suspend the accrual of benefits under the Cardholder Rewards Program, and (y) terminate the utility of accrued benefits that have not been exchanged for a rewards certificate; and (vi) otherwise operate such program in compliance with Applicable Law (including, in the case of breakage, applicable escheatment or other unclaimed property laws and all applicable Network Rules).
(g)    Bank shall manage and administer the Cardholders Rewards Program, which shall include those cardholders identified periodically by Retailers as being participants in the Best Customer Program, and provide reward points tracking and servicing functionality tied to the Accounts to support the Cardholder Rewards Program. Bank shall implement the Cardholder Rewards Program changes as outlined in Schedule 2.04(g)-1 within the timeframes specified in Schedule 2.04(g)-1. Bank shall provide to Retailers not later than the monthly meeting of the Program Execution Committee, a rewards summary in the form set forth in Schedule 2.04(g)-2. Bank shall also, at its own cost and expense, provide Retailers with the ability to include printable redemption certificates as part of the second page of a Cardholder’s monthly billing statement; provided, that Retailers shall, at their own cost and expense, have the option of including redemption certificates as inserts in the Cardholder’s monthly billing statement. If Retailers choose to implement their own Cardholder Rewards platform, then the parties will discuss in good faith a process to transition the Cardholder Rewards Program administration and management to Retailers, and the removal of costs associated with administering and managing the Cardholder Rewards Program from the Program P&L.
Section 2.05    Bank’s Contribution to Funding Expenses.

(a)    On the first Business Day after the first full calendar month after the Effective Date and continuing on the first Business Day of each month thereafter until the end of the Operation Period, provided there exists no Default or Event of Default on any such date, Bank shall credit to a record maintained on the books of Bank an amount equal to [***]. Such record is referred to herein as the “Marketing Fund”. Except for the right to require Bank to make payments from such account to the extent agreed to in accordance with Section 2.05(b) hereof, Retailers have no right, title or interest in or to the Marketing Fund or in and to any amounts which have been credited thereto. As used in this Section, “Affiliate Net Credit Card Sales” means, with respect to any Affiliate of The Gap, Inc. participating in the Program pursuant to Section 13.02 and for any period, the aggregate amount of all purchases from such Affiliate financed on Private Label Accounts or Co-brand Accounts during such period (as reflected in the charge transaction data received by Bank in accordance with Section 13.02) less the aggregate amount of all credits resulting from the return to such Affiliate of (or other adjustments in connection with) products or services financed on Accounts during such period (as reflected in such charge transaction data).
(b)    [***]. Specific marketing promotions and the related expenses within such categories will be mutually-agreed upon by Bank and Retailers. Bank and Retailers shall not unreasonably withhold consent for marketing promotion proposals made under this Section; provided, that Retailers acknowledge and agree that they may not request reimbursement from the Marketing Fund for [***]. In addition, the parties shall allocate a mutually-agreed amount from the Marketing Fund for use in testing marketing initiatives. If the amount of Retailers’ invoices for mutually-agreed marketing promotions exceeds the amount of available funds in the Marketing Fund, Bank will provide partial reimbursement of such invoices up to the amount of available funds in the Marketing Fund. [***]. Solely in the instance of an Event of Default, as of the Termination Notice Date the determination as to whether (and on what) to spend [***].
Section 2.06    Change in Network.
(a)    The Network as of the Effective Date for all Co-brand Credit Cards shall be Visa USA, Inc. If at any time during the Operation Period Retailers give or receive notice of termination of their Promotional Agreement with Visa USA, Inc. relating to the Co-brand Program (the “Gap Visa Agreement”), or such Gap Visa Agreement otherwise terminates for any reason, then Retailers shall promptly notify Bank of such termination or notice of termination. [***].
(b)    If Retailers deliver notice as described in Section 2.06(a) in connection with the Gap Visa Agreement, then Retailers, acting collectively, shall select a replacement Network. In such case, the Retailers shall have the right to manage the Retailers’ relationship with the Network with respect to the Program, including by negotiating [***] provided by the Network; provided that, the Retailers shall not make any [***] in participating in the Network, including with respect to any [***], and in any event no such agreement shall purport to bind the Bank in any way. [***]. Without limiting the foregoing, in connection with any agreement or arrangement between Retailers and the Network selected by Retailers pursuant to this 2.06 (whether the initial Network or a replacement therefor), unless the Bank has separately entered into an agreement with such Network that provides [***].

(c)    If Retailers exercise their right to change the Network, Retailers and Bank shall establish a mutually agreeable timeline for transitioning the Accounts, which timeline shall allow for a period of no more than [***] from the date Bank and Retailers agree on a conversion plan to complete the transition; provided, that if the conversion date falls within the Blackout Period, then the conversion would be completed [***]. Retailers shall use commercially reasonable efforts to negotiate [***]. Notwithstanding anything to the contrary in this Section 2.06, if the replacement Network is [***], then the parties shall discuss in good faith revised documentation for the Program that provides the parties with a [***]. If Bank is unwilling to enter into such revised Program documentation within one hundred and twenty (120) days after having received the notice described in Section 2.06(a), then either Retailers or Bank [***].
(d)    The parties also acknowledge and agree that during any conversion to a replacement Network, Bank’s responsibilities under those performance measurements labeled “A”, “B”, “H”, “I”, and “L” on Schedule 9.02(h)(ii) (and Retailers’ corresponding remedies with respect thereto) shall be waived for a period of ninety (90) days after the initiation of the conversion (as reasonably determined by the parties); provided, that Bank shall nonetheless use its commercially reasonable efforts to meet such requirements during such period.
Section 2.07    Mobile Wallet and Alternative Networks.
(a)    Subject to the provisions of Section 8.05, Retailers shall have the right to offer, sponsor, promote or endorse any Mobile Wallet (including MCX); provided, that (A) [***] of any consumer open end credit product hosted in such Mobile Wallet in a manner that is [***], and (B) Retailers [***] of Retailers (through [***] provided by Retailers) [***] any consumer open end credit product hosted in such Mobile Wallet [***] that is [***] pursuant to [***]; provided, further, Retailers shall not be [***] any Mobile Wallet solely because such Mobile Wallet includes [***] that allows a member [***] or [***] by such Mobile Wallet; provided, that such Mobile Wallet is not co-branded with any mark owned, licensed or controlled by any Retailer and Retailers do not sponsor, promote or endorse such Mobile Wallet application feature or functionality. To the extent any Retailer elects to offer, sponsor, promote or endorse a Mobile Wallet, at Retailer’s written request, Bank shall use commercially reasonable efforts to include all Accounts in such Mobile Wallet and access any associated alternative network (“Mobile Wallet Integration”); provided, that (i) the data security, system authorization, technological and operational aspects of such Mobile Wallet and alternative network comply with Applicable Law, (ii) Mobile Wallet operators agree to permit the participation of Bank and the Accounts in such Mobile Wallet (collectively, the “Mobile Wallet Agreements”) on commercially reasonable terms, (iii) the parties agree to a mutually acceptable allocation of the economic impact thereof between Retailers and Bank (including providing for the cost of ongoing operation and maintenance of the Accounts in such Mobile Wallet as Program expenses) [***] and (iv) Retailers commit to develop and implement the corresponding point-of-sale systems enhancements; and (v) Retailers will negotiate in good faith with the Mobile Wallet operator for Accounts to be included in such Mobile Wallet. The parties shall cooperate in good faith to adopt a reasonable timeframe for completion of the Mobile Wallet Integration, based on Retailers’ recommendations and an assessment of the work necessary to complete such Mobile Wallet Integration, within 30 days of Bank’s receipt of Retailers’ notice to implement the Mobile Wallet Integration.

(b)    Notwithstanding anything in this Section 2.07, Bank shall not be required (i) to allow Private Label Accounts to be used to make purchases from persons other than Retailers and Retailers’ Affiliates or to obtain cash advances; (ii) to make any Mobile Wallet the exclusive means for authorizing or settling transactions on the Co-brand Accounts; (iii) to maintain any Accounts in any Mobile Wallet if the Mobile Wallet operators materially violate the Mobile Wallet Agreements and fail to cure such violation in accordance with such Mobile Wallet Agreements; or (iv) to participate in any Mobile Wallet (or related network) to the extent that such participation causes Bank to breach any Applicable Law, or any requirement of the Network. Bank will negotiate in good faith with any such Network for the Accounts to be included in the applicable Mobile Wallet.
(c)    Subject to the provisions of Section 8.05, nothing in this Agreement shall limit or restrict the ability of any Retailer to [***], upon Retailers’ reasonable advance written notice to Bank, the parties agree to test the operational and economic performance and consumer adoption of any such Alternative Network pursuant to a mutually agreed timeframe and to reasonably consider the results of any such test.
ARTICLE III
ADMINISTRATION OF PROGRAM
Section 3.01    Preparation of Documents; Other Expenses.
(a)    Bank shall provide Retailers with the form and content of Credit Card Applications, Credit Card Agreements, Credit Cards and credit card mailers (collectively, the “Program Documents”) for the Private Label Program and the Co-brand Program, it being acknowledged and agreed that the Program Documents for the Private Label Program and the Co-Brand Program shall, as of the Effective Date, not be altered relative to the Program Documents that were in use immediately preceding the Effective Date. Bank, after conferring in good faith with Retailers, shall establish the nature and quantities of any such documents, and Bank will not unreasonably withhold its consent to changes requested by Retailers with respect to such documents. All Program Documents and all other documents, advertisements or promotional materials which are distributed to or displayed in the presence of any Cardholder or customer of a Retailer and which are used by Retailers in connection with the Program shall clearly disclose that Bank is the creditor on the Accounts and is extending credit directly to Cardholders.
(b)    Bank shall be responsible for: (i) the costs of [***].
(c)    Retailers shall be solely responsible for the costs and expenses [***].
(d)    Bank and Retailer shall reasonably cooperate to maintain the paperless Credit Card Application processing system across all Retailer Locations.
(e)    Subject to the reimbursement provisions of this Agreement, each of the parties hereto shall be liable for the payment of all sums due third parties retained by such party in the performance of its obligations hereunder.

Section 3.02    Account Administration; Credit Criteria. Bank, in its sole discretion, shall determine and administer the Program Credit Policy, and may modify the Program Credit Policy from time to time. Notwithstanding anything to the contrary contained herein, Bank shall not administer the Program Credit Policy in a manner that discriminates against Retailers and shall maintain the Program Credit Policy consistent with its credit policies for its other similarly situated programs, in each case subject to the performance attributes of Cardholders and applicants and the performance of the Program. Bank will provide written notice to Retailers prior to making any changes to the Program Credit Policy which, in Bank’s reasonable opinion, could reasonably be expected to have a material effect on the Program unless there are exigent circumstances where Bank is required to act quickly (e.g. relating to fraud), in which case Bank will notify Retailers of such changes as soon as is practical.
Section 3.03    Ownership of Accounts, Etc. Unless and until Retailers shall purchase the Accounts pursuant to Section 11.03 hereof (at which point Bank shall make available to Retailers at no cost, the Account Documentation described in this Section which is then in the Bank’s possession, provided that Bank may retain copies of such Account Documentation and shall have reasonable access to the originals after the purchase), Bank shall be the sole and exclusive owner of all Accounts and Account Documentation. Bank shall be entitled to receive all payments made by Cardholders on Accounts and Retailers acknowledge and agree that they have no right, title or interest in any of the foregoing and no right to any payments made by Cardholders on Accounts or any proceeds in respect of the Accounts.
Section 3.04    Ownership and Use of Customer List and Cardholder List.
(a)    Information Shared by Bank Pursuant to Private Label Exception.
(i)    Subject to any limitations imposed from time to time by Applicable Law, Bank shall transmit to Retailers, pursuant to Section 502(e)(1)(B) of the GLBA (15 U.S.C. § 6802(e)(1)(B)), the information identified in Schedule 9.02(h)(iii) with respect to both new and existing Cardholders in a batch format on a weekly basis (“GLBA Protected Data”). Bank shall identify Program Consumer Information provided under this 3.04(a) as GLBA Protected Data to Retailers prior to or upon transmission.
(ii)    Retailers shall identify all GLBA Protected Data received pursuant to Section 3.04(a)(i), so as to distinguish it from all other data collected and stored by Retailers. Retailers shall not combine or use GLBA Protected Data with any other data collected or stored by Retailers, except as permitted by Section 3.04(c).
(iii)    Retailers shall use GLBA Protected Data solely for maintaining or servicing the Accounts, including by marketing Account promotions or rewards to Cardholders in connection with the Program or to otherwise encourage Cardholders to use their Accounts.
(b)    Information Shared by Bank Pursuant to Consumer Election.
(i)    Bank shall comply with the privacy requirements and limitations of the GLBA, including providing Cardholders with any required notice and opportunity to limit Bank’s sharing of information with nonaffiliated third parties.

(ii)    Notwithstanding anything to the contrary in this Section 3.04(b), Bank shall transmit to Retailers Program Consumer Information consisting of the information contained in Schedule 9.02(h)(iii), in a batch format and on a weekly basis (except as otherwise set forth in such Schedule), relating to Cardholders who do not elect to opt out of the sharing with nonaffiliated third parties under the GLBA (“Non-GLBA Protected Data”). Bank shall identify Program Consumer Information provided to Retailers under this Section 3.04(b) as Non-GLBA Protected Data prior to or upon transmission. If so requested by Retailers, Bank agrees to discuss in good faith the possibility of deploying a Cardholder opt-in process in those states where Applicable Law so requires.
(iii)    Retailers shall identify Non-GLBA Protected Data so as to distinguish it from GLBA Protected Data.
(c)    Information Shared by Bank for Servicing.
(i)    As set forth in the immediately succeeding sentence, Bank shall provide appropriate information pursuant to Section 502(e)(1)(C) of the GLBA (15 U.S.C. § 6802(e)(1)(C)), permitting Retailers to access such Program Consumer Information as reasonably necessary for Retailers to display Account information through internet, mobile, tablet, in-store or other channels in order to use such servicing data to assist Cardholders (“Servicing Data”). The specific content of such information shall be mutually determined and shall be provided through a mutually agreeable medium. Retailers shall not retain any Servicing Data after use, and shall dispose of such Servicing Data in a manner consistent with Section 3.04(k) below.
(ii)    Bank shall reasonably consider requests by Retailers regarding modifications to Bank’s systems or procedures to provide the Servicing Data, subject to mutually agreeable timing and allocations of cost with respect thereto.
(iii)    Retailers shall use or disclose Servicing Data solely for Cardholder servicing activities, including those at the point of sale, as shall be agreed to by Bank and Retailers from time to time.
(d)    [***].
(e)    Information Collected by Retailers.
(i)    The parties shall provide consumers with application materials under which the consumer provides information to both Retailers and Bank; provided, however, that (A) Bank may modify such application materials with the written approval of Retailers, which approval shall not be unreasonably withheld (except that Bank may modify any such materials without Retailers’ consent, but with reasonable prior notice to Retailers, for the purpose of making the materials comply with Applicable Law); (B) such collection and use of information by Retailers shall not be permitted to the extent that it results in any party violating Applicable Law.
(ii)    The parties agree that (A) Retailers may not use, disclose [***] or retain any income or financial information collected by Retailers from consumers in connection with the Credit Card Application process, except to the extent that any such information is collected by Retailers pursuant to a common customer relationship form that is distinguishable, such as through disclosures or a physically separate form, from the Credit Card Application, and (B) Bank shall not be required by this Section 3.04(e) to transfer any such information to Retailers. For the avoidance of doubt, nothing in this Section 3.04(e) shall limit Bank’s obligations to transfer information to Retailers pursuant to any other provision of this Agreement.
(iii)    Bank acknowledges that Retailers may desire to modify its POS or other systems to better accommodate the ability to collect information from consumers in connection with the Credit Card Application process as contemplated by this Section 3.04(e), and Bank shall reasonably consider requests from Retailers with respect to implementing changes to Bank’s systems that are required as a result of such changes to Retailers’ systems, subject to mutually agreeable timing and allocations of cost with respect thereto.
(iv)    Notwithstanding anything in this Agreement, information collected and retained by Retailers as provided in this Section 3.04(e) shall be Retailer Independent Information (although Bank shall also own such information to the extent that Bank receives it in connection with a Credit Card Application) and may use it to the extent Bank may use Program Consumer Information. To the extent that Retailers’ existing Retailer Independent Information is the same as the Cardholder information that Bank shares with Retailers under Section 3.04(a), so long as Retailers can show that Retailers obtained the same data from a source other than directly from Bank or the Program, then the parties agree that Bank’s sharing of such Cardholder information with Retailers will not alter in any way the characterization of any such existing Retailer Independent Information.
(v)    The parties agree that (A) nothing in this Agreement shall prevent Retailers from collecting consumer information outside of the Program as part of a common customer relationship form used to initiate a consumer’s application for a product or service offered by Retailers or one of Retailers’ partners or affiliates and (B) any such information collected shall be deemed Retailer Independent Information. In the event Retailers decide to offer a common customer relationship form, Bank shall use commercially reasonable efforts to support Retailers’ efforts to convert the current Credit Card Application form to a Retailer customer relationship form, subject to mutually agreeable timing and allocations of cost with respect thereto.
(f)    Limitations on Sharing and Use of Information. Notwithstanding anything in this Agreement:
(i)    Bank shall not be required to transmit the name or other identifying characteristic of a merchant to Retailers for each transaction, but shall provide Retailers with reasonable information about the category of merchants to which such merchant belongs (i.e., the Network merchant category code and descriptor); provided, however, [***], Bank agrees to notify Retailers promptly if the Network imposes any limitation on such information sharing.

(ii)    Retailers shall not use or knowingly permit the use of any Program Consumer Information obtained from Bank, in whole or in part, for the purpose of determining a consumer’s eligibility for consumer credit, employment, or any other purpose specified in Section 604 of the Fair Credit Reporting Act.
(g)    Ownership and Use of Retailer Independent Information and Program Consumer Information. The parties recognize that the Cardholders are customers of both parties and, thus, that each party has certain ownership and use rights in the information relating to Cardholders. The parties acknowledge that the same or similar information may be included in Retailer Independent Information (as defined below) and Program Consumer Information (as defined below) and, to the extent that information is both Retailer Independent Information and Program Consumer Information (A) Retailers shall retain its ownership and use rights in such Retailer Independent Information, and (B) Bank shall retain its ownership and use rights in such Program Consumer Information, subject to the limitations set forth in this Agreement.
(h)    Retailer Independent Information.
(i)    Nothing in this Section 3.04 is intended to grant Bank ownership rights in any Customer List, and Retailers, to the extent permitted by Applicable Law, may use, sell, license, sublicense, lease, sublease or otherwise disclose the contents of any Customer List as they may elect in their sole discretion; provided, however, that to the extent that such Customer List includes any information received from Bank, such list may only be used in compliance with all Applicable Laws and as permitted by this Agreement. For clarity, Retailers shall not include in any Customer List any GLBA Protected Data received pursuant to Section 3.04(a)(i).
(ii)    All information about a Retailer customer provided by Retailers to Bank for purposes of marketing the Private Label Program and/or the Co-brand Program shall be referred to as “Retailer Marketing Information.” The parties agree that for purposes of the California “Shine the Light” law (Cal. Civ. Code § 1798.83, as in effect from time to time) and other Applicable Law, Retailers and Bank shall be deemed to be jointly sponsoring the Private Label Program and the Co-brand Program to Retailers’ customers. Subject to mutually agreeable timing and allocations of cost with respect thereto, within a reasonable time period after request by Retailers, the Credit Card Agreement shall include a mutually agreed upon statement that Retailers disclose Retailer Marketing Information to Bank, and Bank receives Retailer Marketing Information from Retailers, in connection with promoting the Credit Card.
(iii)    Retailers may collect transaction documentation and information (other than Account numbers) pertaining to Credit Card transactions occurring at Retailer Locations to the extent permitted by Applicable Law, and by the Network Rules (in the case of Co-brand Credit Cards).
(iv)    For purposes of this Agreement “Retailer Independent Information” means Retailer Marketing Information that Retailers obtain independently from consumers and other information on Retailers’ customers that Retailers obtain independently of the Program. The parties agree and acknowledge that (i) Retailers shall own Retailer Independent Information and (ii) Retailers shall be entitled to use and disclose any Account transaction information generated at a Retailer Location that Retailers collect at the point of sale and retain in Retailers’ systems in the same manner permitted by this Agreement as if such information was Retailer Independent Information.
(v)    Bank shall keep all Retailer Independent Information confidential, and Bank may not use or disclose Retailer Independent Information for any purpose other than (A) to perform its obligations or enforce its rights with respect to the Program; (B) as expressly permitted by this Agreement; (C) pursuant to a subpoena, summons or other order requesting information that is issued through any governmental authority; (D) by Bank to a bank regulatory agency; (E) to a third party transferee that complies with the requirements of Section 14.17 (Third Parties), or (F) as otherwise required by Applicable Law.
(i)    Program Consumer Information.
(i)    [***]. Prior to the date on which Retailers buy the Accounts or the Final Liquidation Date, Retailers shall limit their use of the Cardholder List to: (i) promotion of non-financial products and services sold by Retailers in a manner that honors the information sharing opt out selections of Cardholders as reflected in the coding provided to Retailers by Bank, and (ii) promotion and administration of the Program. At no time during the Operation Period shall Bank sell, license, sublicense, lease, sublease or disclose the Cardholder List or the Customer List to any person other than to Retailers, to a permitted assignee hereunder, or to a third-party engaged pursuant to Section 14.17 hereof to perform services in connection with the Program. Except as otherwise provided in Section 11.03(g), or at such time as Retailers have acquired the Accounts pursuant to Section 11.03, Retailers shall not sell, license, sublicense, lease, sublease, or disclose the Cardholder List to any person other than to a third-party engaged pursuant to Section 14.17 hereof to perform services in connection with the Program without Bank’s prior written consent (which consent may not be unreasonably withheld by Bank).
(ii)    Bank is the owner of all information that is provided to Bank by Credit Card applicants or Cardholders, or by third parties in connection with processing a Credit Card Application or servicing an Account, including any transaction information obtained by Bank in processing transactions with Credit Cards or on Accounts. Bank is also the owner of all information it receives in its capacity as the issuer and/or processor of Credit Cards used at Retailer Locations. The information described in this Section 3.04(ii), and the information derived therefrom, is referred to as “Program Consumer Information”.
(iii)    Neither party nor its Affiliates shall sell Program Consumer Information, except that Bank may sell Program Consumer Information in the ordinary course in connection with the sale of written-off Accounts or as part of a sale of the Accounts to Retailers or Retailers’ designee or in connection with the exercise of Bank’s rights under Section 11.06 (Liquidation of Accounts) and except as provided in Section 14.10 (Securitization/Participation).
(iv)    Neither party nor its Affiliates, shall use or disclose Program Consumer Information for any purpose other than (A) as permitted by this Section 3.04(i), (B) to perform its obligations or enforce its rights with respect to the Program; (C) as expressly permitted by this Agreement; (D) pursuant to a subpoena, summons or other order requesting information that is issued through any governmental authority; (E) by Bank to a bank regulatory agency; or (F) as otherwise required by Applicable Law; provided, however, that so long as Retailers comply with its obligations under Section 3.04(j) and Section 8.05 (Additional Negative Covenant of Retailers), Retailer may use Program Consumer Information to the extent permitted by Applicable Law, the Program Privacy Policy and Retailer’s privacy policy.
(v)    Bank, or Bank through its authorized agents and independent contractors (including third party service providers), shall be entitled to (A) use Program Consumer Information for internal business and risk modeling and other non-marketing purposes; provided, however, that to the extent such modeling entails Bank [***]; provided, further, that Bank shall not provide to a participant in another Bank program copies of any analysis that separately identifies Retailers’ data and associates such data with Retailers, and (B) rent, disclose or use Program Consumer Information as otherwise permitted under this Agreement.
(vi)    Except as provided in Section 3.04(j) and Section 3.04(e)(ii), Retailers, or Retailers through its authorized agents and independent contractors (including third party service providers), shall be entitled to use and disclose Program Consumer Information: (A) to market Goods and/or Services; (B) in connection with the Retailers or Retailers’ designee’s purchase of Accounts (if any) to the extent otherwise permitted under this Agreement and (C) in connection with Retailers’ participation in the Program and the exercise of Retailers’ rights under this Agreement, including its right to [***].
(vii)    The parties’ intent is to share Program Consumer Information to the full extent permitted by Applicable Law. Upon Retailers’ request, if Applicable Law restricts the ability of Retailers to directly disclose to a third party Program Consumer Information received from Bank pursuant to this Section 3.04, but Applicable Law permits Bank to disclose such Program Consumer Information to such third party, Bank agrees to work in good faith with Retailers to develop a means by which Bank can provide Retailers with the benefit of Program Consumer Information (e.g., pro-privacy marketing); provided, however, that (A) such use and disclosure complies with the limitations of this Agreement, and all requirements imposed by Applicable Law and the Program Privacy Policy, (B) Retailers take full responsibility for, and pay all costs and expenses of, Bank’s activity in providing such benefits, and (C) Bank has no reasonable objection to participating with the applicable third party. Nothing in this Agreement is intended to restrict a purchaser of the Accounts pursuant to Section 11.03 (or Retailers) from collecting information about individuals (including Cardholders) after acquiring the purchased assets in connection with a new credit card program operated by such purchaser, or the use or disclosure of such information or any information acquired as part of the purchased assets to the extent consistent with Applicable Law. The “Program Privacy Policy” means the privacy policy that governs the Program as of the Effective Date, which will be administered by Bank. The Program Privacy Policy may be amended from time to time by Bank after consultation with and the approval of Retailers, which approval will not be unreasonably withheld; provided that Bank may amend the Program Privacy Policy at any time without the prior approval of, but with reasonable prior notice to, Retailers to the extent required by Applicable law.
(viii)    Notwithstanding anything to the contrary in the Agreement, neither Bank nor any Retailer shall have any obligation to provide the other with any information or data purchased by such party from a third party to help analyze consumer characteristics.

(j)    Additional Limitations. Except as otherwise provided in this Agreement, the following terms and conditions shall apply:
(i)    Retailers shall not use or disclose, and shall prevent its Affiliates and agents from using or disclosing, at any time before the later of (x) the date the Accounts are purchased pursuant to Section 11.03 (if Retailers exercise such right), or (y) the Final Liquidation Date, any Program Consumer Information with respect to an Account, other than Account transaction information that is obtained by Retailers from Retailer Locations and retained by Retailers:
(A)    for marketing purposes if the marketing refers to the Cardholder relationship, the Program or any Accounts or Credit Cards (other than to promote usage of the Program, Accounts or Credit Cards in connection with the sale of goods or services being marketed), and encourages or suggests that any Accounts or Credit Cards be replaced, terminated or not used or that any outstanding balances of any Accounts be repaid or transferred, or encourages the use of another consumer open end credit product; or
(B)    for the purpose of, or in any way related to, Retailers (or any other person) marketing, advertising, soliciting or otherwise assisting the origination of, or encouraging consumers to obtain, any consumer open end credit product.
(ii)    Subject to Section 3.04(j)(iii), nothing in Section 3.04(j)(i) shall prohibit Retailers from utilizing Retailer Independent Information (that may also constitute Program Consumer Information) that:
(A)    is contained in a general database maintained by Retailers and used solely for modeling purposes or marketing Goods and/or Services other than consumer open end credit;
(B)    if Retailers exercise the purchase option set forth in Section 11.03, (1) is used at any time prior to the consummation of such purchase solely for the purpose of preparing for the launch of a new consumer open end credit card program, without any contact or communication with Cardholders until after the consummation of such purchase and (2) is not used by Retailers at any time prior to the consummation of such purchase to pre-screen or in any way solicit any Cardholder with respect to any credit product; or
(C)    is name and address information maintained by Retailers in a general database as long as the user of such information is unable to determine any information related to the individual’s participation in the Program, including such individual’s status as a Cardholder, and the use does not refer to the Cardholder relationship, the Program or any Accounts or Credit Cards.
For the avoidance of doubt, nothing herein shall prevent Retailers after the termination of the Operation Period from using the swipe or use of a Credit Card at a Retailer Location to access name and address and Retailer Independent Information within a general database and making a credit offer based on such Retailer Independent Information provided Retailers apply the same process to all credit cards swiped and/or used at a Retailer Location and Cardholders are not evaluated or treated differently than holders of other credit cards accepted by Retailers in any way.
(iii)    For avoidance of doubt, nothing in this Section 3.04, including any right of Retailers to use or disclose information, shall permit or authorize any act or omission by Retailers that is prohibited by Section 8.05 (Additional Negative Covenant of Retailers), Section 11.05(a) (Rights upon Termination or Expiration of Operation Period) or Section 11.06 (Liquidation of Accounts).
(k)    Data Security.
(i)    Each party shall implement appropriate administrative, technical, and physical safeguards to protect the security, confidentiality, and integrity of all customer and/or Cardholder information contemplated by this Section 3.04 in accordance with all Applicable Laws. In addition, each Retailer and Bank, respectively, will, as appropriate, use reasonable measures designed to properly dispose of all records containing personally identifiable information relating to Cardholders, whether in paper, electronic, or other form, including adhering to policies and procedures that require the destruction or erasure of electronic media containing such personally identifiable information so that the information cannot practicably be read or reconstructed.
(ii)    Each Retailer and Bank shall notify the other party immediately following discovery or notification of any actual or threatened breach of security of the systems maintained by such Retailer and Bank, respectively. The party that suffers the breach of security (the “Affected Party”) agrees to take action immediately, at its own expense, to investigate the actual or threatened breach, to identify and mitigate the effects of any such breach and to implement reasonable and appropriate measures in response to such breach. The Affected Party also will provide the other party with all available information regarding such breach to assist that other party in implementing its information security response program and, if applicable, in notifying affected Cardholders. For the purposes of this clause (iii), the term “breach of security” or “breach” means the unauthorized access to or acquisition of any record containing personally identifiable information relating to a Cardholder, whether in paper, electronic, or other form, in a manner that renders misuse of the information reasonably possible or that otherwise compromises the security, confidentiality, or integrity of the information.
Section 3.05    In-Store Payments.
(a)    Subject to Section 3.05(b), Retailers’ standard policy shall be that Retailers will not accept any In-Store Payments. Retailers shall make available to Cardholders at all Retailer Locations the address to be used for making payments on Accounts directly to Bank provided, that Retailers need not make such address available at Approved Alternate Sites if the Operating Procedures developed for such sites so provide. However, in the event that a Retailer accepts any In-Store Payment (prior to an agreement to allow acceptance of In-Store Payments contemplated in Section 3.05(b)), such Retailer agrees that it shall receive and hold such payment in trust and as agent for the Cardholder and shall promptly (but not later than one (1) Business Day after receipt thereof) deliver same to Bank in the form received together with such endorsements or other documents of assignment as may be necessary to permit Bank to receive the benefit thereof to the same extent as if payment had been made directly to Bank.
(b)    Following a written request from Retailers, and only in accordance with procedures and systems interfaces approved by Bank, Retailers may, on Bank’s behalf, accept payments on Accounts by Cardholders or any person acting on behalf of a Cardholder at Stores. Upon such request Bank and Retailers will use commercially reasonable efforts to establish and/or modify the necessary systems interfaces, terms and procedures, in order to permit Retailers to accept In-Store Payments. If Bank in its good faith judgment believes that Retailers’ continued acceptance of In-Store Payments is detrimental to Bank’s interest, Bank may discontinue its authorization for Retailers to accept In-Store Payments upon thirty (30) days written notice to Retailers, whereupon Retailers will cease accepting In-Store Payments. Retailers agree not to promote or advertise the availability of In-Store Payments to Cardholders, and will only accept an In-Store Payment if a Cardholder initiates a request at a Store.
Section 3.06    Inserts; Statement Messages.
(a)    Retailers, acting collectively, may elect to provide to Bank (at the address so stated by Bank and using Bank’s insert requirements as outlined in the specifications provided to Retailers from time to time) up to [***] inserts per billing statement generated by Bank in respect of each Private Label Account and up to [***] inserts per billing statement generated by Bank in respect of each Co-brand Account (all such Retailer-provided inserts, “Retailer Inserts”). Retailers are solely responsible for the costs of producing such Retailer Inserts, subject to payment or reimbursement from the Marketing Fund to the extent agreed to in accordance with Section 2.05(b). Bank shall have prior approval for any Retailer Inserts [***]. Unless otherwise agreed to by the parties, Bank and Retailers shall use one (1) of the [***] inserts for each Co-brand Account billing statement to market strategies designed to promote the use of Co-brand Credit Cards for Co-brand Non-Retailer Purchases (each such insert shall be subject to the mutual agreement of both parties and the cost of such inserts shall be applied against the Marketing Fund). Retailers are responsible for the proper delivery, size and weight requirements of all Retailer Inserts and for the supply of the related insert stock, all in accordance with Bank’s specifications. The insertion service by Bank will be at no cost to Retailers as long as all insert requirements set forth in the specifications have been met by Retailers provided, however, that if the Retailer Inserts cause the postage payable to exceed the postage otherwise payable by Bank, then Retailers shall reimburse Bank for such excess postage cost. At Retailers’ request, and subject to Bank’s ability to comply in accordance with its standard segmentation capabilities, Bank shall distinguish among customer groups and distribute Retailer Inserts accordingly. Notwithstanding the foregoing, any insert required by Applicable Law shall take precedence over any or all Retailer Inserts. Bank shall be responsible for all costs associated with any inserts required by Applicable Law or due to a change in credit card terms and conditions as described in Section 3.02 hereof. [***]. Retailer Inserts will not be included in any billing statement unless Retailers shall have provided such Inserts to Bank at least [***] (or such longer time as Bank may from time to time specify) prior to the scheduled mailing date for such insert. Notwithstanding anything to the contrary, Retailers may provide Bank with a final Retailer Insert to be included in the first billing statement sent to Cardholders after the last day of the Operation Period, the content of which shall be subject to the prior approval of Bank, which approval shall be limited to compliance with Applicable Law and shall not be unreasonably withheld. Such final insert must be provided to Bank not less than [***] prior to the scheduled mailing date for such insert.
(b)    Subject to Applicable Law and Bank’s ordinary course statement message requirements, during the Operation Period, Bank shall make available to Retailers, acting collectively, a space for a message to be provided by Retailers on each billing statement generated by Bank in respect of Active Accounts sent to Cardholders during such month. If more than one space is available for a message on each such billing statement, then Bank agrees to grant Retailers the option of utilizing such additional space for additional messages. Any such messages shall be included at no charge to Retailers. Bank may elect to include one or more of its own messages on any billing statement which messages shall be submitted to Retailers for their prior review and comment, provided that any message which, in Bank’s reasonable judgment is necessary or desirable to comply with Applicable Law shall not be delayed by Retailers’ review. Bank agrees to use reasonable efforts to advise Retailers if billing statement messages will not be available to Retailers during any period. Bank shall have prior approval for any billing statement message, [***]. Notwithstanding anything herein to the contrary, billing statement messages will not be included on any billing statement unless Retailers shall have provided the text of such requested statements to Bank at least fifteen (15) days (or such longer time as Bank may from time to time specify) prior to the scheduled mailing date for such billing statement.
Section 3.07    Gain Sharing.
(a)    Within five (5) Business Days of the end of each fiscal month, and within forty-five (45) days of the end of each Program Year and the expiration or termination of the Operation Period, as applicable, The Gap, Inc. shall provide Bank with a statement and accounting of the amount of Net Domestic Sales (each a “Net Domestic Sales Statement”) for the applicable fiscal month or Program Year. Such Net Domestic Sales Statements shall be certified by an officer of The Gap, Inc. to be correct and calculated in accordance with generally accepted accounting principles. Within five (5) Business Days of the end of each fiscal month, and within forty-five (45) days after the end of each Program Year and the expiration or termination of the Operation Period, as applicable, The Gap, Inc. shall provide Bank with a statement and accounting of the aggregate Tender Items for the applicable fiscal month or Program Year. Within (A) fifteen (15) days of the end of each of the first three (3) Program Quarters of each Program Year, and (B) forty-five (45) days of the end of each Program Year, and the expiration or termination of the Operation Period, as applicable, Bank shall provide The Gap, Inc. with a year-to-date statement of the amount of Net Credit Card Sales for the applicable Program Year, which statement shall be certified by an officer of Bank to be correct.
(b)    Within ten (10) Business Days after Bank’s receipt of the Net Domestic Sales Statement in accordance with Section 3.07(a), Bank shall provide Retailers with a Monthly Gain Sharing Statement, a Quarterly Gain Sharing Statement or an Annual Gain Sharing Statement, as applicable, prepared as a combined single calculation for all of the Credit Card Programs, in accordance with Exhibit D. In the event of the termination of the Operation Period less than one month subsequent to the delivery of such a Gain Sharing Statement, Bank shall provide Retailers with a statement covering such subsequent period. (Such statements, together with Monthly Gain Sharing Statements, Quarterly Gain Sharing Statements and Annual Gain Sharing

Statements are referred to herein collectively as “Gain Sharing Statements”). Each Gain Sharing Statement shall be certified by an officer of Bank to be correct and calculated in accordance with Exhibit D. In addition, subject to Applicable Law, Bank shall provide Retailers with at least [***] prior to making any accounting method change used to calculate the values in Exhibit D, and will provide to Retailers an explanation of the accounting method change as well as the projected impact of any such change. If requested by Retailers, Bank will provide a certification that the accounting method change [***]. The foregoing does not include [***].
(c)    Coincident with the delivery of each Quarterly Gain Sharing Statement and the Annual Gain Sharing Statement, as applicable (or at such later time as directed in writing by Retailers, provided that such a deferral of payment would not have an adverse impact on Bank) Bank shall pay to The Gap, Inc. for its own account and for the account of its Affiliates, or to such other entity as directed in writing by Retailers, the amount computed as described in this Section 3.07(c) (“Gain Sharing Payment”) if such amount is a positive number. The Gain Sharing Payment for each Program Quarter of each Program Year shall be equal to the following:
(i)    For the first such Program Quarter, the Gain Sharing Payment will be calculated as follows: [***].
(ii)    For the second such Program Quarter, the Gain Sharing Payment will be calculated as follows: [***].
(iii)    For the third such Program Quarter, the Gain Sharing Payment will be calculated as follows: [***].
(iv)    For the fourth such Program Quarter, the Gain Sharing Payment will be calculated as follows: [***].
(v)    [***].
All of the quantities contemplated in clauses (i) through (iv) above shall be computed in accordance with Exhibit D. In no event shall any Retailer be obligated to make any payment to Bank under this Section 3.07 except as provided in Section 3.07(f) in the case of an overpayment.
(d)    The other Credit Card Program Agreements will contain gain sharing provisions similar to those contained in this Section 3.07. Retailers acknowledge that, for any Program Quarter, Bank will pay only one combined Gain Sharing Payment to The Gap, Inc. based on the consolidated results under all Credit Card Programs that are in effect during all or part of such Program Quarter, and that the payment of such combined “Gain Sharing Payment” shall constitute the payment of the “Gain Sharing Payment” under each of the Credit Card Program Agreements. Notwithstanding the foregoing, in the event that a Credit Card Program shall have been terminated during any Program Quarter, the Gain Sharing Payment, if any, for such Program Quarter shall be prorated as to the terminated Credit Card Program based on the number of actual days during such Program Quarter during which such Credit Card Program was in effect. From and after a Divestiture, the Affiliates of The Gap, Inc. that are the subject of the Divestiture shall no longer be taken into account for purposes of calculating the Gain Sharing

Payment, but the Non-Divested Retailers shall continue to be taken into account for such purposes.
(e)    Upon request from The Gap, Inc. and at The Gap, Inc.’s sole cost and expense, Bank shall cause Bank’s outside accounting firm to review and deliver a certificate to The Gap, Inc. to the effect that the Gain Sharing Statement was calculated accurately and in accordance with Exhibit D. The rights set forth herein shall be in addition to the audit rights of the Retailers set forth in Section 9.02(g).
(f)    If any Gain Sharing Payment is a negative amount, Retailers shall pay to Bank the lesser of (1) the absolute value of any such amount, or (2) the amounts already paid to Retailers pursuant to Section 3.07(c) for the Program Year to date, within 15 days of Retailers’ receipt of the Gain Sharing Statement; provided, that if Retailers do not timely make such payment, Bank shall have the right to set off the applicable amount from settlement amounts otherwise due to Retailers under section 5.01. In addition, if, within forty-five (45) days after the end of any of the first three Program Quarters or one hundred twenty (120) days after the applicable Program Year end, Bank or Retailers discover that (i) any Gain Sharing Statement provided during such Program Quarter or Program Year, as applicable, contains any material errors, or (ii) as a result of the quarterly payments being made to Retailers pursuant to Section 3.07(c), Bank either over- or under-paid Retailers and, in either case, such discovery indicates that the amount of the Gain Sharing Payment (or the lack thereof) for such Program Quarter or Program Year, as applicable, was incorrect, then Bank and Retailers agree in good faith to recalculate the Gain Sharing Payment, including to correct any such errors. Bank shall pay to The Gap, Inc. any shortfall determined in the Gain Sharing Payment upon such recalculation, within 15 days of determining the amount of the shortfall and The Gap, Inc. shall refund to Bank any overpayment of the Gain Sharing payment upon such recalculation within 15 days of determining the amount of the overpayment.
(g)    The amount of credit reserves Bank may take into account in determining the Program P&L (i.e., that may be included as an expense of Bank) as of any date and for any Program Year (or portion thereof) shall be [***]:
(vi)    [***].
(vii)    [***].
(viii)    [***].
(h)    [***].
(i)    [***].
(j)    [***].
(k)    [***].
(l)    The parties acknowledge and agree that, notwithstanding anything in this Agreement to the contrary, the Gain Sharing Payment payable by Bank to Retailers for the

Program Year ending February 2, 2014, shall be governed by Section 3.07 of the Prior Agreement.
Section 3.08    Strategic Operating Council
(a)    Bank and Retailers shall establish a policy council for the Program in order to help facilitate strategic alignment among Bank and Retailers (the “Strategic Operating Council”). The Strategic Operating Council shall meet once each Program Year or such other times as either party may reasonably request, and shall be responsible for, among other things: (i) establishing the annual Program operating plan, (ii) establishing the Program priorities, (iii) developing an annual action plan with respect to the strategic direction of the Program and reviewing such annual action plan quarterly, (iv) reviewing from time to time the marketing plan developed by Bank and Retailers, (v) establishing sub-committees as needed, (vi) reviewing the financial performance of the Program in relationship to the annual Program operating plan, including without limitation reviewing forecasts of the Amount Available For Gain Sharing, the Discount Rebate, and the Non-Retailer Discount Rebate, (vii) reviewing any material underwriting changes proposed by Bank, (viii) discussing the current competitive environment, (ix) reviewing new product innovations, (x) discussing issues arising under Section 6.01 hereof, (xi) discussing customer satisfaction ratings and the performance measurements of Bank set forth on Schedule 9.02(h)(ii), and (xii) any and all other matters requiring the review and/or approval of the Strategic Operating Council as provided by this Agreement. Bank shall schedule each meeting of the Strategic Operating Council, and the parties will jointly develop an agenda in advance.
(b)    The Strategic Operating Council shall consist of a minimum of ten (10) members. Bank, on the one hand, and Retailers, on the other hand, shall each have the right to designate one-half of the members of the Strategic Operating Council, with such members to include individuals with the titles (or equivalents thereof if such titles are subsequently revised) set forth on Schedule 3.08(b), as such schedule may be amended from time to time. Any member of the Strategic Operating Council may be removed, with or without cause, by the party designating such member. Any vacancy on the Strategic Operating Council shall be filled by the party who designated the vacating member. All meetings of the Strategic Operating Council shall require a quorum consisting of not less than six members, at least three of whom shall be designees of Bank and at least three of whom shall be designees of Retailers, with representation from each Credit Card Program. The Strategic Operating Council shall not approve any matter before it unless and until a majority of the Bank’s members of the Strategic Operating Council and a majority of the Retailers’ members of the Strategic Operating Council both approve such matter.
(c)    Unless otherwise agreed by the members of the Strategic Operating Council, the Strategic Operating Council shall prepare, approve and maintain written minutes of each of its meetings, including, without limitation, the results of each vote. Meetings of the Strategic Operating Council may be conducted by telephone conference call in which all participants can communicate with each other. No member of the Strategic Operating Council designated by Bank shall have any personal liability to any Retailer or any of their Affiliates for acts or omissions as a member of the Strategic Operating Council and no member of the Strategic Operating Council designated by Retailers shall have any personal liability to Bank or any of its Affiliates for acts or omissions as a member of the Strategic Operating Council.

(d)    By agreement of a majority of the Strategic Operating Council members representing Bank and Retailers, respectively, the Strategic Operating Council may adopt rules for its membership and operation that differ from those set forth in this Section 3.08. Any such agreement shall be recorded in the minutes of the Strategic Operating Council.
(e)    Meetings held by the Strategic Operating Council pursuant to this Section 3.08 may be held concurrently with meetings of each “Strategic Operating Council” (as such term in defined in the other Credit Card Program Agreements) established pursuant to the other Credit Card Program Agreements. Any member of the Strategic Operating Council also may serve simultaneously as a member of any other Strategic Operating Council established pursuant to the other Credit Card Program Agreements.
Section 3.09    Program Execution Committee and Program Management Committee
(a)    Bank and Retailers shall establish a Program execution committee for the Program in order to monitor monthly program performance and ensure day-to-day execution of the Program operating and marketing initiatives (the “Program Execution Committee”). The Program Execution Committee shall meet monthly and shall be responsible for, among other things: (i) recommending to the Strategic Operating Council the annual Program operating plan, (ii) recommending to the Strategic Operating Council the Program priorities, (iii) developing and executing the marketing plan developed by the parties for any applicable period, (iv) reviewing the monthly financial performance of the Program in relationship to the annual Program operating plan, (v) monitoring Program performance and service standards, (vi) reviewing Bank’s proposed implementation strategy for solicitation of balance transfers and convenience checks and Co-brand Non-Retailer Purchase marketing programs (as contemplated by Section 3.12(c)), (vii) conducting quarterly portfolio diagnostic reviews, (viii) initiating continual process improvement initiatives for the Program, (ix) considering best practices presented by Bank with respect to similar credit card programs, and (x) reviewing semi-annually the competitive environment and competing products. Bank shall schedule each meeting of the Program Execution Committee, and the parties will jointly develop an agenda in advance.
(b)    The Program Execution Committee shall consist of a minimum of twelve members, with at least one member of Bank and at least one member of Retailers also a member of the Strategic Operating Council. Bank, on the one hand, and Retailers, on the other hand, shall each have the right to designate one-half of the members of the Program Execution Committee, with such members to include individuals with the titles (or equivalents thereof if such titles are subsequently revised) set forth on Schedule 3.09(b), as such schedule may be amended from time to time. Any member of the Program Execution Committee may be removed, with or without cause, by the party designating such member. Any vacancy on the Program Execution Committee shall be filled by the party who designated the vacating member. All meetings of the Program Execution Committee shall require a quorum consisting of not less than six members, at least three of whom shall be designees of Bank and at least three of whom shall be designees of Retailers, with representation from each Credit Card Program. The Program Execution Committee shall not approve any matter before it unless and until a majority of the Bank’s members of the Program Execution Committee and a majority of the Retailers’ members of the Program Execution Committee both approve such matter.

(c)    Unless otherwise agreed by the members of the Program Execution Committee, the Program Execution Committee shall prepare, approve and maintain written minutes of each of its meetings, including, without limitation, the results of each vote. Meetings of the Program Execution Committee may be conducted by telephone conference call in which all participants can communicate with each other. No member of the Program Execution Committee designated by Bank shall have any personal liability to any Retailer or any of their Affiliates for acts or omissions as a member of the Program Execution Committee and no member of the Program Execution Committee designated by Retailers shall have any personal liability to Bank or any of its Affiliates for acts or omissions as a member of the Program Execution Committee.
(d)    By agreement of a majority of the Program Execution Committee members representing Bank and Retailers, respectively, the Program Execution Committee may adopt rules for its membership and operation that differ from those set forth in this Section 3.08. Any such agreement shall be recorded in the minutes of the Program Execution Committee.
(e)    Meetings held by the Program Execution Committee pursuant to this Section 3.09 may be held concurrently with meetings of each “Program Execution Committee” (as such term in defined in the other Credit Card Program Agreements) established pursuant to the other Credit Card Program Agreements. Any member of the Program Execution Committee also may serve simultaneously as a member of any other Program Execution Committee established pursuant to the other Credit Card Program Agreements.
(f)    Bank and Retailers shall establish a Program Management Committee for the Program to monitor the strategic initiatives and progress on technology initiatives and overall team performance. The Program Management Committee shall meet monthly and shall be responsible for, among other things: (i) review of the strategic plan and milestones, (ii) developing priorities and communicating those to such parties, (iii) reviewing any issues that have been escalated from the Program Execution Committee, (iv) reviewing the monthly financial performance of the Program in relationship to the annual Program operating plan and any deviations, (v) reviewing the technology plan developed and executed by the Technology Advisor (as defined in section 3.09(h)), (vi) reviewing the results of the semi-annual staffing review forum (as contemplated by Section 9.02(a)(viii)), (vii) reviewing staffing needs and discussing any staffing changes, and (viii) initiating continual process improvement initiatives for the Program. Bank shall schedule each meeting of the Program Management Committee, and the parties will jointly develop an agenda in advance.
(g)    The Program Management Committee shall consist of a minimum of four members, with at least one member of Bank and at least one member of Retailers also a member of the Strategic Operating Council. Bank, on the one hand, and Retailers, on the other hand, shall each have the right to designate one-half of the members of the Program Management Committee, with such members to include individuals with the titles (or equivalents thereof if such titles are subsequently revised) set forth on Schedule 3.09(g), as such schedule may be amended from time to time.
(h)    Bank will designate one person to be accountable for meeting Bank’s commitments to Retailers on [***] and will provide monthly updates at the Program

Management Committee meeting and as requested by Retailers. [***] will present the plan once each Program Year no later than at the 4th monthly meeting of the Program Management Committee. Once Retailers approve the plan, which approval shall not be unreasonably withheld, [***]. If Bank fails to deliver [***]; provided, that Bank shall have no obligation to [***] to the extent [***] caused by (i) Retailers’ failure to fulfill any responsibility or obligation allocated to it under the applicable plan or which is otherwise necessary for Bank to deliver such improvement, or (ii) Retailers’ change in strategy [***]. Retailers may [***], committed to by Bank under an approved plan and not delivered timely by Bank. [***]. Retailers acknowledge and agree that Retailers’ sole remedy for Bank failing to deliver on any [***] as stated above for any year shall be [***]. The other Credit Card Program Agreements will contain provisions similar to those contained in this Section 3.09. [***].
Section 3.10    Network Rules. Each of Bank and Retailer acknowledges and agrees that the Co-brand Program shall be operated in accordance with the Network Rules. If and to the extent any of the terms and conditions contained in this Agreement conflict with such Network Rules, said terms and conditions shall generally be deemed to supersede the Network Rules, as between the parties hereto. If however, compliance with this Agreement would directly conflict with the Network Rules and the conflicting provision has not been worked out between Bank and the Network, the parties will convene and negotiate in good faith among themselves and with the Network to resolve the conflict; provided that if a resolution cannot be reached after a good faith effort, this Agreement shall be deemed modified to the extent necessary to comply with such directly conflicting Network Rules. The parties further acknowledge and agree that, in the event of any such modification, the modified terms of this Agreement shall preserve, to the extent practicable, the rights and obligations of the parties as contemplated by this Agreement. If either party becomes aware of any material inconsistency between the Network Rules and this Agreement, such party shall timely advise the other party of any such inconsistency.
Section 3.11    Interchange Regulation.
(a)    If, at any time after the Effective Date, the weighted average interchange rate received by Bank in respect of Co-brand Non-Retailer Purchases (other than Co-brand Non-Retailer Purchases made at “Retailers”, as such term is defined in the other Credit Card Program Agreements, and at the entities described in Section 13.02 hereof) for any calendar quarter [***], then Bank and Retailers shall engage in good faith discussions for at least [***] as to the [***]. If a new Network is introduced during the Operation Period, then Bank will establish a new Benchmark Rate. The new Benchmark Rate will be provided by the new Network as of the conversion date to the new Network, which rate shall be the average interchange rate for the past 12 months for the product card type used for the Program (e.g., classic, preferred, signature, elite, etc.). One year after the conversion to a new Network, Bank will determine a new Benchmark Rate by determining the weighted average interchange rate for the Co-brand Non-Retailer purchases (other than the Co-brand Non-Retailer Purchases made at “Retailers” as such term is defined in the other Credit Card Program Agreements and at the entities described in Section 13.02).
(b)    During the period following the applicable Termination Notice Date until the Program is terminated pursuant to Section 11.02(k) (the “Termination Period”), [***]. As used in this Section, the following terms shall have the following meanings: “Interchange Threshold Amount” shall mean, for each day during the Termination Period, an amount equal to [***].
(c)    The determination of (i) whether an Interchange Threshold Event has occurred, (ii) the Benchmark Rate pursuant to clause (ii) of Section 3.11(a), and (iii) the Daily Weighted Average Interchange Rate shall be reasonably determined by Bank, and Bank shall provide to Retailers such data in support of such determination as Bank is reasonably able to provide without violating Network Rules or the confidentiality provisions of any other applicable agreement or directive.
Section 3.12    Ancillary Product Solicitation.
(a)    Bank (or its designees) may solicit holders of Co-branded Credit Cards for and offer to such Cardholders (or arrange for a third party to solicit and/or provide) Debt Protection Products in (i) the “welcome kit” materials provided to such Cardholders, (ii) the call-to-activate telephone call made by such Cardholder; and (iii) inbound customer service calls by such Cardholders to Bank’s customer service center; provided, that Bank shall make no more than four (4) such offers to any Cardholder in the calendar year during which such Cardholder is issued his or her Credit Card following approval of a Credit Card application, and no more than three (3) offers to such Cardholder in any calendar year thereafter; and provided, further that Retailers shall have the right to approve in writing the “look and feel” and placement of any solicitation materials included in the “welcome kit”, and the script for any call-to-activate or customer service call solicitations, with such approvals not to be unreasonably withheld.
(b)    [***].
(c)    Except for the solicitations set forth in Section 3.12(a), Bank (and its designees) shall not solicit (or arrange for a third party to solicit and/or provide) any other financial or non-financial products and services, unless Retailers have approved such solicitations in writing.
(d)    Bank shall present all proposals for balance transfer and/or convenience check offers to the Strategic Operating Council for review and evaluation. Bank shall not make balance transfer and/or convenience check offers to Cardholders, unless the Strategic Operating Council has approved such offers in writing, including the “look and feel”, frequency, duration and scope of such balance transfer and/or convenience check offers, with such approval not to be unreasonably withheld. With respect to any such offer, Bank and Retailers shall agree on the percentage of the credit line of any Credit Card that can be used for such balance transfer.
(e)    Bank may not use the Licensed Marks (or any other names or marks of Retailers) in the solicitation of any of the products or services contemplated by this Section 3.12 without the express written consent of Retailers, and Bank shall follow any guidelines provided by Retailers in respect thereof.

ARTICLE IV
OPERATING PROCEDURES

Section 4.01    General. Retailers shall follow all applicable Operating Procedures relative to the Program including, but not limited to, procedures for distributing Credit Card Applications, seeking authorization for the establishment of Accounts, seeking authorization for the financing of any Private Label Retailer Purchase, Co-brand Retailer Purchase or Cross-Shopping Purchase, handling credit transactions with Cardholders and transmitting Charge Transaction Data. The Operating Procedures being used by the parties immediately prior to the Effective Date will be the initial Operating Procedures as of the Effective Date, and the parties shall work together in good faith to update such Operating Procedures within forty-five (45) days after the Effective Date, which updated Operating Procedures shall be deemed incorporated by reference hereto as Exhibit A. Thereafter, the Operating Procedures may be amended from time to time by Bank in its sole discretion, provided, however, Bank shall provide Retailers with not less than 120 days prior written notice of material modifications to the Operating Procedures, and under no circumstances shall Bank amend the Operating Procedures during the Blackout Period; provided that in any event, Bank shall have the right to amend the Operating Procedures as required under Applicable Law upon notice to Retailers, which notice shall be provided at the earliest feasible time. Upon receipt of any such notice, Retailers may request that the proposed modifications be reconsidered and Bank agrees to confer in good faith with Retailers to determine if such proposed changes can be made in a manner which would impose less costs or administrative inconvenience upon Retailers while achieving the same effect. Notwithstanding any provision set forth herein or in the Operating Procedures, Retailers shall have the right to offer, in their sole discretion, any discounts on Private Label Retailer Purchases and Co-brand Retailer Purchases made by a Cardholder in connection with such Cardholder’s enrollment in the Program.
Section 4.02    New Cardholder Account Establishment Procedures; Conversion.
(a)    During the Operation Period, and provided no Default or Event of Default shall have occurred and be continuing, all Credit Card Applications will be reviewed by Bank for approval and credit line assignment and Bank shall issue a Co-branded Credit Card or a Private Label Credit Card to any new applicant that meets the qualification criteria of its then-current Program Credit Policy. Retailers acknowledge and agree that Bank intends to issue a Co-brand Credit Card to any applicant satisfying the Program Credit Policy. Bank agrees to confer in good faith with Retailers regarding the standard form(s) of notice to be sent to new Credit Card applicants who have been declined credit under the Program.
(b)    Bank and Retailer acknowledge and agree that the Program shall be structured to offer to potential Cardholders [***], subject to credit approval and the creditworthiness of such potential Cardholders, [***]. Accordingly, the parties agree that the offering of Credit Cards shall be structured as set forth in [***] attached hereto.
Section 4.03    Purchase Authorization Procedures. Retailers shall obtain authorizations for all Private Label Retailer Purchases, Co-brand Retailer Purchases and Cross-Shopping Purchases in accordance with the Operating Procedures. Without otherwise limiting the foregoing, Bank and Retailers acknowledge and agree that so long as Visa USA, Inc. is the

Network for the Program (or until such time as the parties and the Network otherwise agree), authorizations for Co-brand Retailer Purchases and Cross-Shopping Purchases involving Co-brand Credit Cards shall be routed through the Network’s “Visa Net” system to Bank and back through such system to Retailers, but such authorizations shall not be routed through Network interchange. A diagram setting forth the foregoing is set forth in Schedule 4.03. Each of Bank and Retailers shall take such actions and do such things as are necessary or desirable to implement such authorization system, including system connectivity and coding changes. As of the Effective Date, the foregoing authorization structure shall be applied to the entities participating in the Program pursuant to Section 13.02, other than Gap Canada (the transaction data for which, until subsequently agreed to by the parties, shall be processed through the Network). For each entity participating in the Program pursuant to Section 13.02 after the Effective Date, it is the intention of the parties that the Visa Net authorization structure shall apply, subject to (i) the provisions of clauses (x) and (y) of Section 13.02 and (ii) Retailers’ rights set forth in Sections 2.06 and 2.07.
Section 4.04    Procedures for Uncollectible Receivables. Bank may engage a third party to recover uncollectible receivables and/or may transfer such uncollectible receivables to a third party. Uncollectible receivables are defined according to Bank’s write-off policy (e.g., cardholders delinquent in payment for six months, deceased, bankrupt, fraudulent, or address unknown). Any third party engaged by Bank to perform such services shall commit to adhere to all federal and state regulations regarding fair collections and credit practices. To the extent Retailers identify any customer service issues relating to the use of any such third parties, Retailers and Bank shall discuss and attempt to resolve such issues in good faith.
Section 4.05    Location of Customer Service.
(a)    Bank will provide all customer service from servicing sites in the United States (including Puerto Rico), Canada, Mexico, India and the Philippines; provided that, until Retailers shall otherwise agree in writing, no more than [***] of customer service volume shall be provided from outside of the United States (including Puerto Rico), Canada and Mexico; and provided, further, that customer service volume shall be provided from Canada, Mexico and Puerto Rico only as required to provide customer service in French or Spanish, respectively, or as required in accordance with Bank’s disaster recovery and call volume overflow practices. Notwithstanding the above, Bank shall be able to provide customer service from outside of the United States (including Puerto Rico), Canada and Mexico in excess of [***] in limited and extraneous circumstances to respond to unusual call volume without being in breach of this Section 4.05. At such time, Bank will notify Retailers of such unusual call volume and its response.
(b)    Bank shall maintain a dedicated toll-free number exclusively for use by those Cardholders qualifying for the Best Customer Program. At such time as Retailers establish the Best Customer Program, Retailers shall identify to Bank the criteria by which Cardholders qualify for the Best Customer Program, and Bank shall maintain, update periodically, and provide to Retailers, a list of the Cardholders participating in the Best Customer Program. Bank shall then make available the above-referenced dedicated toll-free number for customer service calls made by qualifying Cardholders and shall initially route all such calls to Bank’s customer service sites within the United States (including “work-at-home” customer service providers located within the United States) and then, as language preferences and call volume dictate, to Bank’s customer service sites in Canada and Mexico. If at any time Bank’s customer service sites within the United States are required to initiate disaster recovery or overflow procedures, and also in connection with after-hours servicing, such calls may be directed to India or the Philippines. Notwithstanding anything in this Section to the contrary, the allocation of Cardholders to servicing sites in North America contemplated in this Section 4.05(b) shall not affect the agreed-upon allocation of aggregate customer service volume between North American and non-North American servicing sites, as set forth in Section 4.05(a).
Section 4.06    Alternate Sites. If after the Effective Date, any Retailer elects to make Goods and/or Services available for purchase at an Alternate Site and desires to allow Cardholders to charge such purchases to their either their Private Label Accounts or their Co-brand Accounts, Retailers shall notify Bank that they desire to designate such Alternate Site individually or together with all other Alternate Sites of substantially the same character or type as an “Approved Alternate Site” or “Approved Alternate Sites” for purposes of this Agreement. Upon receipt of such notice, Bank and Retailers shall confer in good faith to establish appropriate Operating Procedures for such Alternate Site or Sites. Such Operating Procedures may include, without limitation, an election to include or exclude such Alternate Site or Sites from the calculation of approval and authorization standards included in Section 10.03(f) and an election to provide and process Credit Card Applications and Credit Card Agreements at such Alternate Site or Sites. If Operating Procedures reasonably acceptable to all parties are developed, such Alternate Site or Sites shall thereafter constitute an “Approved Alternate Site” or “Approved Alternate Sites” for all purposes of this Agreement. “Approved Alternate Sites” shall have such promotional and other obligations as set forth in their respective Operating Procedures.
ARTICLE V
SETTLEMENTS, SERVICE FEES, REBATES AND ADJUSTMENTS; NETWORK TRANSACTION PAYMENTS
Section 5.01    Settlement Procedures.
(a)    All Charge Transaction Data will be electronically transmitted to Bank in accordance with the Operating Procedures using an electronic communication system established between Retailers and Bank to facilitate the operation of the Program. Transaction data for Private Label Credit Cards and Co-brand Credit Cards used at Affiliates participating in the Program pursuant to Section 13.02 shall be submitted to Bank in the manner set forth in Section 13.02. Retailers, or an agent of Retailers, will retain copies of all Charge Slips.
(b)    Upon receipt, verification and processing of any Charge Transaction Data by Bank during the Operation Period, subject to Section 5.01(c), Bank will remit in respect of such Charge Transaction Data, an amount equal to the sum of (i) the total Private Label Retailer Purchases, Co-brand Retailer Purchases and Cross-Shopping Purchases identified in such Charge Transaction Data and the total Affiliate Purchases identified in the transaction data provided pursuant to Section 13.02, less (ii) the total amount reflected on any Credit Slips included in such Charge Transaction Data and the total amount reflected on any Affiliate Credit Slips included in the transaction data provided pursuant to Section 13.02, plus [***]. Each remittance hereunder shall be made for the account of all Retailers and shall be disbursed as shown on the attached Schedule 5.01(b) (or as the parties hereto may otherwise agree from time to time). As used herein, “Discount Rebate” shall mean [***].
(c)    Anything in the foregoing paragraph to the contrary notwithstanding, and without limiting any other right of Bank hereunder, upon the occurrence and during the continuation of an Event of Default, if Bank in good faith believes that Retailers’ breach is likely to result in monetary damages to Bank, then Bank shall have the right to cease remitting settlement payments to Retailers under the preceding paragraph, and to withhold such settlement payments until the amount so withheld equals a reasonable estimate of its damages based on the applicable Event of Default, which amount Bank shall communicate to Retailers (the “Reserve Amount”).  The Reserve Amount must be set aside in a separate account and clearly marked as a reserve account in connection with this Agreement. Once Bank has withheld the Reserve Amount, Bank shall continue to remit settlement payments to Retailers.  If, within the sixty (60) day period immediately following the date on which Bank withholds the Reserve Amount (but without otherwise modifying any provision of Section 11.02 herein), Bank shall fail or elect not to give Retailers a notice of termination based upon the occurrence of the underlying Event of Default, Bank shall (i) be deemed to have waived any right to terminate this Agreement based on such Event of Default, and (ii) immediately pay to Retailers the Reserve Amount.
(d)    Bank will transfer funds via wire transfer to accounts identified on the attached Schedule 5.01(b) (or to such other accounts as the parties hereto may agree to designate from time to time). Each such transfer of funds shall be for the account of all Retailers regardless of any contrary designation in the name or ownership of any such account. If Charge Transaction Data is received by Bank’s processing center before 9:00 a.m. (Atlanta, Georgia time) on a Business Day, Bank will initiate such wire transfer by 2:00 p.m. (Atlanta, Georgia time) on the same Business Day. In the event that the Charge Transaction Data is received after 9:00 a.m. (Atlanta, Georgia time), then Bank will initiate such transfer by 2:00 p.m. (Atlanta, Georgia time) on the next Business Day.
(e)    Retailers acknowledge that Bank may microfilm (or copy using any other reasonable method) all Account Documentation and destroy all original Account Documentation in the ordinary course of business consistent with legal requirements. To the extent required, Retailers consent to the making of such copies and the destruction of the corresponding original documents. However, Bank acknowledges that Bank is the recordkeeper of the Credit Card Agreements and is responsible for and obligated to maintain original records in respect of Accounts in accordance with all legal and regulatory (including tax) requirements.
Section 5.02    Non-Retailer Discount Rebate. Within [***] after the end of each calendar month during the Operation Period Bank shall pay to The Gap, Inc., for its own account and the account of the other Retailers, an amount equal to the product of [***]. For purposes of this Section 5.02, Co-brand Non-Retailer Purchases shall not include any purchases financed on Accounts at any “Retailer Locations”, as such term is defined in the other Credit Card Program Agreements, or at any Affiliates participating in the Program pursuant to Section 13.02.

Section 5.03    Prepaid Postage Requirement. If as a result of a change in Applicable Law, Bank is obligated to include a return envelope with prepaid postage in any billing statement provided to a Cardholder, the cost thereof shall be paid by [***].

Section 5.04    Credit Card Applications Submitted by Phone. To the extent reasonably practicable, Retailers shall electronically submit Credit Card Applications to Bank via the Units. Credit Card Applications may, however, be submitted via telephone or mail where circumstances warrant (e.g., if Bank notifies a store associate to call the credit center for processing by telephone, Bank’s application network is not operable or a Store Unit is not operable); provided, that Retailers shall discourage store associates from using the telephone to transmit Credit Card Applications except in the case of such circumstances.
Section 5.05    Network Transactions; Payments.
(a)    Co-brand Retailer Purchases, and all Cross-Shopping Purchases and Affiliate Purchases made on a “Co-Brand Credit Card” (including as such term is defined in the other Credit Card Program Agreements) shall be direct settled with Bank in accordance with Section 5.01. Authorizations with respect to all such purchases shall be effected as set forth in Section 4.03.
(b)    All purchases at Non-Retailer Locations financed on Co-brand Accounts, other than such purchases at “Retailers” (as such term is defined in the other Credit Card Program Agreements), shall be settled through the Network pursuant to the terms and conditions of the Network system and the terms and conditions of any applicable agreement between the applicable retailer and its merchant/acquiring bank.
ARTICLE VI
CREDIT TERMS; LOSSES ON ACCOUNTS; SECURITY
Section 6.01    Credit Terms. Any amendments or modifications to the Initial Cardholder Terms or any other terms and conditions relating to the Credit Card Agreements shall be [***]. Retailers acknowledge that Co-brand Accounts and Private Label Accounts may be subject to different financial and/or other credit terms. Notwithstanding anything in this Agreement to the contrary, Bank shall have the discretion to adjust on a case-by-case basis the finance charges or other Cardholder terms applicable to any single Cardholder if warranted by risk. For the avoidance of doubt, the preceding sentence shall not give Bank the right to revise or amend Schedule 1.01(b) hereto.
Section 6.02    Losses on Accounts. Except for (i) losses incurred in respect of Accounts charged back pursuant to Section 7.01 or 7.02 hereof; and (ii) losses incurred after the Accounts are purchased by Retailers in accordance with Section 11.03 hereof, all credit losses on Accounts shall be borne solely by Bank.
Section 6.03    Grant of Security Interest; Precautionary Filing. The parties hereto agree that the transactions contemplated herein shall constitute a program for the extension of consumer credit and service by Bank to customers of Retailers. Nothing herein is intended to provide for the direct extension of credit to Retailers by Bank. Notwithstanding the foregoing, both (i) against the possibility that it is determined that Article 9 of the UCC applies or may apply to the transactions contemplated hereby, and (ii) to secure payment of and performance by

Retailers of any and all indebtedness, liabilities or obligations now existing or hereafter arising pursuant to this Agreement, including indebtedness, liabilities and obligations that may be deemed to exist in the event of the applicability of Article 9 of the UCC to, and any recharacterization of, any transactions contemplated hereby, each Retailer hereby grants to Bank a first priority continuing security interest in and to all of such Retailer’s right, title and interest, if any, now owned or existing or hereafter acquired or arising in, to and under the following property (in each case, existing at any time, past, present or future) (collectively, the “Bank Property”): (A) all Accounts, Account Documentation and Indebtedness; (B) all deposits, credit balances and reserves on Bank’s books (excluding amounts owing to the Retailers from the Marketing Fund) relative to Accounts; and (C) all proceeds of the foregoing. Retailers, jointly and severally, represent and warrant that no Retailer has, on or before the date of this Agreement, granted any Potentially Competing Security Interest or signed any Potentially Competing Financing Statement other than any security interest or financing statement that has lapsed or been terminated. Each Retailer agrees that it will not, on or after the date of this Agreement, grant any Potentially Competing Security Interest or sign any Potentially Competing Financing Statement unless the secured party thereunder first signs an intercreditor agreement with Bank disclaiming such secured party’s interest in the Bank Property. Any such intercreditor agreement shall be in form and substance acceptable to Bank. As used herein, “Potentially Competing Security Interest” means any security interest in favor of any person that attaches to any of the Bank Property or that would attach to such property if, contrary to the intent of the parties hereto, any Retailer was determined to have any rights therein. As used herein, “Potentially Competing Financing Statement” means any financing statement in favor of any person that covers any of the Bank Property or that would cover any such property if, contrary to the intent of the parties hereto, any Retailer was determined to have any rights therein. Each Retailer authorizes Bank to file UCC financing statements, including amendments, in order to perfect such security interests, and Retailers further agree to cooperate fully with Bank as Bank may otherwise reasonably request in order to give effect to the security interests granted by this Section 6.03. Each Retailer agrees to provide Bank with not less than thirty (30) days prior written notice of any change in location of its executive offices or principal place of business or any change of its corporate name and, notwithstanding the foregoing, no such change shall be effected before such Retailer shall have supplied Bank with signed copies of all filings and shall have taken all actions as Bank may reasonably determine to be necessary or appropriate to preserve and maintain at all times the perfection and priority of the security interests granted or purported to be granted to Bank hereunder. Unless Bank shall have otherwise consented in writing, no Retailer shall create, assume or suffer to exist any lien on any of its right, title or interest under this Agreement or in the proceeds thereof. Notwithstanding any other provision hereof, Bank shall have no lien on, or security interest in, any Account on or after Retailers’ exercise of the purchase option described in Section 11.03, except for Accounts excluded from purchase in accordance therewith, and Bank agrees to cooperate fully with Retailers in order to promptly file any UCC or comparable termination statements required in order to effect the foregoing.
Section 6.04    Returns of Merchandise. In the ordinary course of its business, each Retailer may settle or adjust any dispute or claim, grant any discount, credit, or allowance, or accept any return of Goods (collectively, an “Adjustment”). At the time of making any Adjustment, such Retailer shall make reasonably diligent efforts to determine whether the related purchase was financed under a Credit Card Agreement. If such Retailer knows or in the exercise of reasonable diligence should know that an Adjustment relates to a purchase financed under a

Credit Card Agreement, such Retailer shall (a) make the Adjustment by providing the Cardholder with a Credit Slip evidencing a credit to be given on its Account; (b) notify Bank of such credit; and (c) provide Bank with a Credit Slip properly identifying the related Account within one (1) Business Day of the date on which such credit is given. The amount of all such credits shall be deducted from the daily settlement amounts paid under Section 5.01 hereof. If there are insufficient Charge Slips included in the Charge Transaction Data to permit the deduction of such credits under Section 5.01, Retailers shall pay to Bank an amount equal to any credit given within one (1) Business Day of the date on which such credit is given.
ARTICLE VII
CHARGEBACK

Section 7.01    Bank’s Right to Chargeback Retailer Purchases. Bank shall have the right, at its option, to charge back any Indebtedness relating to a Private Label Retailer Purchase, Co-brand Retailer Purchase or Cross-Shopping Purchase if with respect to such Indebtedness or the related transaction:
(a)    Any presentment warranty made by a Retailer pursuant to Section 8.01 proves to have been false or inaccurate in any respect;
(b)    The Cardholder asserts any claim or defense against Bank as a result of any act or omission of any Retailer allegedly in violation of Applicable Law provided any such claim or defense constitutes a bona fide claim or defense presented by the Cardholder in good faith in the reasonable opinion of Bank after due inquiry;
(c)    The Cardholder refuses to pay all or any portion of its Account alleging dissatisfaction with Goods or Services received, a breach of any warranty or representation made by any Retailer in connection with the transaction, or an offset or counterclaim against Bank based on an act or omission of any Retailer, provided any such dispute constitutes a bona fide claim presented by the Cardholder in good faith in the reasonable opinion of Bank after due inquiry;
(d)    The Cardholder fails to pay any Indebtedness under an Account when due and Retailers are not able to demonstrate to Bank’s reasonable satisfaction that Retailers complied with all applicable Operating Procedures relating to such Indebtedness and the related transaction;
(e)    Bank has remitted any amount to a Retailer pursuant to Section 5.01(b) with respect to a Purchase on Account where Bank did not authorize the charging of such Purchase to the Cardholder’s Account in accordance with the Operating Procedures;
(f)    Except in the case of Absentee Transactions, the Cardholder disputes all or any portion of Indebtedness under an Account and Retailers cannot supply Bank with a legible copy of the related Charge Slip signed by the Cardholder within twenty-one (21) days of Bank’s written request; or
(g)    In the case of any Absentee Transaction and without limiting any other right of chargeback contained in this Section 7.01, (i) the Cardholder or any other person disputes all or any portion of Indebtedness under an Account (including, without limitation, a dispute in which the Cardholder asserts that the Cardholder did not make or authorize the purchase in dispute or did not receive the ordered product or a dispute in which any person asserts that such person’s name, social security number or other identifying information was used to make any purchase or open an Account on which such purchase was made and that such person did not make or authorize the purchase or open the Account in dispute); and (ii) Retailers (x) cannot supply Bank, within twenty-one (21) days of Bank’s request, with a delivery receipt or other written proof of delivery from the carrier in form reasonably acceptable to Bank evidencing the delivery of the product to such Cardholder’s “bill-to” address for his or her Account, or (y) with respect to a Private Label Retailer Purchase or Co-brand Retailer Purchase for which a Credit Card has been issued, or with respect to any Cross-Shopping Purchase, Retailer failed to employ the “CVC2” procedures established by Bank, or Retailers employed such procedures but did not obtain a match.
Section 7.02    Chargeback of Co-brand Non-Retailer Purchases. Chargeback rights and procedures relating to Co-brand Non-Retailer Purchases shall be governed by the terms and conditions of the Network Rules. Bank shall have no other chargeback rights against Retailers with respect to Co-brand Non-Retailer Purchases, except Bank shall have the right to charge back any Indebtedness on any Non-Retailer Purchase (as well as any such Indebtedness resulting from cash advances, balance transfers or convenience checks) (i) involving any fraud by an employee of Retailers (including contractors and agents engaged by Retailers) relating to the corresponding Co-brand Account, or (ii) with respect to which any Retailer did not comply with the Operating Procedures in connection with the opening the corresponding Co-brand Account. For the avoidance of doubt, nothing in this Section shall be deemed to limit Bank’s chargeback rights under the other Credit Card Program Agreements with respect to Co-brand Non-Retailer Purchases at any “Retailer Locations” as such term is defined in the other Credit Card Program Agreements. To the extent Bank asserts a chargeback right under clause (i) above and Retailers pay Bank the amount of the asserted chargeback, Bank shall be deemed to have waived its right to assert a corresponding claim for such amount under Section 12.01.
Section 7.03    Limitation of Chargeback. Bank shall use commercially reasonable efforts to inquire into the circumstances surrounding any Cardholder dispute giving rise to a chargeback to any Retailer and, in connection with any chargeback, shall provide Retailers with a brief description of the basis on which such Account is being charged back. Upon request from a Retailer received by Bank within twenty-one (21) days of Bank’s notice of a chargeback, Bank shall provide such Retailer with any documentation obtained from the Cardholder during any inquiry in respect of such chargeback and shall consider in good faith any objections that Retailers may have with respect to such chargeback. In its reasonable discretion, Bank may compromise and settle any claim made by any Cardholder in respect of his Account or any related Indebtedness. No such compromise or settlement will impair Bank’s rights to charge back under Sections 7.01 or 7.02 hereof provided that the amount Bank will be entitled to charge back to Retailers following any such compromise or settlement is limited to the amount of the Indebtedness on the Account being charged back after taking into account all amounts actually received by Bank from Cardholder in compromise or settlement thereof.
Section 7.04    Exercise of Chargeback. If Bank exercises its right of chargeback in accordance with this Agreement, Bank may set-off amounts charged back against any sums due any Retailer or, if there are insufficient Charge Slips included in the Charge Transaction Data to permit the deduction of such chargebacks under Section 5.01 or if no such Charge Transaction

Data is transmitted to Bank under Section 5.01, Bank may demand payment from any Retailer for all or any portion of the amount to be charged back.
ARTICLE VIII
WARRANTIES AND COVENANTS OF RETAILERS

Section 8.01    Presentment Warranties. Each Retailer represents and warrants to Bank with respect to each Account and Cross-Shopping Account and the related Charge Slips and Charge Transaction Data (and the following shall be deemed restated, renewed and reaffirmed each time Bank receives Charge Transaction Data from any Retailer relative to an Account):
(a)    That the Charge Slip represents a bona fide sale by a Retailer of the Goods and/or Services described in such Charge Slip, that the Charge Slip has not been included in any Charge Transaction Data previously transmitted to Bank, and that Retailer has delivered all the Goods and fully performed all the Services listed on such Charge Slip (except to the extent that any of following will be subsequently delivered or performed: (i) Goods purchased through an Absentee Transaction, (ii) Goods retained by Retailer for alteration services; and (iii) alteration services);
(b)    That a Retailer has shipped all the Goods listed on such Charge Slip which were purchased through an Absentee Transaction;
(c)    Except in the case of an Absentee Transaction, that the Charge Slip is signed and that the signature on the Charge Slip is similar to the signature on the Credit Card or the signature on another item of valid identification examined by a Retailer;
(d)    Except in the case of an Absentee Transaction, that the Charge Slip has not been materially altered after being signed by the Cardholder and, other than with respect to the Cardholder’s signature, is not illegible, inaccurate or incomplete;
(e)    That the transaction did not involve a cash advance or Goods or Services not listed on the Charge Slip and only Goods and Services sold by a Retailer are the subject of the transaction;
(f)    That the transaction was conducted by a Retailer in accordance with the Operating Procedures;
(g)    That none of the Goods and/or Services listed on such Charge Slip is an extended warranty;
(h)    To the extent permitted by Applicable Law and Network Rules, that the Account number of the Cardholder, or Cross-Shopping Account of a Cross-Shopping Cardholder, as the case may be, has been accurately printed on the corresponding Charge Slip;
(i)    That no Retailer has nor will, either directly or indirectly, take or grant or purport to take or grant any right or security interest in such Charge Slip or any related Credit Slip to or from any third party (other than to Bank);

(j)    That the transactions giving rise to the Charge Transaction Data were conducted by Retailers in accordance with Applicable Law pertaining to the sales of Goods and/or Services by Retailers;
(k)    That, to the knowledge of any Retailer, there is no fact, nor any claim or defense of a Cardholder or Cross-Shopping Cardholder, that would impair the validity, enforceability, or collectibility of the obligation of the Cardholder evidenced by the Charge Slip; and
(l)    That the Goods and/or Services were sold by a Retailer in the ordinary course of business to Cardholders, and that to the knowledge of any Retailer, Cardholders purchased such Goods and/or Services for personal, family or household purposes.
Section 8.02    Account Covenants. Until the Final Liquidation Date, Retailers covenant to do the following with respect to each transaction involving an Account or the Program:
(a)    Retailers shall respond to, and cooperate with, Bank promptly in connection with the resolution of disputes with Cardholders;
(b)    Retailers shall maintain a policy for the exchange and return of Goods and adjustments for Services rendered or not rendered that is in accordance with Applicable Law and shall promptly deliver a Credit Slip to the Cardholder and include credit for such return or adjustment in the Charge Transaction Data in accordance with the terms of this Agreement and the Operating Procedures in the event the return/exchange has been authorized in accordance with Retailers’ policies;
(c)    Retailers shall not seek or obtain any special agreement or condition from, nor discriminate in any way against, Cardholders as a class in a manner which would adversely affect any Cardholders;
(d)    Retailers shall comply with all Retailers’ warranties, if any, with respect to Goods and Services sold under an Account;
(e)    Retailers shall do nothing to prevent an Account from being valid and legally enforceable against any Cardholder otherwise obligated in respect thereof; and
(f)    Retailers, collectively, shall identify a single employee with appropriate authority for Bank to contact to address all matters relating to functional aspects of the Program.
Section 8.03    General Representations and Warranties. To induce Bank to originate Accounts and permit Purchases thereon, each Retailer, jointly and severally, makes the following representations and warranties to Bank, and each of which shall be deemed to be restated and remade on each date on which Bank originates any Account or extends any credit hereunder:
(a)    Each Retailer (i) is duly organized, validly existing, and in good standing under the laws of the state of its organization, (ii) is duly qualified and in good standing under the laws of each jurisdiction where its ownership or lease of property or the conduct of its business requires such qualification; (iii) has the requisite power and authority and the legal right to own and operate its properties, to lease the properties it operates under lease, and to conduct its business as now conducted and as it is contemplated to be conducted hereafter; (iv) has all necessary licenses, permits, consents, or approvals from or by, and has made all necessary notices to, all governmental authorities having jurisdiction, to the extent required for such current ownership and operations or for such further operations as are proposed to be conducted; and (v) is in compliance with its organizational documents.
(b)    The execution, delivery, and performance of this Agreement and all instruments and documents to be delivered by each Retailer hereunder and the execution, delivery and performance of the Gap Guaranty: (i) are within its power; (ii) have been duly authorized by all necessary and proper corporate, partnership or membership action; (iii) do not and will not contravene any provisions of its organizational documents; (iv) do not and will not violate any law or regulation or any order or decree of any court or governmental instrumentality; (v) do not and will not conflict with or result in the material breach of, or constitute a material default under any indenture, mortgage, deed of trust, lease, agreement, or other instrument to which it is a party or by which it or any of its assets or property are bound; and (vi) do not require any filing or registration with or the consent or approval of any governmental body, agency, authority, or any other person which has not been made or obtained. This Agreement has been duly executed and delivered by each Retailer and constitutes a legal, valid, and binding obligation of such Retailer, enforceable against such Retailer in accordance with its terms. The Gap Guaranty has been duly executed and delivered by The Gap, Inc. and constitutes the legal, valid and binding obligation of The Gap, Inc. enforceable against The Gap, Inc. in accordance with its terms.
(c)    The Gap, Inc. and each other Retailer is Solvent.
(d)    Neither The Gap, Inc. nor any other Retailer is in default with respect to any material contract, agreement, lease or other instrument to which it is a party which default could have a material adverse impact on The Gap, Inc. or on any other Retailer or any Retailer’s ability to perform under this Agreement or on The Gap, Inc.’s ability to perform the Gap Guaranty. Neither The Gap, Inc. nor any other Retailer has received any notice of default under any material contract, agreement, lease or other instrument which default could have a material adverse impact on The Gap, Inc. or on any other Retailer or on any Retailer’s ability to perform under this Agreement or on The Gap, Inc.’s ability to perform the Gap Guaranty.
(e)    No contract, agreement, lease, or other instrument to which The Gap, Inc. or any other Retailer is a party or by which The Gap, Inc. or any other Retailer is bound, and no provision of Applicable Law could materially and adversely affect the financial condition, business, operations, property or prospects of The Gap, Inc. or any other Retailer.
(f)    All information furnished by each Retailer to Bank for purposes of or in connection with this Agreement or any information hereafter furnished by any Retailer to Bank, is and will be true and correct in all material respects and no such information omits to state a material fact necessary to make the information so furnished not misleading. There is no fact known to any Retailer which the Retailer has not disclosed to Bank which could materially and adversely affect the financial condition, business, operations, property, or prospects of The Gap, Inc. or any other Retailer.

(g)    No Default or Event of Default has occurred and is continuing.
(h)    The state of organization, chief executive office and principal place of business of each Retailer is accurately set forth on Schedule 8.03(h) hereto. The correct legal name of each Retailer is set forth on Schedule 8.03(h) hereto. Such name, together with the Licensed Marks are the only names under which Retailers currently conduct or have heretofore conducted business. Each Retailer owns the Licensed Marks used by such Retailer or has received all necessary authority from the owner(s) of any Licensed Mark to use such Licensed Marks in connection with the Program and to license the use of such Licensed Marks to Bank as herein provided.
(i)    There are no actions, suits or proceedings existing or pending before any court, arbitrator or governmental administrative body or agency, or, to the knowledge of any Retailer, threatened against The Gap, Inc. or any other Retailer, which could affect the validity or enforceability of this Agreement or the Gap Guaranty or which could have a material adverse effect on the ability of any Retailer to perform its obligations hereunder or on the ability of The Gap, Inc. to perform its obligations under the Gap Guaranty.
Section 8.04    Additional Affirmative Covenants of Retailers. Until the Final Liquidation Date (except as set forth below), unless Bank shall otherwise consent in writing, Retailers will:
(a)    Comply in all material respects with all Applicable Law applicable to Retailers, their business, or their properties including, without limitation, all laws, regulations, rules and orders relating to (i) descriptions of Goods and/or Services, pricing, and charges, (ii) Retailers’ sales material or practices, including, but not limited to, the sales order forms, sales invoices, promotional and advertising materials and similar forms or (iii) actions or omissions (at the point-of-sale or otherwise) of any Retailer or its employees, agents or representatives except where any failure to comply with such Applicable Law would not have a material adverse effect on any Retailer or on any Retailer’s ability to perform this Agreement or on Bank’s ability to collect any Indebtedness.
(b)    Promptly upon receipt, deliver to Bank copies of any communications relating to an Account received from a Cardholder or from any governmental or regulatory authority.
(c)    Permit Bank, at Bank’s sole cost and expense, from time to time, during normal business hours and upon reasonable notice, to visit the corporate offices and facilities of each Retailer, to discuss the Program with Retailers and their respective officers, directors and employees, to examine the books and records of Retailers relating to transactions submitted for settlement under the Program or to have the same examined by Bank’s attorneys and/or accountants, subject to applicable privacy laws and other Applicable Law and Retailers’ privacy policies, as provided to Bank, and to audit general security procedures relative to Cardholder data. In connection therewith, Retailers agree, subject to applicable privacy laws and other Applicable Law, to make data regarding the Program available to Bank and in connection therewith to permit Bank to make copies of such documentation, provided that after the Operation Period, Bank’s audit rights will be limited to general security procedures relative to Cardholder data.

(d)    During the Operation Period, (i) Maintain a direct link from the Internet Site(s) to an on-line credit center webpage hosted and maintained by Bank (“Credit Center Site”), (ii) permit Cardholders to make Private Label Retailer Purchases, Co-brand Retailer Purchases and Cross-Shopping Purchases on-line and to charge such purchases to their Accounts on the Internet Site(s), at the Piperlime Retailer Location and at the Athleta Retailer Location; (iii) maintain and operate the Internet Site(s), the Piperlime Retailer Location and the Athleta Retailer Location so that all Absentee Transactions processed through such site(s) will be accepted on a secure basis; and (iv) promote the Program on the Internet Site(s). Retailers will cooperate with Bank in operating and maintaining the Credit Center Site, such that, as systems permit, the Credit Center Site will permit Retailers’ customers to view their bills and to submit customer service inquiries directly to Bank, each online, and to permit Retailers’ customers to apply for Credit Cards. Retailers shall not honor Credit Cards or submit Charge Transaction Data to Bank for the purchase of any Goods and/or Services from a Retailer where the Account information necessary to effect the purchase is provided through an Internet Site unless and until such Internet Site is maintained and operated as provided in the first sentence of this Section 8.04(d). All authorizations for on-line Private Label Retailer Purchases, Co-brand Retailer Purchases and Cross-Shopping Purchases will be separately tagged with a unique store-of-sale number.
(e)    Pay when due any sales taxes relating to the sale of Goods and/or Services; cooperate with Bank and its affiliates to develop, if feasible, a commercially reasonable reporting system to provide Bank with a monthly electronic file of all sales taxes paid, identified by Account (provided that Bank shall be solely responsible for all costs and expenses of developing any such reporting system and for preparing any such report); cooperate with Bank and its Affiliates (at Bank’s sole cost and expense) to recover any sales tax charged to an Account which has been written off by Bank and its Affiliates; and, pay to Bank the amount of any refund received from any state or locality with respect thereto (provided, that all such payments shall be reflected on the applicable Gain Sharing Statements computed in accordance with Exhibit D).
(f)    Train store associates to maximize usage of Bank’s automated voice response unit line.
(g)    Cooperate with Bank to evaluate, and to the extent technically feasible, to implement mutually agreeable online fraud prevention procedures for Cardholders making Private Label Retailer Purchases, Co-brand Retailer Purchases and Cross-Shopping Purchases through (a) an Internet Site, (b) the Piperlime Retailer Locations, and (c) the Athleta Retailer Locations.
(h)    Maintain during the Operation Period systems to electronically transfer the work and home telephone numbers for each applicant under the Program to Bank through Units.
(i)    Maintain during the Operation Period an enhanced process to identify the first purchase financed on an Account where the Credit Card Application was not submitted for processing in a Store, but where such first purchase occurs in a Store.
(j)    Use commercially reasonable efforts, including training and managing of sales associates, to ensure that the Credit Card Agreement is provided to each prospective Cardholder before a Private Label Retailer Purchase, Co-brand Retailer Purchase or a Cross-Shopping Purchase is processed to such Cardholder’s Account.
(k)    Subject to Applicable Law, until the expiration of the Operation Period, as soon as legally permitted to do so (taking into account any nondisclosure or confidentiality agreements), advise Bank of any signed commitment or letter of intent regarding any transaction which if consummated would give rise to a Divestiture and, in any event, immediately advise Bank of the consummation or occurrence of any Divestiture. In connection with any Divestiture, at Bank’s request, Retailers shall facilitate communications between Bank and any acquirer in any such transaction (by making introductions and otherwise cooperating in such arrangements) to afford Bank the opportunity the enter into a private label credit card and/or a co-branded bankcard agreement with such acquirer.
(l)    As soon as commercially practicable, and to the extent technically feasible and legally compliant, develop and implement systems to capture and transmit to Bank at the time a Credit Card Application is submitted, e-mail address(es), cell phone number(s) and authorized user information obtained from such application.
(m)    Retailers will permit Bank, during the Operation Period, and hereby authorize Bank, to audit and monitor the administration and promotion of the Program through anonymous requests to open or utilize credit card accounts under the Program and by other means. Retailers agree to cooperate with Bank to ensure ongoing security and protection of applicant and cardholder data and to ensure that the Program complies with Applicable Law, including prohibitions on unfair, deceptive or abusive practices. With respect to Program compliance, such cooperation shall include, without limitation, ensuring that credit-related advertising and other disclosures comply with Bank provided models and that Retailers’ associates are properly trained to offer credit fairly and without discriminating against any applicant. Retailers will, and will cause their vendors, agents and subcontractors to, provide access to such information and resources as are reasonably necessary to confirm compliance and data security, and will make such required changes as reasonably recommended by Bank with regard to data security and compliance with Applicable Law.
Section 8.05    Additional Negative Covenant of Retailers.
(a)    Except with respect to the Program [***], during the Operation Period, no Retailer shall originate or assist in the origination of any consumer open end credit product that may be used to purchase Goods and/or Services with respect to any individual that such Retailer knows or should know has a postal mailing addresses in the United States or Puerto Rico. For purposes of this Section 8.05(a), “assist” means (i) marketing or allowing marketing at Retailer Locations, (ii) providing any Retailer’s customer names or lists for use in marketing, (iii) using any mark owned, licensed or controlled by any Retailer or allowing such marks to be used in connection with marketing, (iv) using any mark owned, licensed or controlled by any Retailer or allowing such marks to be used on any consumer open end credit product that may be used to purchase Goods and/or Services; and (v) providing an advertisement on an Internet Website that includes a promotion for origination of a consumer open end credit product except as provided in Section 8.05(c)(ii). [***]. For purposes of this Section 8.05(a), “marketing” means any Retailer’s or any other Person’s marketing, advertising or soliciting the origination of, or encouraging individuals to obtain, any consumer open end credit product that may be used to purchase Goods and/or Services.
(b)    Except as set forth in the following sentence, Retailers will not promote more favorably than the Program any co-sponsored, non-branded program which provides customers of Retailers with benefits based on using another credit card issuer’s credit card to make purchases at Retailer Locations (and Retailers shall not promote any such program at any Retailer Locations). [***].
(c)    Nothing in this Section 8.05 or in this Agreement shall limit or restrict the ability of Retailers to:
(i)    promote, originate, or assist in the origination of debit cards, gift cards, prepaid cards, stored value cards (including such cards with incidental credit features), secured card products, whether or not such products bear any Licensed Marks, including any Gift Products or Loyalty Cards;
(ii)    host online banner advertisements that solicit consumer open end credit applications or offer promotions for the origination of consumer open end credit that do not bear any mark owned, licensed or controlled by any Retailer; provided, however, that consumers cannot apply for such consumer open end credit products directly on an Internet Site;
(iii)    accept any and all forms of payment at any time and location and in any medium and display customary acceptance identification at any Retailer Locations; or
(iv)    offer, sponsor, promote or endorse any Mobile Wallet to the extent contemplated by Section 2.07.
(d)    For the avoidance of doubt, except as set forth in Sections 8.05(a), 8.05(b) and 8.05(e), nothing in this Agreement limits or restricts the ability of Retailers to promote, originate, assist in the origination of, or offer any financial products that may be used to purchase Goods and/or Services.
(e)    Except for consumer open end credit products subject to Section 8.05(a), Retailers shall have the right to enter into negotiations with third parties regarding the provision of products or services that may be used to purchase Goods and/or Services; provided, that if Retailers conduct an RFP, Bank will be included in any RFP process for such products or services on substantially similar terms (unless Bank expressly declines to participate). In no event shall Retailers be obligated to first enter into discussions with Bank to provide such products or services prior to entering into negotiations or discussions with other third parties.
(f)    Notwithstanding Section 8.05(a) or any other provision of this Agreement (except Section 14.15), Retailers shall have the right to:
(i)    confer at any time, during or after the Operation Period, regarding any matter with any potential alternative issuer of a private label credit card or a co-branded credit card or Mobile Wallet; and

(ii)    enter into any agreement at any time, during or after the Operation Period, with such an issuer for the issuance of any open end private label or co-brand product, provided that such agreement does not take effect during the Operation Period; and
(iii)    during the Operation Period and subject to Applicable Law and Section 2.01(d) hereof, promote to any customers, sponsor communications to any customers, solicit any customers for, permit solicitation of any customers for or make available to any customers (and to take the same types of actions with respect to any holders of Accounts that have no purchase activity for the prior twelve (12) Billing Periods on the Credit Cards any instrument described in Section 8.05(c)(i).
(g)    Nothing in this Section 8.05 shall preclude Retailers from accepting a Gap-branded private label credit or charge card or a co-branded bankcard as a method of payment at a Retailer Location or an Alternate Site where such credit or charge card has been issued to the cardholder under a private label credit program or a co-branded bankcard program that is only available to persons with postal mailing addresses outside of the United States and Puerto Rico.
(h)    [***]
(i)    [***]
(ii)    [***].
ARTICLE IX
WARRANTIES AND COVENANTS OF BANK

Section 9.01    Representations and Warranties of Bank and Bank Parent. To induce Retailers to participate in the Program and to promote the extension of credit thereunder, Bank and Bank Parent make the following representations and warranties to Retailers, each of which shall be deemed to be restated and remade on each date on which Bank originates Accounts or extends credit hereunder:
(a)    Bank (i), as of the date of this Agreement, is a federal savings bank duly organized, validly existing, and in good standing under the laws of the United States; (ii) has the requisite corporate power and authority and the legal right to own, pledge, mortgage, and operate its properties, to lease the properties it operates under lease, and to conduct its business as now conducted and as it is contemplated to be conducted hereafter; and (iii) is in compliance with its charter documents. Bank Parent (i), as of the date of this Agreement, is a Delaware corporation duly organized, validly existing and in good standing under the laws of the state of its organization, (ii) has the requisite corporate power and authority and the legal right to own, pledge, mortgage, and operate its properties, to lease the properties it operates under the lease, and to conduct its business as now conducted and as it is contemplated to be conducted hereafter, and (iii) is in compliance with its organizational documents.
(b)    As of the date of this Agreement, Bank is subject to regulation and examination by the Office of the Comptroller of the Currency.

(c)    The execution, delivery, and performance of this Agreement and all instruments and documents to be delivered by Bank hereunder, and the execution, delivery and performance of the Bank Parent Guaranty, respectively: (i) are within Bank’s and Bank Parent’s corporate powers; (ii) have been duly authorized by all necessary and proper corporate action; (iii) do not and will not contravene any provision of Bank’s or Bank Parent’s charter documents, certificate of incorporation or bylaws, as the case may be; (iv) do not and will not violate any law or regulation or an order or decree of any court or governmental instrumentality to which Bank or Bank Parent is subject; (v) do not and will not conflict with or result in the material breach of, or constitute a material default under, any indenture, mortgage, deed of trust, lease, agreement, or other instrument to which Bank or Bank Parent is a party or by which Bank, Bank Parent or any of their assets or property are bound; and (vi) do not require any filing or registration by Bank or Bank Parent with or the consent or approval of any governmental body, agency, authority, or any other person which has not been made or obtained. This Agreement has been duly executed and delivered by Bank and constitutes the legal, valid, and binding obligation of Bank, enforceable against Bank in accordance with its terms. The Bank Parent Guaranty has been duly executed and delivered by Bank Parent and the Bank Parent Guaranty constitutes the legal, valid and binding obligation of Bank Parent enforceable against Bank Parent in accordance with its terms.
(d)    Each of Bank Parent and Bank is Solvent.
(e)    Neither Bank nor Bank Parent is in default with respect to any material contract, agreement, lease or other instrument to which it is a party which default could have a material adverse impact upon Bank or on Bank Parent or on Bank’s or Bank Parent’s ability to perform under the Agreement or on Bank Parent’s ability to perform the Bank Parent Guaranty. Neither Bank nor Bank Parent has received any notice of default under any material contract, agreement, lease or other instrument which default could have a material adverse impact on Bank or Bank Parent or on any of Bank’s or Bank Parent’s ability to perform under this Agreement or on Bank Parent’s ability to perform the Bank Parent Guaranty.
(f)    No contract, agreement, lease, or other instrument to which Bank or Bank Parent is a party or by which Bank or Bank Parent is bound, and no provision of any Applicable Law could materially and adversely affect the financial condition, business, operations, property or prospects of Bank or Bank Parent.
(g)    All information furnished by Bank or Bank Parent to Retailers for purposes of or in connection with this Agreement or any information hereafter furnished by Bank or Bank Parent to Retailers, is and will be true and correct in all material respects and no such information omits to state a material fact necessary to make the information so furnished not misleading. There is no fact known to Bank or Bank Parent which party has not disclosed to a Retailer which could materially and adversely affect the financial condition, business, operations, property, or prospects of Bank or Bank Parent.
(h)    No Bank Termination Event, or event which but for the passage of time would be a Bank Termination Event, has occurred and is continuing.
(i)    There are no actions, suits or proceedings existing or pending before any court, arbitrator or governmental administrative body or agency, or, to the knowledge of Bank or

Bank Parent, threatened against Bank or Bank Parent which could affect the validity or enforceability of this Agreement or the Bank Parent Guaranty or which could have a material adverse effect on the ability of Bank or Bank Parent to perform its obligations hereunder or on the ability of Bank Parent to perform its obligations under the Bank Parent Guaranty.
Section 9.02    Bank Covenants. During the Operation Period, unless Retailers otherwise consent in writing:
(a)    Bank will provide appropriate levels of staffing and will provide appropriate training to its employees to permit Bank to fully perform its obligations hereunder. Without limiting the foregoing:
(i)    Bank will provide [***] account managers for the Credit Card Programs covering the following [***], with competencies and required skills to be mutually agreed upon by Bank and Retailers;
(ii)    Bank will provide no less than [***] personnel dedicated to the Credit Card Programs, [***]; provided, that Retailers shall have the right to propose to Bank (x) certain efficiency changes in the use and number of such personnel, and (y) such additional staffing as needed to appropriately support the Program, which proposals Bank shall consider in good faith; provided, that if Bank chooses not to implement Retailers’ proposed changes, Bank will provide Retailers with a detailed explanation of Bank’s reasons therefor;
(iii)    Bank will provide customer service through [***] customer service representatives;
(iv)    Bank will provide a [***] line to a supervisor at Bank’s customer service center for use by Retailers’ customer service center;
(v)    Collections will be conducted either by a group of Bank employees servicing specialty retailer accounts or by third parties engaged by Bank;
(vi)    Bank will provide MIS support and support for all other technical aspects of the Program through a single individual designated by Bank whose identity may change from time to time;
(vii)    To address a specific Cardholder inquiry, on an exception basis only, managers or other senior customer service personnel will be available on a timely basis to review, at Retailers’ request, credit and other customer service decisions made by Bank’s customer service representatives to ensure that such decisions comply with all applicable governmental credit regulations and Bank policy; and
(viii)    Bank will provide Retailers with opportunities to interview candidates for key program positions to be filled after the Effective Date (including the positions set forth on Schedule 3.09(b)) prior to Bank’s assigning such individuals to perform Bank’s obligations under this Agreement and will participate in a semi-annual forum to review staffing provided by Bank and will present the results of each forum to the Program Management Committee. If Retailers express concerns over the performance of an individual in a key program position, Bank shall reasonably consider such concerns, subject to Applicable Law as well as Bank’s policies and procedures.
(b)    Bank will develop and review customer service scripts with Retailers. Bank agrees to consider in good faith all suggested changes requested by Retailers to such customer service scripts. Retailers acknowledge that such scripts are used only as guidelines by Bank employees and that Bank employees are authorized to deviate from the customer service script guidelines where necessary or appropriate to provide normal, courteous customer service.
(c)    On the same day that a Cardholder notifies Bank of a lost or stolen Credit Card, Bank will close such Cardholder’s Account (for purposes of processing further Purchases on Account) and simultaneously open a new Account in the name of such Cardholder.
(d)    Bank will refund Cardholder credit balances on Accounts provided (i) such credit balance exceeds one dollar ($1.00); (ii) such Account is not in dispute; and (iii) such credit balance has remained unchanged for at least forty-five (45) days. All such refunds shall be made within thirty (30) days after the first day on which all of the conditions set forth in the preceding sentence have been satisfied.
(e)    Bank will provide limited on-site support as mutually agreed by the parties for the opening of new Retailer Locations which Retailers designate as “flagship” or otherwise exceptional stores. Such on-site support shall be provided [***] by at least one of Bank’s full time marketing employees, account executives, or their respective designees.
(f)    [***].
(g)    Bank will permit Retailers, at Retailers’ sole cost and expense, from time to time, during normal business hours and upon reasonable notice, to visit the offices and facilities of Bank, to discuss the Program with Bank and its officers, directors and employees and, subject to applicable privacy laws and other Applicable Law, to examine the books and records relating to settlement payments made by Bank to Retailers under the Program or to have the same examined by Retailers’ attorneys and/or accountants and to audit general security procedures relative to Cardholder data. In connection therewith, Bank agrees, subject to applicable privacy laws and other Applicable Law and Bank Privacy Policy, as provided to Retailers, to make data regarding the Program available to Retailers and in connection therewith to permit Retailers to make copies of such documentation. Bank will permit a customer service liaison of Retailers to periodically visit Bank’s customer service center during normal business hours upon reasonable notice to discuss various service aspects of the Program, including, but not limited to, store performance, best practice sharing, customer concerns, and waiver of late fees for customers who are delinquent.
(h)    Bank Reporting.
(i)    Bank will provide Retailers with the reports set forth on Schedule 9.02(h)(i) hereto, which Retailers and Bank may mutually amend from time to time pursuant to Section 9.02(h)(iv), within the timeframes set forth therein.

(ii)    Bank will provide Retailers with the performance standard reporting relative to the performance measurements set forth on the attached Schedule 9.02(h)(ii) at the monthly Program Execution Committee meetings contemplated under Section 3.09(a).
(iii)    Bank will provide Retailers with a [***] masterfile with the data fields set forth on Schedule 9.02(h)(iii). Each [***] masterfile may only include information that has changed since the last masterfile. The provisions of this Agreement, including Section 3.04(g), will apply to the masterfile.
(iv)    Bank will provide additional reporting with respect to the Program reasonably requested by Retailers, subject to any contractual restrictions applicable to Bank, Applicable Law, and reasonable cost, scope, and timeframe considerations.
(v)    Bank will provide Retailers with marketing campaign reporting [***] as agreed by the parties. In addition, Bank will provide to Retailers a complete report of each campaign within [***] of the completion of each applicable campaign.
(i)    Bank will comply in all material respects with Applicable Law in the conduct of its business, or with respect to its properties, except where the failure to comply with Applicable Law would not have a material adverse effect on Bank or on Bank’s ability to perform this Agreement.
(j)    Bank’s computer for processing authorizations will provide fault-tolerant back-up performance capability. In the event the Bank’s primary data center is inoperable, Bank will promptly (and, in any event, within seven days) transfer processing to alternate backup sites, which sites will be capable of fully processing Retailers’ transaction volumes.
(k)    Bank’s technical support staff will provide initial acknowledgement and response within [***] of initial notification by Retailers of an interruption to Bank’s capabilities to process electronic authorizations from any Retailer Location due to a malfunction or “downtime” of Bank’s host or Visa Authorization Processing equipment. When Retailer Locations are off-line with Bank due to any such malfunction or “downtime”, Bank’s technical support staff will communicate to the General Manager of Gap Inc. Direct (to an e-mail address most recently provided by Retailers to Bank in writing, as the same may be amended from time to time in writing) the status of the problem investigation and resolution every [***] until such Retailer Locations are back on-line.
(l)    Bank will establish an automated voice response unit line which will be maintained and operated in a manner similar to Bank’s automated voice response lines for other premier specialty retail clients.
(m)    Bank will cooperate with Retailers and their Affiliates (at Retailers’ sole cost and expense) in the recovery from any state or locality of sales tax charged to an Account which has been charged back to a Retailer pursuant to Section 7.01 hereof and thereafter written off by Retailers.
(n)    Bank will cooperate with Retailers to evaluate, and to the extent technically feasible, to implement mutually agreeable online fraud prevention procedures for Cardholders making Purchases through an Internet Site, through the Piperlime Retailer Location or through the Athleta Retailer Location.
(o)    Bank will cooperate with Retailers to implement, as soon as commercially practicable and to the extent technically feasible, an enhanced process to identify the first Private Label Retailer Purchase or Co-brand Retailer Purchase on an Account where the Credit Card Application was not submitted for processing in a Store, but where such first purchase occurs in a Store.
(p)    Not later than the [***], Bank shall prepare and deliver to the Program Execution Committee a written report pertaining to the “Program Performance” in the immediately preceding [***] as outlined in Schedule 9.02(h)(i). Bank will make available representatives to explain to the Program Execution Committee any variations during such [***] in actual performance to annual Program operating plan.
(q)    Prior to the Bank’s implementation of its rights pursuant to Section 11.02(f) hereof, Bank shall use commercially reasonable efforts to give Retailers advance notice of any Change in Law as defined in Section 11.02(f).
(r)    If there shall be a Divestiture then, (i) subject to Applicable Law and the consent of the Retailers (x) all Non-Divested Retailers party to this Agreement shall continue to process Cross-Shopping Purchases in accordance with this Agreement; and (y) if Bank continues to own the Accounts (including as defined in the other Credit Card Program Agreements) originated by the Retailer(s) subject to such Divestiture, within one hundred eighty (180) days following such Divestiture, (A) Bank and Retailers shall mutually agree on a group of holders of such Accounts to whom Bank shall provide Private Label Credit Cards or Co-brand Credit Cards bearing the mark of one or more Non-Divested Retailers, and (B) Bank shall provide such Credit Cards, with the costs associated with the provision of such Cards borne equally by the Non-Divested Retailers and Bank; and (ii) if Bank continues to own the Accounts (including as defined in the other Credit Card Program Agreements) originated by the Retailer(s) subject to such Divestiture, then as to such Accounts that have no purchase activity for the prior eighteen (18) Billing Periods (including as defined in the other Credit Card Program Agreements), Bank shall have the right, at its option, to convert such Accounts to (x) Co-brand Accounts or Private Label Accounts (including as “Co-brand Accounts” and “Private Label Accounts” are defined in the other Credit Card Program Agreements), (y) another generally accepted multi-purpose credit card, or (z) another private label card, provided that the cards referred to in clauses (y) and (z) shall not bear the mark of any Competing Retailer.
(s)    The following shall apply to Service Level Failures:
(i)    In any 12 consecutive month period, Bank shall [***].
(ii)    In any 12 consecutive month period, Bank shall [***]. Within [***] after the end of any month in which Bank failed to meet a performance standard set forth in Schedule 9.02(h)(ii) hereof, Bank will provide Retailers in reasonable detail the root cause for such failure. [***] days after the end of any month in which Bank failed to meet a performance standard set forth in Schedule 9.02(h)(ii) hereof, Bank will provide to Retailers a written action plan describing in reasonable detail (i) steps to be taken to cure such failure within the next [***] and (ii) steps being taken to prevent the reoccurrence of such failure during the remainder of the Operation Period.
(t)    [***] for the Program shall at all times be consistent with the Deemed Equity Amount.
(u)    [***].
(v)    [***].
(w)    Within [***] following the completion of each [***] period, as identified to Bank by Retailers, Bank shall provide Retailers with a completed Co-brand Credit Card report for such period, in the form set forth in Schedule 9.02(w) as such schedule shall be amended in the event of any Network change pursuant to Section 2.06. Notwithstanding anything in this Agreement to the contrary, Bank hereby acknowledges and agrees that such completed form, together with any Co-brand Credit Card volume reporting provided by Bank to Retailers, may be provided by Retailers to the Network; provided, that Retailers shall ensure that such form and any such Co-brand Credit Card volume information provided by Retailers to the Network is kept confidential by the Network.
(x)    Bank will use commercially reasonable efforts to provide actionable strategies for Program and product sales improvement for Retailers’ consideration based on Bank’s ongoing analysis of Cardholder purchase and other behaviors (both actual and predicted) at both Retailer Locations and Non-Retailer Locations. Bank shall periodically provide such strategies to the Program Execution Committee for review and, if appropriate, the parties shall assess the viability of such strategies (to the extent applicable to the Program) through the Strategic Operating Council.
(y)    Bank will notify Retailers of any failure by (i) Bank to maintain a [***].
ARTICLE X
EVENTS OF DEFAULT; RIGHTS AND REMEDIES
Section 10.01    Events of Default. The occurrence of any one or more of the following events (regardless of the reason therefor) shall constitute an “Event of Default” hereunder:
(a)    Any Retailer shall fail to pay Bank any amount when due and payable and the same shall remain unpaid for a period of fifteen (15) days after Bank shall have made written demand therefor, provided, however that the failure to make a payment due hereunder shall not constitute an “Event of Default” if the aggregate amount which Retailers, collectively, have failed to pay is [***] or Retailers, acting collectively and in good faith, have delivered a written notice to Bank contesting their obligation to make such payment(s);
(b)    Any Retailer shall materially fail or neglect to perform, keep, or observe any term, provision, condition, or covenant contained in this Agreement (other than the covenants contained in the penultimate sentence of Section 6.03 and covenants contained in Section 13.01 that is required to be performed, kept, or observed by it and such failure or neglect shall continue without cure for a period of thirty (30) days after Bank shall have given written notice thereof;
(c)    Any Retailer shall fail or neglect to perform, keep or observe any term, provision, condition or covenant contained in the penultimate sentence of Section 6.03 or in Section 13.01 and such failure or neglect shall continue without cure for a period of sixty (60) days;
(d)    Any representation, warranty or statement (other than a representation made pursuant to Section 8.01 hereof), made, delivered or deemed made by any Retailer or by any officer of a Retailer shall prove not to have been true and correct in any material respect as of the date when made, delivered or deemed made and the failure to be true and correct has a material adverse effect on any Retailer’s ability to perform its obligations hereunder or on The Gap, Inc.’s ability to perform its obligations under the Gap Guaranty;
(e)    The Gap, Inc. or any other Retailer (i) shall no longer be Solvent; (ii) shall generally not pay its debts as such debts become due, or shall admit in writing its inability to pay its debts generally; (iii) shall make a general assignment for the benefit of its creditors; or (iv) shall institute or have instituted against it, any proceeding seeking to adjudicate it a bankrupt or insolvent or seeking liquidation, winding up, reorganization, arrangement, adjustment, protection, relief, or composition of it or its debts under any law relating to bankruptcy, insolvency, or reorganization or relief of debtors, or seeking the entry of an order for relief or the appointment of a receiver, trustee, custodian or other similar official for it or for any substantial part of its property; or (v) shall take any corporate action to authorize any of the actions set forth above in this paragraph(e);
Section 10.02    Bank Remedies.
(a)    If any Event of Default shall have occurred and be continuing, all of the Retailers’ payment obligations hereunder shall, in Bank’s sole discretion, be deemed immediately due and payable.
(b)    If any Event of Default shall have occurred and be continuing, Bank shall have the right to (i) discontinue originating or offering new Accounts; (ii) discontinue accepting Charge Slips and Charge Transaction Data or otherwise extending credit; (iii) give notice terminating the Operation Period; and/or (iv) exercise all such other rights and remedies as Bank may have under this Agreement, under the Gap Guaranty and under Applicable Law.
Section 10.03    Bank Termination Events. The occurrence of any one or more of the following events shall constitute a “Bank Termination Event” hereunder:
(a)    Bank shall fail to pay any amount when due hereunder and the same shall remain unpaid for a period of five (5) days after Retailers, acting collectively, shall have made written demand therefor provided, however, that the failure to make a payment due hereunder shall not constitute a “Bank Termination Event” if the aggregate amount which Bank has failed to pay is [***] or Bank, acting in good faith, has delivered a written notice to Retailers contesting its obligation to make such payment(s);

(b)    Bank shall materially fail or neglect to perform, keep, or observe any other term, provision, condition, or covenant contained in this Agreement that is required to be performed, kept, or observed by it, including Bank’s failure, in any material respect, to provide accurate reports, and such failure or neglect shall continue without cure for a period of thirty (30) days after Retailers, acting collectively, shall have given written notice thereof;
(c)    any representation, warranty or statement, made, delivered or deemed made by Bank hereunder shall prove not to have been true and correct in all material respects as of the date when made, delivered or deemed made and such failure to be true and correct has a material adverse effect on Bank’s ability to perform its obligations hereunder or on Bank Parent’s ability to perform its obligations under the Bank Parent Guaranty;
(d)    Bank (i) shall no longer be Solvent; (ii) shall generally not pay its debts as such debts become due or shall admit in writing its inability to pay its debts generally; (iii) shall make a general assignment for the benefit of its creditors; (iv) shall be declared insolvent by an appropriate bank regulator or have a receiver or conservator appointed to manage the affairs of the institution; (v) shall institute or have instituted against it any proceeding seeking to adjudicate it a bankrupt or insolvent or seeking liquidation, winding up, reorganization, arrangement, adjustment, protection, relief, or composition of it or its debts under any law relating to bankruptcy, insolvency, or reorganization or relief of debtors, or seeking the entry of an order for relief or the appointment of a receiver, trustee, custodian or other similar official for it or for any substantial part of its property; (vi) shall have any restriction placed on its activities by a state or federal bank regulator which would preclude Bank from performing under this Agreement; or (vii) shall take any corporate action to authorize any of the actions set forth above in this subclause (d);
(e)    a Performance Measurement Termination Event shall have occurred during any period of [***]. For the avoidance of doubt, Retailers’ sole remedies with respect to any Service Level Failures with respect to the Program shall be the [***] set forth in Section 9.02(s) [***]. As used in this Section 10.03(e), a “Performance Measurement Termination Event” shall be deemed to have occurred on each occasion when [***], and where:
(i)    the failure to meet such performance measurement is not the result of one of the following: (1) a force majeure event of the sort described in Section 11.04(a) hereof; (2) the failure of any Retailer to comply with the terms of this Agreement or the Operating Procedures; (3) the submission by telephone of more than [***] of the Credit Card Applications submitted to Bank in any one month provided, however, that any Credit Card Applications submitted by phone shall not be included in the calculation of such [***] if such Credit Card Application is submitted to Bank by phone (A) when Bank’s application network is not operable to process applications submitted electronically or (B) more than [***] after such Credit Card Application is properly received by Bank if Bank has not responded with a status message such as: “Approved”, “Declined”, “Awaiting Credit Bureau Processing”, “Queued”, or “Error”; (4) Retailers’ ability to process Credit Card Applications at the point of sale (other than by telephone or mail) is inoperable or Retailers’ ability to accept Credit Card Applications through its Internet Site is unavailable; or (5) any other event which Bank can reasonably demonstrate is beyond Bank’s reasonable control; provided that Bank shall take reasonable steps to mitigate once Bank becomes aware of such event and shall inform Retailers promptly, in no event later than [***] after Bank becomes aware of such event, of actions Bank will take to respond to such event;
(ii)    such Performance Measurement Termination Event has had [***] a material adverse effect on the Program, on Retailers, or on Retailers’ relationship with Cardholders; and
(iii)    Retailers, acting collectively, have provided Bank with a written notice of termination within [***] after Retailers learn of such Performance Measurement Termination Event.
(f)    at any time after the Effective Date:
(i)    [***]
(ii)    [***]
provided, however, that the events described in this subclause (f) shall only constitute “Bank Termination Events” if at all times from the Effective Date through the date on which any such event shall occur (W) the demographic and economic profile of Retailers’ customer base has been substantially similar to the demographic and economic profile of customers applying for credit at other specialty retailers and department stores; (X) Retailers’ management and their respective employees located in Retailer Locations have actively supported the Program, have sought to market the Program to all potential Cardholders and have offered Retailers’ customers incentives for applying for and activating a Credit Card; (Y) no Retailer has materially altered the mix and quality of Goods and Services offered at Retailer Locations; and (Z) no external factors of a general economic nature such as a national or regional recession or other economic downturn shall have occurred. Bank and Retailers agree that if they develop and deploy the capability to transact Co-Brand Retailer Purchases and/or Private Label Retailer Purchases through the use of any mobile phone or other handheld electronic device (i.e., to use any such device as a method of payment), they shall discuss in good faith (x) the impact of such transactions on the authorization rate set forth in Section 10.03(f)(ii), and (y) adjustments thereto if appropriate. Retailers acknowledge and agree that Retailers’ sole remedy with respect to this Section 10.03(f) shall be to terminate this Agreement; provided, that such limitation on remedies shall not apply to Bank’s obligation to indemnify Retailers for any third-party claims to the extent set forth in Section 12.02.
Section 10.04    Retailers Remedies.
(a)    If any Bank Termination Event shall have occurred and be continuing, all of Bank’s payment obligations hereunder shall, in Retailers’ sole discretion, be deemed immediately due and payable.
(b)    If any Bank Termination Event shall have occurred and be continuing, then after providing written notice to Bank, Retailers, acting collectively, shall have the rights to terminate the Operation Period and to exercise their purchase option in accordance with Sections 11.02 and 11.03 hereof and/or to exercise all such other rights and remedies as Retailers may have under this Agreement, under the Bank Parent Guaranty, and under Applicable Law.

ARTICLE XI
TERM/TERMINATION
Section 11.01    Operation Period. The Operation Period shall commence on the Effective Date and shall continue until the date that is the last day of the fiscal month of April 2022, which is, as of the Effective Date, May 8, 2022 (the “Initial Term”). Unless Retailers, acting collectively, shall provide written notice of non-extension to Bank or Bank shall provide written notice of non-extension to Retailers, in each case, at least twelve (12) months prior to the expiration of the Initial Term (or, where applicable, the expiration of any extension term) the Operation Period shall thereafter be extended automatically for successive 1-year periods, each of which shall expire on the date that is the last day of the fiscal month of Bank that is closest to the end of any such twelve (12) month extension period.
Section 11.02    Termination. Notwithstanding anything in Section 11.01 to the contrary, the Operation Period may be terminated as provided below without need of any prior judicial declaration:
(a)    Retailers, acting collectively, shall have the right to terminate the Operation Period in accordance with Section 11.03 hereof upon written notice if a Bank Termination Event shall occur and be continuing.
(b)    Bank shall have the right to terminate the Operation Period immediately upon written notice if an Event of Default shall occur and be continuing.
(c)    Retailers, acting collectively, shall have the right to terminate the Operation Period in accordance with Section 11.03 hereof after Bank makes an election pursuant to Section 2.02(b)(ii) hereof.
(d)    Retailers, acting collectively, shall have the right to terminate the Operation Period in accordance with Section 11.03 hereof at any time after Bank exercises any unilateral right pursuant to Section [***] hereof, if [***].
(e)    As provided in Section 11.04, either Retailers, acting collectively, or Bank shall have the right to terminate the Operation Period if a force majeure event shall occur.
(f)    If (i) there is a change in any Applicable Law (including new interpretations thereof) occurring after the Effective Date (it being agreed that any new interpretation of, or regulatory guidance with respect to or any changes in any Applicable Law that exists as of the Effective Date, but which interpretations, guidance or changes are announced, published, or otherwise communicated after the Effective Date, shall not be precluded from this Section) applicable to the operation of Bank or to the Program (each such change, a “Change in Law”), whether or not such change has gone into effect; (ii) Bank reasonably determines, in good faith, that such Change in Law has had, or is reasonably expected to have, a material adverse effect on Program economics (which material adverse effect, for purposes hereof, shall mean a drop in Program revenue or an increase in operating expense or fraud losses, in each case, the amount of which is equivalent to the sum of finance charge income, late fee income, and other income generated through the Program, but excluding interchange income, of [***], (iii) Bank has sought to engage Retailers in a good faith renegotiation of the terms of this Agreement for at least a [***] period from the date on which Retailers first received written notice from Bank regarding Bank’s request for renegotiation of terms in connection with a Change in Law and Bank’s proposed changes are designed only to offset the effect of the Change in Law; and (iv) the parties hereto, using their commercially reasonable efforts, have not agreed to modifications of the terms of this Agreement which Bank reasonably believes would be necessary to prevent a material adverse effect on Program economics resulting from the Change in Law, then Bank shall have the right to terminate the Operation Period upon written notice to Retailers. Bank shall provide such notice of termination to Retailers within [***] period set forth in the foregoing sub-clause (iii). In such event, the termination will take effect on the later of (x) the date that is [***]. Notwithstanding the foregoing, if in determining the requirements of Applicable Law, Bank relies on guidance or an interpretation provided to Bank by a regulatory or governmental authority that is not available to Retailers, then Bank may provide Retailers, in lieu of an opinion of counsel as otherwise required below, a written confirmation from an officer of Bank certifying that Bank has determined that it is obligated to make such changes; provided, however, that Bank shall disclose such guidance or interpretation to Retailers to the extent Bank determines it is permitted by Applicable Law to do so; provided, further, however, that if Bank determines that it may not disclose such guidance or interpretation to Retailers, Bank shall use its best efforts to obtain any necessary permission from the relevant regulatory or governmental authority to share such guidance or interpretation with Retailers in accordance with Applicable Law.
If, in addition to (i) through (iv) above and following Bank’s engagement of Retailers pursuant to clause (iii) above, [***].
Upon the request of Retailers, except as set forth above, Bank shall provide to Retailers (a) a legal opinion in writing from Bank’s regular outside counsel for credit card matters stating that the Change in Law is directly applicable to Bank’s credit card business and the Program and describing in detail the changes to the Program that the Change in Law requires; (b) Bank’s financial and economic analysis for the current Program Year and pro forma financial and economic analysis for future Program Years that specifically and comprehensively addresses the impact of the Change in Law on the Program economics and its underlying assumptions over the Operation Period, including an assessment of how and why the material adverse effect is reasonably likely to occur; provided, that Bank shall give Retailers the opportunity to review Bank’s methodology for such calculation and, upon Retailers’ request, Bank representatives responsible for the calculation shall meet with Retailers to respond to Retailers’ questions and comments; (c) a reasonable written analysis discussing the impact over the Operation Period of the Change in Law to the Program and Program economics, including impacts on systems, software, processes, procedures, Retailers’ or Bank’s employees and any other components of the Program as reasonably requested by Retailers, and assessing reasonably available measures to mitigate or offset such impact to the Program and Program economics; (d) a written confirmation from Bank that any aspect of the Program that Bank asserts fails to comply with Applicable Law because of a Change in Law shall not be continued in any similarly situated credit card program operated by Bank after the effective date of the Change in Law; and (e) a written confirmation from Bank that any change proposed by Bank in response to such Change in Law above does not discriminate, including with respect to costs or other operational matters, against Retailers as a result of Bank failing to apply consistent judgment as it applies generally, taking into account similar factors it uses, in considering Changes in Law with respect to its other portfolios.

(g)    Bank shall have the right to terminate the Operation Period immediately if the Gap Guaranty shall cease to be in full force and effect, if Bank has received any notice purporting to terminate or limit the obligations of The Gap, Inc. under the Gap Guaranty, if The Gap, Inc. shall have claimed that the Gap Guaranty is not legally binding and enforceable against The Gap, Inc. in accordance with its terms, or if The Gap, Inc. has failed to perform any obligation under the Gap Guaranty.
(h)    Retailers, acting collectively, shall have the right to terminate the Operation Period in accordance with Section 11.03 hereof if the Bank Parent Guaranty shall cease to be in full force and effect, if Bank has received any notice purporting to terminate or limit the obligations of Bank Parent under the Bank Parent Guaranty, if Bank Parent shall have claimed that the Bank Parent Guaranty is not legally binding and enforceable against Bank Parent in accordance with its terms, if Bank Parent has failed to perform any obligation under the Bank Parent Guaranty, or if Bank fails to cause GECC to provide the GECC Guaranty pursuant to Section 14.23. If GECC provides the GECC Guaranty pursuant to Section 14.23, then Retailers, acting collectively, shall have the right to terminate the Operation Period in accordance with Section 11.03 hereof if the GECC Guaranty shall cease to be in full force and effect, if Bank has received any notice purporting to terminate or limit the obligations of GECC under the GECC Guaranty, or if GECC shall have claimed that the GECC Guaranty is not legally binding and enforceable against GECC in accordance with its terms.
(i)    If (i) Bank shall have changed the Operating Procedures relative to the Program as provided in Section 4.01 (other than to effect changes required by Applicable Law), and (ii) Retailers shall have notified Bank that they object to such changes; and (iii) Retailers shall have proposed good faith and reasonable alternatives to such changes that would be acceptable to Retailers to the extent possible, and (iv) Bank shall have declined to adopt such alternatives, and (v) the result of Bank’s changes to the Operating Procedures is to impose material financial costs on the Retailers in order to comply with such Operating Procedures, then Retailers, acting collectively, shall have the right to terminate the Operation Period in accordance with Section 11.03 hereof.
(j)    If any limitation on the Retailers’ rights to the Licensed Marks (outside of the United States, Puerto Rico and Canada) interferes with Bank’s exercise of its rights under Section 14.09 of this Agreement and Retailers are unable to obtain the additional rights as may be necessary to permit Bank to fully exercise its rights under Section 14.09 within a commercially reasonable period of time, Bank shall have the right to terminate the Operation Period upon thirty (30) days written notice to Retailers.
(k)    Bank shall have the right to terminate the Operation Period in accordance with Section 11.03 hereof upon written notice to Retailers, provided that (i) notice of termination must be delivered within sixty (60) days after the expiration of the thirty (30) day negotiation period contemplated by Section 3.11(a), and (ii) such notice must have an effective date within such sixty (60) day period that coincides with the first day of a calendar month. This Agreement will terminate six (6) months after delivery of such notice of termination.
(l)    Bank shall have the right to terminate the Operation Period in accordance with Section 2.04(c) hereof upon written notice to Retailers, provided that notice of termination must be delivered within sixty (60) days after the Strategic Operating Council makes the determination described in Section 2.04(c)(i), or Bank makes the determination described in Section 2.04(c)(ii). This Agreement will terminate six (6) months after delivery of such notice of termination.
(m)    Retailers, acting collectively, shall have the right to terminate the Operation Period in accordance with Section 2.04(c) hereof upon written notice to Bank (which notice shall include evidence reasonably establishing the material adverse change in profitability contemplated by Section 2.04(c)). Any such notice of termination shall be delivered not more than sixty (60) days after Bank reduces the Discount Rebate or the Non-Retailer Discount Rebate pursuant to Section 2.04(c). This Agreement will terminate six (6) months after delivery of such notice of termination.
(n)    Retailers, acting collectively, or Bank shall have the right to terminate the Operation Period in accordance with Section 2.06 hereof upon written notice to the other party, provided that notice of termination must be delivered within sixty (60) after the expiration of the 120 day negotiation period contemplated by Section 2.06 without Bank and Retailers reaching the Agreement described in Section 2.06. This Agreement will terminate nine (9) months after delivery of such notice of termination.
(o)    Retailers, acting collectively, shall have the right to terminate the Operation Period in accordance with Section 11.03 hereof if (i) Bank fails to maintain a [***], or (ii) Bank Parent fails to maintain a [***] at the end of any [***]; provided, that Retailers must provide a written notice of termination to Bank within sixty (60) days after Bank has provided notice of such failure for such [***] pursuant to Section 9.02(y).
(p)    Bank shall have the right to terminate the Operation Period in accordance with Section 11.03 hereof if a Retailer Change of Control occurs.
(q)    Retailers, acting collectively, shall have the right to terminate the Operation Period in accordance with Section 11.03 if a Bank Change of Control occurs
Section 11.03    Effects of Termination; Purchase of Accounts and Termination Date.
(a)    If the Operation Period is terminated by notice of either party for any reason, Retailers, acting collectively, shall have the option, exercisable as provided in this Section 11.03, to purchase or to arrange for the purchase of all Accounts and the aggregate Indebtedness of all Active Accounts (including the related bank identification numbers (BINS) included on Co-branded Credit Cards, subject to any applicable consents required from the Network), subject to customary exclusions, including without limitation bankruptcy, deceased, fraud, lost/stolen, charged-off and litigation. The purchase price shall be payable by wire transfer and shall be an amount equal to [***].
(b)    If the Operation Period is expiring as a result of a notice of non-extension under Section 11.01 hereof, then the Operation Period shall expire at the end of the Initial Term (or at the end of the applicable extension term). Within sixty (60) days after either party notifies the other party of its intent to terminate or not to renew, Retailers may request in writing, and within thirty (30) days after Bank’s receipt of such request by Retailers Bank will deliver to

Retailers the information required to be provided pursuant to Section 11.03(g). If Retailers, acting collectively, exercise the purchase option set forth in Section 11.03(a) they shall complete the purchase on the Program Purchase Date; provided, however, that the Program Purchase Date shall be extended as necessary if Bank, or Retailers’ designated purchaser, each acting in good faith and working diligently, is delayed in obtaining required regulatory approval for the transfer of the Accounts, or for the satisfaction of conditions applicable to the removal of any portion of the Indebtedness subject to a securitization transaction; and provided, further, that Bank shall in good faith discuss with any potential acquirer of the Accounts under Section 11.03(a) the possibility of Bank providing interim servicing on terms and conditions reasonably acceptable to Bank, but in no event for more than six (6) months following the Program Purchase Date. Retailers shall exercise their purchase option by giving notice thereof not later than the one hundred twenty (120) days prior to completing the purchase.
(c)    If the Operation Period is terminating as a result of a notice of termination under Section 11.02(a), Section 11.02(c), Section 11.02(d), Section 11.02(h), Section 11.02(i) Section 11.02 (m), Section 11.02(n), Section 11.02(o), Section 11.02(p), or Section 11.02(q) hereof, then the Operation Period shall be automatically extended until the earlier of [***]. Within sixty (60) days after notification of termination, Retailers may request in writing, and within thirty (30) days after Bank’s receipt of such request by Retailers Bank will deliver to Retailers the information required to be provided pursuant to Section 11.03(g). If Retailers, acting collectively, exercise the purchase option set forth in Section 11.03(a), they shall complete the purchase on the Program Purchase Date, provided, however, that the Program Purchase Date shall be extended if Bank or Retailers’ designated purchaser, each acting in good faith and working diligently, is delayed in obtaining required regulatory approval to transfer of the Accounts or for the satisfaction of conditions applicable to the removal of any portion of the Indebtedness subject to a securitization transaction; and provided, further, that Bank shall in good faith discuss with any potential acquirer of the Accounts under Section 11.03(a) the possibility of Bank providing interim servicing on terms and conditions reasonably acceptable to Bank, but in no event for more than six (6) months following the Program Purchase Date. Retailers shall exercise their purchase option by giving notice thereof not later than one hundred twenty (120) days prior to completing the purchase.
(d)    If the Operation Period is terminating as a result of a notice of termination not described in Section 11.03(c) hereof, then the Operation Period shall terminate in accordance with the applicable provision, and Retailers, acting collectively, shall exercise their option to purchase the Accounts (or arrange for the purchase of the Accounts) as set forth in 11.03(a) by giving notice of such election not later than the sixtieth (60th) day following the date on which the Operation Period terminates, which notice shall specify a date for the purchase of such Accounts which is not longer than the longer of (i) the remaining period of time prior to the termination of the Operation Period as set forth in the applicable termination provision, and (ii) ninety (90) days after the date Retailers first give their notice exercising their option to purchase. Within sixty (60) days after notification of termination, Retailers may request in writing, and within fifteen (15) days after Bank’s receipt of such request by Retailers Bank will deliver to Retailers the information required to be provided pursuant to Section 11.03(g). If Retailers, acting collectively, exercise the purchase option set forth in Section 11.03(a), they shall complete the purchase on the date specified in the notice exercising their option to purchase; provided, however, that the purchase date shall be extended if Bank, or Retailers’ designated purchaser, each acting in good faith and working diligently, is delayed in obtaining required regulatory approval to transfer of the Accounts and for the satisfaction of conditions applicable to the removal of any portion of the Indebtedness subject to a securitization transaction; and provided, further, that Bank shall in good faith discuss with any potential acquirer of the Accounts under Section 11.03(a) the possibility of Bank providing interim servicing on terms and conditions reasonably acceptable to Bank, but in no event for more than six (6) months following the purchase date for the Accounts.
(e)    At all times after Bank receives or delivers a notice of non-extension or termination in accordance with Sections 11.01 or 11.02 hereof through the termination of the Operation Period, Bank shall continue to manage the Accounts on a going concern basis, shall continue to comply with all its obligations hereunder, and shall act in good faith and, in the event that Retailers elect to exercise their purchase option, shall use commercially reasonable efforts to facilitate the completion of the purchase on an expeditious basis and in any event prior to the expiration of the purchase option, including by providing the data described in Section 11.03(g) within the times specified therein, by cooperating with Retailers and their designees with any due diligence of the Accounts. If Bank receives or delivers a notice of termination in accordance with Section 11.03(d), then with respect to the period after the termination of the Operation Period, Bank shall continue to manage and service the Accounts on a going concern basis, and consistent with past practice, until the earlier of (i) the date on which the Accounts are purchased in accordance with Section 11.03(d), or (ii) the failure of Retailers to timely provide notice to Bank of the exercise of its right to purchase the Accounts.
(f)    If any Retailer:
(i)    fails to deliver a notice within the times required by this Section 11.03; or
(ii)    fails to complete a purchase described herein on the date designated for the closing of such purchase;
then the purchase option described herein shall immediately expire.
(g)    The parties will use commercially reasonable efforts to minimize transaction costs in connection with the purchase of the Accounts pursuant to Section 11.03. Following the request from Retailers contemplated by each of Sections 11.03(b), (c) or (d), Bank will promptly provide Retailers with such data and information regarding the Program and Accounts as is customarily provided by credit card issuers to potential purchasers of credit card portfolios (i.e., sufficient material and portfolio data to run a customary “first round” RFP and diligence process, and customary “data room” documentation for the next rounds of due diligence and such other Account data, information and interviews with Bank, including master file information, on-site due diligence and access to Bank management as may be reasonably requested by Retailers), including: (i) specimen copies of Credit Card Applications, Credit Card Agreements, and Account billing statements then in effect or in use, as the case may be, as well as any applicable change-in-terms notices applicable such Credit Card Agreements; and (ii) a file (in a mutually acceptable format) containing information of the type customarily relied upon by credit card issuers performing due diligence in connection with a credit card account portfolio acquisition, but in any event containing at a minimum twenty-four (24) months of Account payment histories (including delinquency rates and charge-off rates). Bank’s obligation to produce the foregoing shall be subject in all respects to its receipt of an executed confidentiality agreement from Retailers (or their designee) containing commercially reasonable confidentiality arrangements. Retailers may share the data provided to Retailers under this Section 11.03(g) with potential purchasers and representatives of Retailers or such potential purchasers, in each case who have entered into an executed confidentiality agreement substantially similar to the form attached as Schedule 11.03(g) with Bank for the sole purpose of evaluating a potential purchase of the Accounts pursuant to Section 11.03.
Section 11.04    Termination for Force Majeure.
(a)    Sixty (60) days following the giving of notice by any party to the other parties hereto that its performance hereunder is prevented or materially impeded, without the ability to cure, by one of the following force majeure events: acts of God, fire, earthquake, explosion, war, nuclear disaster, act of terrorism, significant labor unrest (including strikes), riot or material changes in Applicable Law rendering its performance illegal or impossible, the Operation Period may be terminated without penalty either by Retailers, acting collectively, by written notice to Bank, or by Bank by written notice to Retailers. Such sixty (60) day period may be shortened upon written agreement executed by duly-authorized officers of each party or if required by Applicable Law.
(b)    Any failure to perform caused by a force majeure event shall not be considered a breach of this Agreement during the period of such disability if the disabled party promptly advises the other party in writing that it is unable to perform due to such a force majeure event, setting forth: (i) the nature of the event; (ii) its expected effect(s) and duration; (iii) any expected development which may further affect performance hereunder; and (iv) the efforts, if any, which will be made to cure such force majeure or provide substitute performance.
Section 11.05    Rights upon Termination or Expiration of Operation Period. Upon any termination or expiration of the Operation Period, Bank shall continue to own the Accounts unless and until Retailers shall have purchased such Accounts (or shall have caused such Accounts to be purchased) pursuant to Section 11.03 hereof. As is expressly provided elsewhere in this Agreement, and without limiting other express provisions of this Agreement, following the expiration or termination of the Operation Period, Bank shall have no further obligation to originate Accounts or otherwise extend further credit. Notwithstanding anything herein to the contrary, however, all indemnities contained herein and Retailers’ obligations under Section 14.15 shall survive the termination of the Agreement and the Final Liquidation Date. All representations and warranties related to and the parties’ obligations under Article XII Indemnification shall survive the termination of this Agreement and the Final Liquidation Date. All other representations and warranties of this Agreement shall continue in effect until the Final Liquidation Date. In addition, without limiting any provisions that expressly survive by their terms, Sections 2.02 (solely to the extent Bank elects its rights under Section 11.06), 2.04(a), 2.04(b), 2.04(f), 2.04(g), 3.03, 3.04, 3.05, 3.07(g)(iii), 4.01(as applicable to card acceptance), 4.03, 4.04 (solely to the extent Bank elects its rights under Section 11.06), 5.01, 5.05 6.04, 11.03, 11.05, 11.06, and Articles VII and XIV (except as provided therein) shall continue in effect until the Final Liquidation Date.

Section 11.06    Liquidation of Accounts. If the purchase option described in Section 11.03 expires without having been exercised by Retailers, then Bank shall have the rights described in this Section 11.06, in addition to and retaining all other rights it may have under the terms of this Agreement or Applicable Law, to liquidate the Accounts in any lawful manner which may be expeditious or economically advantageous to Bank, including, without limitation, transferring or selling the Accounts to any person other than a Competing Retailer (with or without a corresponding assignment of Bank’s chargeback and indemnity rights under this Agreement). Notwithstanding the foregoing, Bank shall not have the right hereunder to sell or transfer any Accounts to a Competing Retailer or to issue replacement or substitute cards that do not include the brand of an interchange network. In connection with such liquidation, Bank may (i) issue a replacement or substitute interchange network-branded credit card (which card shall not bear any Licensed Mark), and (ii) use the Licensed Marks in accordance with the provisions of this Agreement in communicating with existing Cardholders solely for purposes of billing and collections, provided that upon Bank’s liquidation of any Account, Bank shall cease using any Licensed Mark with respect to such liquidated Account. In addition to the foregoing, upon the termination or expiration of the Operation Period, unless [***], Bank may require Retailers to continue acceptance of the existing Credit Cards at Retailer Locations for up to [***] following the termination or expiration of the Operation Period. Notwithstanding the foregoing, if Bank exercises its termination rights pursuant to Section 11.02(f) (change in Applicable Law), then Retailers’ obligation to continue to accept existing Credit Cards at Retailer Locations shall be [***]. Retailers expressly agree that in complying with their obligations to accept substitute or replacement interchange network-branded credit cards or to continue to accept the existing Credit Cards, Retailers will cooperate with Bank in order to effectuate any such liquidation, continued acceptance, or replacement or substitute interchange network-branded card issuance in an orderly manner. Notwithstanding Bank’s termination rights under this Section 11.06, Bank shall terminate the purchase utility of all Co-brand Credit Cards not otherwise previously converted to another credit or charge program as contemplated above not later than [***] following the later of (x) the date of expiration or termination of the Operation Period, and (y) the date on which the sale of the Accounts is irrevocably cancelled (as evidenced by a written statement by the applicable parties thereto), if Retailers have exercised their purchase rights in accordance with Section 11.03.
ARTICLE XII
INDEMNIFICATION

Section 12.01    Indemnification by Retailers. Retailers agree to protect, indemnify, and hold harmless Bank, its Affiliates, and their respective employees, officers, and directors, from and against any and all Losses, by whomsoever asserted including, without limitation: (i) the Cardholders or other persons responsible for the payment of Accounts; (ii) any person or persons who prosecute or defend any proceedings as representatives of or on behalf of a class or interest group; (iii) any governmental instrumentality; or (iv) any other third party, to the extent such Losses arise out of, are connected with, or result from:
(a)    the Goods and Services (including, without limitation, the sale thereof and any product liability or warranty claims with respect thereto);

(b)    any act, or any omission where there was a duty to act, by a Retailer or its employees, officers, directors, shareholders, agents, lessees, franchisees or independent contractors, relating to an Account;
(c)    any breach by a Retailer of any of the terms, covenants, or other provisions contained in this Agreement;
(d)    any representation or warranty made by a Retailer in this Agreement or in any other instrument or document delivered by a Retailer to Bank which proves to have been untrue or incorrect in any material respect as of the date when made or deemed made hereunder;
(e)    the failure of The Gap, Inc. or any other Retailer to comply with Applicable Law;
(f)    any advertisements, solicitations or other promotions of the Program; or
(g)    any use by a Retailer of any information contemplated by Section 3.04 or any breach by a Retailer of the terms, covenants, or other provisions contained in Section 3.04.
Notwithstanding the foregoing to the contrary, Retailers shall have no obligation to indemnify Bank or any other person under this Section 12.01 for any Losses which came solely (i) as a result of Retailers’ use of Program Documents in the exact form provided by Bank and in the required manner; or (ii) as a result of Bank’s failure to offer credit terms to Cardholders which comply with Applicable Law.
Section 12.02    Indemnification by Bank. Bank agrees to protect, indemnify, and hold harmless The Gap, Inc., the other Retailers, their respective Affiliates, and their respective employees, officers, and directors, from and against any and all Losses by whomsoever asserted, including, but not limited to, (i) the Cardholders or other persons responsible for the payment of Accounts; (ii) any person or persons who prosecute or defend any proceedings as representatives of or on behalf of a class or interest group; (iii) any governmental instrumentality; or (iv) any other third party, to the extent such Losses arise out of, are connected with or result from:
(a)    any breach by Bank of any of the terms, covenants, or other provisions contained in this Agreement;
(b)    any representation or warranty made by Bank in this Agreement which proves to have been untrue or incorrect in any material respect as of the date when made or deemed made hereunder;
(c)    any act, or omission where there was a duty to act, by Bank or its employees, officers, directors, shareholders, agents, subservicers, licensees or independent contractors relating to an Account;
(d)    the failure of Bank to comply with Applicable Law;
(e)    the use of any Program Document in the exact form as provided by Bank and in the required manner;

(f)    Bank’s failure to offer credit terms to Cardholders which comply with Applicable Law;
(g)    an injury suffered by any employee of Bank on the premises of any Retailer while such employee was performing his or her duties in connection with the Program where such injury was not caused, in whole or in part, by the negligence or willful misconduct of The Gap, Inc., any other Retailer, any Affiliate of The Gap, Inc. or any other Retailer or any employee, officer, director, agent, subservicer, licensee or independent contractor of The Gap, Inc., any other Retailer or any such Affiliate; or
(h)    any use by Bank of any information contemplated by Section 3.04 or any breach by Bank of the terms, covenants, or other provisions contained in Section 3.04.
Section 12.03    Payment of Indemnified Amounts. After any final judgment or award shall have been rendered by a court, arbitration board, or administrative agency of competent jurisdiction and the time for an appeal of such judgment or award has expired without an appeal being taken by any party, or after any settlement agreed to by the parties shall have been consummated, the party seeking indemnification shall forward to the other parties notice of any sums due and owing by such other parties with respect to such matter and such parties shall be required to pay all of the sums so owing to the party seeking indemnification within thirty (30) days after the date of such notice unless otherwise mutually agreed to in writing by the parties.
Section 12.04    Notice. Each party shall promptly notify the other parties of any claim, demand, suit or threat of suit of which that party becomes aware (except with respect to a threat of suit any party might institute against another party hereto) which may give rise to a right of indemnification pursuant to this Agreement. The indemnifying party will be entitled to participate in the settlement or defense thereof and, if the indemnifying party elects or the indemnified party demands, shall take over and control the settlement or defense thereof with counsel satisfactory to the indemnified party. In any case, the indemnifying party and the indemnified party shall cooperate (at no cost to the indemnified party) in the settlement or defense of any such claim, demand, suit or proceeding. No claim for which a right to indemnity has been asserted may be settled by the indemnifying party without the written consent of the indemnified party, except when the settlement thereof involves the payment of money only (by a party or parties other than the indemnified party) and for which the indemnified party is released by the claimant and is totally indemnified by the indemnifying party.
ARTICLE XIII
CHANGES IN RETAILERS; NEW PROGRAMS

Section 13.01    New Retailers. In the event that The Gap, Inc. or any other Retailer establishes or acquires any Affiliate that does business using a Licensed Mark, then, upon the mutual agreement of Retailers and Bank, Retailers shall cause such Affiliate to execute and deliver to Bank instruments satisfactory to Bank pursuant to which such Affiliate shall agree to join the Program and be bound by the terms and conditions of this Agreement. Upon the execution and delivery of such documents, such Affiliate shall be an additional “Retailer” for all purposes of this Agreement and each Retailer shall be jointly and severally liable for all obligations of the “Retailer(s)” hereunder.

Section 13.02    Card Acceptance By Certain Parties. During the Operation Period, Bank shall permit Affiliates of The Gap, Inc. to accept Private Label Credit Cards and Co-brand Credit Cards for the purchase of goods and services from such Affiliates, provided that each such Affiliate: (i) accepts multi-purpose Network-branded credit cards for the purchase of goods and services; (ii) does not participate in the Program pursuant to Section 13.03; and (iii) has been included in a notice provided by Retailers to Bank not less than one hundred twenty (120) days prior to the date Retailers anticipate that such Affiliate will begin accepting Credit Cards. Retailers shall be responsible for each such Affiliate’s compliance with, and shall cause each such Affiliate to comply with, the terms and conditions of this Agreement applicable to the acceptance of Private Label Credit Cards and Co-brand Credit Cards; provided, that Retailers shall (x) transmit to Bank the transaction data generated by such Affiliates with respect to purchases (which transaction data shall be similar in form and substance to the Charge Transaction Data submitted by Retailers in respect of Co-brand Retailer Purchases and Private Label Retailer Purchases) and shall establish with such Affiliate a data transmission interface to receive purchase transaction data, and (y) be directly responsible for (I) all liability associated with such purchase transactions (including chargebacks, credits and any indemnification claims by Bank, in each case to the extent such liability would otherwise accrue to Retailers hereunder), and (II) receiving on such Affiliate’s behalf all net settlement funds received from Bank pursuant to Section 5.01. If any Affiliate participating in the Program pursuant to this Section 13.02 desires to have its tradename(s) or trademark(s) used in connection with such participation, Retailers shall make all arrangements and cause such Affiliates to enter into all such agreements as are necessary or desirable to enable Bank to use such tradename and trademarks, free of any claims of infringement. If at any time either Bank or Retailers desires to terminate the ability of such Affiliate to accept Private Label Credit Cards and Co-brand Credit Cards as provided for in this Section 13.02, Bank or Retailers, as the case may be, shall present a proposal setting forth the reasons therefor to the Strategic Operating Committee for consideration at its next meeting. As of the Effective Date, Bank acknowledges and agrees that (A) Piperlime Retailer Locations, (B) Athleta Retailer Locations, and (C) Gap Canada shall be deemed to have satisfied the conditions set forth in clauses (i) through (iii) above and shall be permitted to accept Private Label Credit Cards and Co-brand Credit Cards as contemplated by this Section.
Section 13.03    Programs With New Brands. In the event that any brand of The Gap, Inc. or its Affiliates, [***].
ARTICLE XIV
MISCELLANEOUS

Section 14.01    Payment Terms and Rights of Set Off and Recoupment. Unless specifically provided for in another Section of this Agreement, any amount(s) payable by a Retailer to Bank under this Agreement shall be paid by wire transfer or check within thirty (30) days of any Retailer’s receipt of an invoice rendered by Bank. Notwithstanding the foregoing, Bank may at any time deduct, net against, set-off, recoup, or appropriate and apply, from any amounts otherwise payable by Bank hereunder (or any money or other property of any Retailer held by Bank): (i) amounts owing to Bank pursuant to Section 7.01 hereof, and (ii) any other amounts (a) that the parties mutually agree are owing to Bank from any Retailer hereunder, (b) for which Bank has invoiced Retailers, and (c) in respect of which Retailers have not remitted payment of the invoice to Bank within thirty (30) days of delivery. The parties expressly acknowledge that all payment rights between the parties under this Agreement, including the duty to settle with respect to Charge Transaction Data submitted by Retailers pursuant to Section 5.01, and the right to chargeback under Article 7, shall be deemed to be a “single integrated transaction” for purposes of determining recoupment rights hereunder.

Section 14.02    Late Payments. If either party should default in its obligations to make a payment to the other party hereunder, the defaulting party agrees to pay interest on the unpaid past due amount from the date such amount was due until the date such amount is paid in full at a per annum rate equal to the Prime Rate.

Section 14.03    Assignability. Neither Bank nor any Retailer may assign its rights or delegate its obligations under this Agreement without the prior written consent of the other parties, which consent shall not be unreasonably withheld; provided that either Bank or Retailer may, without such consent, assign all or part of its rights and delegate its obligations under this Agreement to an Affiliate, unless such assignment would have a material adverse impact on the Program; and provided further that Bank may, without such consent, (a) engage third parties to perform some or all of Bank’s obligations under this Agreement; (b) securitize all or any portion of the Accounts or any related rights under this Agreement or sell participation interests therein subject in each case to Retailers’ purchase rights hereunder; and (c) assign Bank’s chargeback and indemnity rights to any person acquiring Accounts after the termination or expiration of the Operation Period.

Section 14.04    Amendment. This Agreement may not be amended except by written instrument signed by the parties hereto.

Section 14.05    Non-Waiver. No delay by any party hereto in exercising any of its rights hereunder, or in the partial or single exercise of such rights, shall operate as a waiver of that or any other right. The exercise of one or more of any party’s rights hereunder shall not be a waiver of, nor preclude the exercise of, any other rights or remedies available to such party under this Agreement or in law or equity.

Section 14.06    Severability. If any provision of this Agreement is held to be invalid, void or unenforceable, all other provisions shall remain valid and be enforced and construed as if such invalid provision were never a part of this Agreement.

Section 14.07    Governing Law. This Agreement and all rights and obligations hereunder, including, but not limited to, matters of construction, validity and performance, shall be governed by and construed in accordance with the laws of the state of Utah without regard to internal principles of conflict of laws.

Section 14.08    Captions. Captions of the Sections of this Agreement are for convenient reference only and are not intended as a summary of such Sections and do not affect, limit, modify or construe the contents thereof.

Section 14.09    Use of Licensed Marks and Bank’s Name.

(a)    Subject to the provisions of this Agreement, Retailers hereby grant Bank a non-exclusive license to (i) use the Licensed Marks worldwide in the creation, development, liquidation and administration of the Program and (ii) use the Licensed Marks in the United States and Puerto Rico in the marketing of the Program. For purpose of the foregoing sentence, mere maintenance of a web site that can be accessed from locations outside of the United States and Puerto Rico will not be deemed to be “marketing” the Program. To the extent that limitations on the Retailers’ rights to the Licensed Marks (outside the United States, Puerto Rico and Canada) might interfere with Bank’s exercise of its rights under this Section 14.09, the parties agree to confer in advance with regard to such limitations and Retailers agree to use commercially reasonable efforts to obtain such additional rights as may be necessary. This license shall apply only to Bank’s administration of the Program and the discharge of its obligations under the Agreement, including but not limited to its use in connection with Cardholder services, adverse action letters, billing statements and inquiries, credit card applications, agreements, mailers, card carriers, and matters incidental to collection and recovery. If from time to time prior to the Final Liquidation Date, a Retailer should change its U.S., Puerto Rico, or Canadian trademarks, service marks, logos, tradenames, trade dress, and similar proprietary designations, such Retailers agree to promptly inform Bank thereof and, at Bank’s election, Bank and Retailers shall cooperate to make the appropriate changes and additions to the Program Documents and other Account Documentation in a timely and cost efficient manner.

(b)    Bank’s right to use the Licensed Marks shall be subject to the following conditions and restrictions:
(i)    All displays of the Licensed Marks shall conform to standards reasonably set by Retailers and communicated to Bank from time to time for Retailers’ own displays of the Licensed Marks. From time to time, upon Retailers’ request Bank will provide Retailers with samples of adverse action notices and other correspondence then used in connection with Bank’s efforts to collect amounts due on Accounts for Retailers’ use in training its store and other personnel to respond to any inquiries that may be received from Cardholders.
(ii)    Bank shall at no time adopt or use, without a Retailer’s prior written consent, any variation of the Licensed Marks or any word or mark similar to or likely to be confused with the Licensed Marks.
(iii)    If any materials (including without limitation advertising, promotional, and collection materials) are prepared by or at the direction of Bank and contain any Licensed Mark, the Bank shall prior to first publication of each such piece submit the same to the Retailers for approval in its entirety. Retailers will affirmatively approve or disapprove such materials in writing within thirty (30) days of receipt of such submission, provided that if they do not respond within that time they shall not thereby be in breach hereof, and shall be deemed to have approved the applicable materials.
(iv)    Bank shall not do anything or commit any act which might materially prejudice or adversely affect the validity of the Licensed Marks or Retailers’ ownership or license thereof.
(v)    Bank shall, during the term of this Agreement and after termination hereof, execute such documents as Retailers may request from time to time to ensure that all right, title and interest in and to the Licensed Marks reside in Retailers or in Retailers’ Affiliates.

(c)    Bank hereby acknowledges the exclusive ownership right, title and interest in and to the Licensed Marks of Gap (Apparel), LLC and Gap (ITM) Inc. Any and all goodwill arising from use of the Licensed Marks under this Agreement shall inure solely to the benefit of Gap (Apparel), LLC and Gap (ITM) Inc. Bank agrees not to claim any title to the Licensed Marks or any right to use the Licensed Marks except as permitted by this Agreement. Without limiting the foregoing, Bank shall have no right to sub-license the use of the Licensed Marks to any person including any third-party purchaser of the Accounts following the expiration of the Operation Period except that Bank may sub-license the use of the Licensed Marks to Bank Affiliates and to third parties engaged by Bank or its Affiliates to perform services on behalf of the Bank (or its Affiliates) pursuant to this Agreement but only for the discharge of such services and not in connection with services performed for any third-party purchaser of Active Accounts.
(d)    Subject to the provisions of this Agreement, Bank hereby grants Retailers a non-exclusive license to use Bank’s name to the extent necessary to comply with the disclosures required by Section 3.01(a) hereof.
Section 14.10    Securitization/Participation.
(a)    Bank may securitize or participate the Accounts and related Indebtedness subject to any rights which Retailers may have hereunder, including without limitation, Retailers’ right to purchase the Accounts pursuant to Section 11.03.
(b)    Notwithstanding the foregoing, (i) Bank shall not purport to grant any rights under this Agreement to a third party in connection with any such securitization, participation or other financing transaction, nor shall any third party have any recourse against any Retailer or any of their Affiliates with respect to any such securitization, participation or other financing transaction, (ii) Bank shall securitize, participate and enter into other financing transactions only on terms and conditions that permit such arrangements to be unwound or that allow removal or substitution of Accounts in accordance with Section 11.03 in the event that Retailers or their designee purchases the Accounts pursuant to the terms hereof, and (iii) neither Bank nor any person who is a party to such securitization, participation, or other financing transaction involving Accounts or any legal or beneficial interest therein shall have the right to use any mark owned, licensed or controlled by any Retailer or otherwise refer to any Retailer or any of their Affiliates in connection with any securitization, participation, or financing in any disclosure material other than in accordance with traditional and customary standards, or as required or advisable under Applicable Law. If any Retailer or its designee elects to purchase the Accounts at the end of the Operation Period, Bank shall transfer the Accounts to such Retailer or a third party purchaser free and clear of all encumbrances; by no later than the Program Purchase Date; provided, however, that Bank shall have at least one hundred and twenty (120) days following such Retailer’s or its designee’s notice of election to purchase the Accounts to obtain a release of the assets subject to purchase pursuant to Section 11.03 from the securitization or other financing transaction.
Section 14.11    Further Assurances. Each party hereto agrees to execute all such further documents and instruments and to do all such further things as any other party may reasonably request in order to give effect to and to consummate the transactions contemplated hereby.

Section 14.12    Entire Agreement. This Agreement is the entire agreement of the parties with respect to the subject matter hereof and supersedes all other prior understandings and agreements whether written or oral, including without limitation the Prior Agreement. Without limiting the generality of the foregoing, and with respect to those “Accounts” and all related “Indebtedness” and “Account Documentation” (as such terms are defined in the Prior Agreement) established or generated under the Prior Agreement, Bank and Retailers each acknowledges and reaffirms that, such “Accounts”, “Indebtedness” and related “Account Documentation”, and each party’s rights and obligations with respect thereto, shall be governed by the provisions of this Agreement, including, without limitation, the representations, warranties and covenants set forth herein and the indemnification provisions of Article 12. This Agreement supersedes the Prior Agreement as of 12:00 a.m. Pacific Time on February 3, 2014.
Section 14.13    Notices. All notices, demands and other communications provided for in this Agreement shall be in writing or (unless otherwise specified) by telex or telephonic facsimile transmission and shall be sent by certified mail or nationally-recognized overnight courier, or delivered to the other party at the address set forth opposite its name on Schedule 14.13 hereof, or at such other address as shall be designated by such party in a written notice given to the other party in accordance with the terms of this Section 14.13. All such notices and communications if duly given or made, when sent by certified mail, shall be effective five (5) Business Days after deposit in the mails, when sent by overnight courier, shall be effective one (1) Business Day after delivery to such overnight courier, and otherwise shall be effective upon receipt.
Section 14.14    Power of Attorney. Retailers hereby grant to Bank a power of attorney to sign and endorse any Retailer’s name on checks, drafts, money orders or other forms of payment in respect of Accounts. The limited power of attorney conferred hereby is deemed a power coupled with an interest and shall be irrevocable through the date on which there are no longer any Active Accounts, upon which it shall automatically be revoked.
Section 14.15    Confidentiality.
(a)    All proprietary and non-public material and information supplied by any Retailer to Bank or vice versa heretofore or hereafter, or supplied to any Retailer or Bank by Cardholders or applicants for Credit Cards, including, without limitation, (i) the pricing and other financial terms of this Agreement; (ii) information concerning the parties’ marketing plans, objectives, financial results and employee compensation and benefits, and (iii) information received by Retailers from access to data bases and other records maintained by Bank is confidential and proprietary (“Confidential Information”). Notwithstanding the foregoing, however, Confidential Information shall not include any information which (i) at the time of disclosure by one party hereto or thereafter is generally available or known to the public (other than as a result of an unauthorized disclosure by the other party hereto); (ii) was available to one party on a non-confidential basis from a source other than the other party (provided that such source, to the best of such party’s knowledge, was not obligated to the other party to keep such information confidential); or (iii) was in one party’s possession prior to disclosure by the other party to it.
(b)    Bank shall have the right to use and disclose Confidential Information in the performance of its obligations or the exercise of its rights pursuant to this Agreement.

(c)    Except as provided in the last sentence of this Section 14.15(c), Retailers shall have the right to use and disclose any Confidential Information in the performance of their obligations or the exercise of their rights pursuant to this Agreement. For the avoidance of doubt, the parties agree that Retailers shall have the right to use and disclose any Confidential Information that is described in Schedule 14.15(c) in the exercise of any of their rights under Section 8.05 or any other provision hereof. However, Retailers shall not have the right to use or disclose any other Confidential Information in the exercise of their rights under that Section, except in connection with Bank products. Further, if Retailers purchase the Accounts in accordance with Section 11.03, Retailers shall have the right to disclose such information as is contained in the assets acquired by Retailers in connection with such purchase, subject to Applicable Law and the applicable privacy policy.
(d)    Each party shall receive Confidential Information in confidence and not disclose Confidential Information to any third party (other than a party’s financial auditors or regulators), except (i) as may be necessary to perform its obligations or exercise its rights pursuant to this Agreement, (ii) as may be agreed upon in writing by the other party, or (iii) as otherwise required by Applicable Law. Each party will use commercially reasonable efforts to ensure that its officers, employees, and agents take such action as shall be necessary or advisable to preserve and protect the confidentiality of Confidential Information. Upon written request or upon the termination of this Agreement, each party shall destroy or return to the other party all Confidential Information in its possession or control, subject to each party’s respective document retention policies with respect to information required to be maintained by regulatory authorities and subject to Bank’s rights to retain information and documents necessary to administer and operate the Program.
(e)    Bank shall not issue any press releases relating to this Agreement, or the contents herein, unless and until Bank has received the prior written approval of the Retailers for any such press release or form of press release. No other announcements regarding this Agreement, or the contents herein, shall be in any press release, conference, advertisement, announcement, professional or trade publication, mass marketing materials or otherwise to the general public may be made by Bank without Retailers’ prior written consent, which consent may be withheld in Retailers’ sole discretion.
Section 14.16    No Partnership. Nothing contained in this Agreement shall be construed to constitute Bank and any Retailer as partners, joint venturers, principal and agent, or employer and employee.
Section 14.17    Third Parties. Bank and Retailers each shall have the right to engage third parties to perform services pursuant to this Agreement, provided any such third party shall be bound by an appropriate confidentiality agreement. Notwithstanding the foregoing, this Agreement is not for the benefit of any third party and shall not be deemed to give any right or remedy to any such third party. If Bank elects to engage third parties to perform services pursuant to this Agreement and such third parties fail to perform in accordance with the standards set forth herein, such failure to perform shall not be deemed to be an event beyond Bank’s control for purposes of determining if a Bank Termination Event shall have occurred. If Retailers engage any third party that will have access to any non-public personal information about any applicant or Cardholder obtained in connection with the Program, Retailers will ensure that (a) such third-party’s employees have been appropriately trained to properly fulfill Retailers’ obligations hereunder; and (b) such third party signs a written contract in which such third party agrees to (i) restrict its use of Cardholder and applicant information to the use specified therein (which use shall be consistent with Retailers’ rights hereunder), (ii) comply with Applicable Law and the Bank Privacy Policy, and (iii) implement appropriate administrative, technical, and physical safeguards to protect any Cardholder or applicant information. Retailers’ engagement of any third party will not relieve Retailers of Retailers’ obligations hereunder, and Retailers will be responsible for the acts and omission of any such third party as though such acts and omissions were those of Retailers.
Section 14.18    Multiple Counterparts. This Agreement may be executed in any number of multiple counterparts, all of which shall constitute but one and the same original. For purposes of the execution of this Agreement, fax signature pages shall be treated in all respects as original signature pages.
Section 14.19    Rights in Technology. Retailers and their Affiliates shall own exclusively: (i) any and all technology owned by any Retailer or any of their Affiliates at the time that such technology is provided for use in establishing, developing or administering the Program (the “Retailer Technology”); (ii) any and all changes or other modifications made by any Retailer or any of their Affiliates to the Retailer Technology (the “Retailer Owned Modifications”); and (iii) any and all new technology created by any Retailer or any of their Affiliates in connection with establishing, developing or administering the Program (the “Retailer Created Technology”). Bank and its Affiliates shall own exclusively: (A) any and all technology owned by Bank or any of its Affiliates at the time that it is provided for use in establishing, developing or administering the Program (the “GE Technology”); (B) any and all changes or other modifications made by Bank or any of its Affiliates to the GE Technology (the “GE Owned Modifications”); and (C) any and all new technology created by Bank or any of its Affiliates in establishing, developing or administering the Program (the “GE Created Technology”).
Section 14.20    Cross-License of Technology. Retailers grant to Bank and each Bank Affiliate a non-exclusive, royalty-free, fully paid up, non-assignable, non-sublicensable, worldwide right and license to use the Retailer Technology, Retailer Owned Modifications and the Retailer Created Technology in Object Code to the extent necessary or convenient to comply with the licensee’s obligations under the Agreement. Bank grants to Retailers a non-exclusive, royalty-free, fully paid up, non-assignable, non-sublicensable, worldwide right and license to use the GE Technology, GE Owned Modifications and the GE Created Technology in Object Code to the extent necessary or convenient to comply with the licensee’s obligations under the Agreement. This license shall expire at the end of the Operation Period. Upon the expiration of this license affected by such termination, each licensee party shall return to the licensor party (or, at the licensor party’s option, shall destroy) the licensor’s technology then in the licensee’s possession or control. “Object Code” means the computer software code generated by a compiler or assembler that has been translated from the source code of a program. Neither party shall have any right to reverse engineer, decompile or disassemble the technology licensed to it hereunder. The limited licenses granted under this Section 14.20 are AS IS and without any express or implied warranty of any kind. WITHOUT LIMITING THE GENERALITY OF THE FOREGOING, EACH LICENSING PARTY DISCLAIMS ANY EXPRESS OR IMPLIED

WARRANTY OF TITLE, NON-INFRINGEMENT, MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE.
Section 14.21    Joint and Several Obligations. Each obligation of a Retailer hereunder shall be a joint and several obligation of all Retailers and all representations and warranties made by Retailers or a Retailer hereunder shall be deemed to have been made by each Retailer party individually, as well as by all such parties collectively. For all purposes of this Agreement, notice given to or demand made upon any Retailer shall be deemed to be notice given to or demand made upon all Retailers, and any consent or approval to be given under this Agreement by Retailers shall be deemed given when any Retailer gives such consent or approval. Retailers covenant for the benefit of Bank to enter into such agreements and to make such other arrangements as may be necessary to ensure that each Retailer receives copies of all such notices or demands from the other Retailers hereunder. Whenever this Agreement requires that payments be made to Retailers or to any Retailer, Bank shall make such payments directly to The Gap, Inc. and The Gap, Inc. shall receive such payments in trust for itself and the other Retailers entitled to all or any portion thereof. Bank shall have no obligation to ensure and no liability for the correct application of any payments made by it among the different Retailers. Bank may exercise its chargeback rights under Section 7.01 against any Retailer regardless of which Retailer originated the corresponding Account or Purchase transaction. Each Retailer guarantees (as a primary obligor) payment of any amounts due and payable to Bank by any other Retailer. This guarantee is a guarantee of payment and not merely of collection. Each Retailer waives any subrogation or similar right it may have for any payment made pursuant to this Section 14.19 and waives presentment, demand, protest, notice of protest, notice of dishonor, notice of nonpayment, and the right to require Bank to proceed against any other party. The provisions of this Section 14.19 are intended to supplement and not to supersede or replace the obligations of The Gap, Inc. under the Gap Guaranty. By executing this Agreement as a “Retailer”, The Gap, Inc. is not intending to limit its obligations under the Gap Guaranty nor shall it be deemed to be binding or obligating any of its non-Gap branded or international subsidiaries or affiliates that are not now or hereafter parties to this Agreement to comply with, or to otherwise perform the terms of, this Agreement.
Section 14.22    Prohibition on Illegal Gambling. Retailers shall not submit to Bank any Charge Transaction Data which includes a transaction consisting of a bet or wager (including a bet or wager placed by any means which involves the use, at least in part, of the Internet) where such bet or wager is unlawful under any applicable federal or state law in the state or tribal lands in which the bet or wager is initiated, received, or otherwise made.
Section 14.23    Removal of General Electric Capital Corporation. The parties acknowledge and agree that as of the Effective Date, (a) General Electric Capital Corporation (“GECC”) shall cease to be a party to the Agreement and shall have no further rights, obligations or liabilities under the Agreement, (b) that certain guaranty dated as of May 5, 2003, and executed by GECC in favor of Retailers (the “GECC Guaranty”), and the related reaffirmation dated as of March 8, 2007, and executed by GECC (the “GECC Guaranty Reaffirmation”), will terminate, and (c) GECC will have no further liability under the GECC Guaranty or the GECC Guaranty Reaffirmation for any obligations thereunder that occurred on or after the Effective Date. Any rights, obligations or liabilities that would have accrued to or be owed from GECC under the Agreement on or after the Effective will be the rights, obligations and liabilities of Bank Parent from and after the Effective Date. [***].

[Signature Pages Follow]

IN WITNESS WHEREOF, Bank, Bank Parent, GECC and Retailers have caused this Agreement to be executed by their respective officers thereunto duly authorized as the date first above written.

BANK: GE CAPITAL RETAIL BANK By: /s/ Margaret Keane Name: Margaret Keane Title: CEO	RETAILERS: THE GAP, INC. By: /s/ Sabrina Simmons Name: Sabrina Simmons Title: Executive Vice President and Chief Financial Officer
GENERAL ELECTRIC CAPITAL CORPORATION solely for purposes of Section 14.23 By: /s/ Margaret Keane Name: Margaret Keane Title: SVP	GAP (PUERTO RICO), INC. By: /s/ Sabrina Simmons Name: Sabrina Simmons Title: Executive Vice President and Chief Financial Officer
BANK PARENT:

GE CAPITAL RETAIL FINANCE CORPORATION, solely for purposes of its obligations under Section 2.01(a) and its representations under Sections 9.01(a), (c), (d), (e), (f), (g) and (i)

By: /s/ Margaret Keane
Name: Margaret Keane
Title: CEO

GPS CONSUMER DIRECT, INC.

By:   /s/ Sabrina Simmons
Name: Sabrina Simmons
Title: Executive Vice President and Chief Financial Officer

GAP (APPAREL), LLC

By:   /s/ Sabrina Simmons
Name: Sabrina Simmons
Title: Executive Vice President and Chief Financial Officer

GAP (ITM) INC. By: /s/ Sabrina Simmons Name: Sabrina Simmons Title: Executive Vice President and Chief Financial Officer

EXHIBIT A

OPERATING PROCEDURES

To be attached per Section 4.01

Monogram Credit Card Bank of Georgia
(“MCCBG”)
Gap
Private Label Credit Card
Operating Procedures Manual
For US and Puerto Rico Based Retailers and
Canadian Based Retailers Processing Authorizations Only

April 18, 2003

1

Section                                            Page
MCCBG Directory                                        3
1.0    Application Processing                                5
1.1.    New Applications                                    5
1.2.    Pre-approved Application                                7
1.3.    Identification Requirements                                8
1.4.    Entering the Application into the Register                        10
1.5.    Application Decisions                                    16
1.6.    After Hours Processing - Hawaii                            17
1.7.    10% Off Procedures                                    17
2.0    Charge Sales and Credits                                19
2.1.    Charging Privileges                                    19
2.2.    Temporary Pass                                    19
2.3.    Authorization of Charge Sales Transactions                        20
2.4.    Charge Credits                                    21
3.0    Charge/Send Sales Processing                            22
3.1.    Charge/Send Requests                                22
4.0    VeriFone Customer Service Functions                        23
4.1.    Temporary Pass                                    23
4.2.    Account Summary                                    23
4.3.    Application Inquiry                                    23
4.4.    Reporting Lost/Stolen Cards                                23
4.5.    Issuing Replacement Cards                                23
5.0    Register Customer Service Functions                            24
5.1.    Temporary Pass with Account Summary                        24
6.0    Other Customer Service Functions                            27
6.1.    Adding Authorized Users                                27
6.2.    Credit Line Increases                                    27
7.0    Gift Products Received as Payment                            28
7.1.    Gift Products are Not Accepted as Payment                        28
7.2.    Gift Products Received Without Customer Information                28
8.0    Rewards Certificates                                    29

2

9.0    Absentee Card (Online/Catalog)                            30
MINIMIZING FRAUD WITH THE GAPCARD                    30
9.1.    Purpose                                        30
9.2.    Procedure                                        30
9.3.    MRC Charge Send Requests                                31
10.0 Full Recourse Accounts Arising from Overides                    31
Appendix A                                            33

3

MCCBG Directory
General Inquiry
Gap

Customer
Correspondence:        General Inquiries            FCBI
PO Box 103090            PO Box 103132
Roswell, GA 30076            Roswell, GA 30076

Payments:            Cycles 1-8                Cycles 9-16
PO Box 105980            PO Box 105981
Dept. 72                Dept. 72
Atlanta, GA 30353-5980        Atlanta, GA 30353-5981

Cycles 17-24
PO Box 105982
Dept. 72
Atlanta, GA 30353-5982

Special Delivery
Payment Address:        485 Lake Mirror Rd.
Bldg. 700 Dept. 72
Atlanta, GA 30349

Important Telephone
Numbers:            Credit Office (For Store Use Only)        877-969-3135
Customer Service                800-887-1198
Collections                    888-248-3182
Customer Service Fax                800-927-8865
VeriFone Help Desk (Puerto Rico Only)    800-624-5279
Fraud                        877-528-9508
MCCBG Help Desk                800-754-0385

Customer Service Hours of Operation: Customer service will be available 24 hours a day, 7 days a week, excluding Christmas and Thanksgiving Days.

4

Application Processing

1.1	New Applications

▪
For instant enrolment, the customer must be present in the store to open an account. Applications should never be taken from a customer over the phone. Customers must complete and sign an original application form and provide a qualifying credit card and valid photo ID (See Section 1.3 Identification Requirements and Section 1.4 Entering the Application into the Register). The most current version of the GapCard application form must be used and photo copying of blank applications for use is NOT permissible.

▪	Tear off and hand the Account Agreement to the customer at the time they complete the application.

▪	Review the completed application to ensure that the following fields have been properly completed:

▪	Complete Name

▪	Street Number

▪	Address

▪	City

▪	State

▪	Zip Code

▪	Social Security Number

▪	Date of Birth

▪	Home Phone

▪	Business Phone (optional)

▪	Name and Address of Spouse if applicable (Wisconsin Residents only)

▪	Mothers Maiden Name

▪	E-mail Address (optional)

▪	Cell/Other Phone (optional)

▪	Own/Rent

▪	Signature Section*

*Pay close attention to the signature sections. Remember, the customer must sign the application.

▪	Obtain, verify and write the ID type,

▪

▪

▪	, ID number and expiration date of the valid ID (See section 1.3 ID Requirements) on the application.

▪	Each customer must complete a separate application; MCCBG does not accept joint applicants on GapCard accounts.

▪	Only customers with a US or Puerto Rico address may apply for a GapCard. Applicants with a Canadian address are not allowed to apply for a GapCard.

5

▪
Customers who apply for instant enrollment must present a completed and signed application, a qualifying credit card, and valid identification. If a customer is unable to satisfy any one of these instant enrollment requirements (see Section 1.3 and Section 1.4), offer to mail the completed application to Monogram Credit Card Bank of Georgia for processing on their behalf. Detach and hand to the customer the Terms and Conditions portion of the application.

▪	Once an application is processed for instant enrollment, it becomes property of Monogram Credit Card Bank of Georgia and cannot be returned to the customer for any reason, even if it is not approved.

▪
All applications processed using the instant enrollment method (approved and not approved applications) must be mailed to Monogram Credit Card Bank of Georgia using a pre-addressed, postage paid envelope. Ensure that applications are not folded, stapled or mutilated. If you run out of pre-addressed envelopes, do not use the charge draft envelopes. Put completed applications in a plain envelope and mail to:

Shipping Applications - That Have Been Processed In-store
EDM International
PO Box 981120
El Paso, TX 79998-1120

▪
If a customer completes an application in your store and asks you to mail it for them instead of applying by instant enrollment, seal and mail it separately by using U.S. Mail - these are pre-addressed with the following address:

Mailing Applications on Behalf of Customers - for Processing
Gap
Monogram Credit Card Bank of Georgia
PO Box 9850
Macon, GA 31294-9265

▪	Under certain system downtime conditions, store associates may utilize the telephone enrollment process for customer applications.

6

1.2    Pre-approved Application

▪	For processing, the customer must bring their pre-approved application form with them to the store for processing.

▪	The pre-approved application form must be filled out completely. To verify customer acceptance, the customer must sign the form.

▪	If the customer has altered any information on the pre-approved application form, advise the customer they must mail the pre-approved application to the address noted on the form for processing.

▪	If still attached, tear off and hand the Account Agreement to the customer at the time they complete the application form.

▪	Obtain, verify and write the ID type, state abbreviation, ID number and expiration date for the valid ID (see Section 1.3) on the application.

▪
If a customer completes a pre-approved application in your store and does not have the required identification (see Section 1.3), the store associate may offer to mail the application in for the customer.

7

1.3	Identification Requirements

▪	Before the cashier begins the POS Application Input process, the following must be completed on the application:

Complete Name
Street Number
Address
City
State
Zip Code
Date of Birth
Social Security Number
Home Phone number
Business Phone Number (Optional)
Name and Address of Spouse if applicable ( Wisconsin Residence Only)
Mothers Maiden Name
E-mail Address (optional)
Cell/Other Phone (optional)
Own/Rent
Signature Section

•
If any of the application information listed above is missing or does not match the information available on the customer’s valid ID or the customer cannot provide a valid credit card, then the application must be mailed to MCCBG for manual processing.

▪	Whenever ID is required to be shown the following forms of ID* are acceptable:

•	A valid, non-expired driver’s license with photo and current address- except in states whose driver’s licenses do not have photos (note: temporary driver’s licenses are NOT acceptable).

•	State ID with photo that matches the customer - except in states whose ID’s do not have photos.

▪	If the customer does not have a driver’s license or state ID with a photo*, the customer must provide one of the following, along with one other form of secondary ID with address that matches:

•	Military ID

•	Alien Registration Card

•	Passport

Acceptable forms of secondary ID are:

•	Checkbook with the same address as documented on credit application

•	Utility Bill with the same address as documented on credit application

•	Vehicle Registration with the same address as documented on credit application

8

*Note: CA requires a photo ID,
NJ does not require photo ID

▪	The following information must be captured in the “store use only” section of each application, regardless of whether the customer is approved or not approved:

▪	Identification type and issuing authority

▪	Identification number

▪	Expiration date

Use the following chart to ensure the same information is captured on each customer’s application.

Identification	Issuing Authority/ID Type	ID Number	Exp. Date
Driver’s License	Write state of issue Abbreviation and “DL” (e.g., “CA DL”)	Write Driver’s License Number	Write Driver’s License Expiration Date
State ID	Write State of Issue Abbreviation and “State ID” (e.g., “CA State ID”)	Write State ID Number	Write State ID Expiration Date
Passport	Write Country of Issue And “Passport” (e.g., “U.S. Passport”)	Write Passport ID Number	Write Passport Expiration Date
Military ID	Write “Military ID”	Write Military ID Number	Write Military ID Expiration Date
Alien Registration	Write “Alien Registration”	Write Alien ID Number

•
If a customer completes an application in your store and does not have the required valid identification or qualifying credit card (see Section 1.3 and 1.4), the application cannot be processed in-store for instant enrolment. In this case, the store associate may offer to mail the application in for the customer.

9

1.4 Entering the Application into the Register

Instructions in this section are for Mainland USA and Hawaii.
For procedures on processing applications in Puerto Rico using the Verifone system See Appendix A).

▪	The customer must provide one of the following credit cards on which their name is imprinted and for which they are the primary cardholder for the store to process the application.

Preferred credit cards for swiping purposes are:

•	MASTERCARD

•	VISA

Other cards accepted are:

•	DEBIT/ATM WITH VISA OR MASTERCARD HOLOGRAM

•	BANANA REPUBLIC

•	OLD NAVY ACCOUNT

•	DISCOVER

•	AMERICAN EXPRESS (WILL RESULT IN A CALL REFERRAL)

•	DINERS CLUB (WILL RESULT IN A CALL REFERRAL)

•	SEE ALSO BELOW

1)	JCB may be accepted for purchases but cannot be used for GapCard instant enrollment.

2)
Applications processed with an American Express or Diners Club Card will result in a call referral due to incomplete information on the magstripe. To avoid having to call the GapCard customer service center, ask the customer for another qualifying Bankcard.

3)
Bank of America Debit Cards, even those with a Visa or MasterCard hologram, will result in a call referral due to incomplete information on the magstripe. To avoid having to call the GapCard customer service center, ask the customer for another qualifying Bankcard.

10

ACTION		PROMPT

Store Input Procedures (Bankcard Swipe)

1	Cashier is prompted to enter the
	Cashier number. The number is	ENTER CASHIER NO.
Entered and she/he is prompted to
Select transaction type.

SELECT TRANSACTION

2	Cashier enters the new ADMIN
	Number (56), selects ADMIN key and	ENTER CREDIT CARD
	Is prompted to Enter the desired	FUNCTION CODE
Function code. Only 1,2 and 3 are
Available in this phase.

3	Cashier enters “1” (for enrollment) and
	The choice is displayed. She/he selects	NEW ACCT
	CLEAR to go back for another pick or	ENROLLMENT
Hit ENTER to confirm and continue.

Required input to process App

Cashier is prompted to ENTER street
	number (max. 10)	ENTER STREET NO.

Zip code (exactly 5)
ENTER ZIP CODE

Date of birth,
	(mmddyyyy will validate)	ENTER DOB
(MM-DD-YYYY)

Social security number
	(exactly 9 digits)	ENTER SSN
XXX XX XXXX

Home Phone Number
	(exactly 10 digits)	ENTER HOME PHONE
(XXX) XXX-XXXX

Business Phone Number (optional field
	Press ENTER to bypass)	ENTER BUSINESS PHONE
	(Exactly 10 digits)	(XXX) XXX-XXXX

11

ACTION		PROMPT

Note: Validation is done on some of the
data entered & error messages may be
	Received. For example on DOB, if Month >	INVALID ENTRY
	12 or if Day > 31, an error message is	RE-ENTER
Received. The “INVALID ENTRY” message
Will display.

4	After the valid credit card is swiped, the name of	SWIPE CARD
the cardholder which is read from track
1, prints on the receipt tape and
Displays on register. The First Name and
	Last Name need to be confirmed by	SMITH / JOE
	Cashier*. If rejected (2), the register	CORRECT? 1=YES 2=NO
Prompts for another card. Selecting (1)
takes the cashier back to “SWIPE CARD”
prompt and selecting (2) will end the
	Transaction.	1=SWIPE ANOTHER CARD
2=NO OTHER CARD
*Note: The middle initial does not have to
be present on the register’s display to
Continue processing.

When the cashier confirms the name
by selecting (1=YES). Data is sent to
	The controller that in turn sends out	PROCESSING
The request to ACI for MCCBG
(transaction code 60). Register displays
The standard authorization message.

5	There are four expected responses that
could be returned:
APPROVAL
CANNOT APPROVE (Hard decline)
CALL REF #
Call ERROR #

All credit timeouts will be handled per
Our current credit card process. The
	Standard “Credit Timeout 008”	CREDIT TIMEOUT 008
Message may be received. At this
point the cashier can do the following
CLEAR = swipe another,
VOID = out and ENTER = retry.

12

ACTION		PROMPT

6a	In the case of miscellaneous system
	errors (e.g., GE errors, network errors	CALL ERROR 0019
or system errors), a standard error
Message is displayed as shown. The
cashier refers to “Error Response Code Matrix” to determine next step.

Depending on the action required, the
cashier may select:
CLEAR = previous step
VOID = get out
ENTER = retry.

6b	After receiving the ‘Cannot Approve’
	message, the cashier may select either	CANNOT APPROVE
CLEAR or VOID. Selecting ENTER takes
them completely out to “ENTER CASHIER NO”.

6c	When a “CALL REF #” is returned,
The cashier notes the Ref # for the
	customer, and by selecting VOID can	CALL REF # ABCDEF
Get out of the transaction.

After cashier calls customer service &
receives an approval, they can select
ENTER for an ‘Approval’, which will
send an inquiry request to MCCBG to get
The Approval information needed to print
The shopping pass.

If the Cashier did a VOID to get out,
The customer will be able to
Use the Ref # later to get their
Application status/shopping pass on
Any register (via the Ref # Inquiry) or
by calling the MCCBG Customer Service.

6d	In case of ‘Approval’, the transaction
	continues and the shopping pass is	APPROVED
printed out. Cashier is prompted for
franking the application form, which will
then complete the enrollment process.
INSERT APPLICATION

13

Shopping Pass Sample:

Customers will have 14 days until this pass expires

The information returned
From MCCBG Credit overwrites
Any existing data and is used
for printing the pass.

The receipt header &
Trailer messages will be
The most current version.

Gap - 150
890 Market Street
San Francisco, CA 94102
Tel. (415) 788-5906
06/10/00

0721-01 09:32 001 161

Temporary Shopping Pass

Joe Smith
1234 Good St.
Nice City, CA
94123

You have been approved for an Gap credit account. Refer to your retail installment credit agreement for the terms applicable to your account. Your new credit card will be mailed to you.

Your account number is:
     6018596995353534

Shopping pass expiration date is:
     06/24/2000

Your credit limit: $200.00

For both your protection and ours, we will ask you for identification when you use this shopping pass.** For questions about your GapCard, call 1-800-887-1198.

X___________________________________
     CUSTOMER SIGNATURE

THE CURRENT VARIABLE PERIODIC RATE IS 1.42083% (APR 17.05%)

shop around the clock
www.gap.com

Thank you

14

Franking Sample: (for application form)		0721-01 09:32 001 161 REF# AB3456

7	Franking an Application:
	Cashier is prompted to frank the application which will	INSERT APPLICATION
Then complete the enrolment process

15

1.5    Application Decisions

▪
Approvals: The application reference number is franked on the application along with the store of sale number and date. The Register will print a temporary pass with basic customer information as well as the new account number. Give the temporary pass to the customer after it is signed by the customer. Advise the customer that this receipt will serve as their credit card until they receive their plastic card in 7 to 10 days. Advise the customer that for their protection, they must show valid identification each time they use the temporary pass (see Section 2.2 and 2.3 for processing a temporary card sale). Confirm that the customer has received the Cardholder Terms and Conditions.

▪
Declines: If the applicant is not approved you will be prompted to insert the application to be franked with the following information: “NOT APPROVED”, the application reference number, the store of sale number and the date. Advise the customer that we were unable to approve their application at this time and that they will receive a letter from MCCBG within 30 days concerning their application. At this time hand the customer the courtesy card. If the customer asks why they were not approved, your only response is to advise them that they will receive a credit response letter in the mail. This letter is sent by our credit provider, MCCBG.

▪
Referrals: If you receive a CALL REF# response, you will be prompted to insert the application to be franked with the following information: the application reference number, the store of sale number and the date. A call referral is generated due to incomplete information on the applicant. When calling in a referral, please have the applicant nearby as they will be asked to verify their information.

▪
If you are unable to process applications through the Register because of a Gap systems problem, call MCCBG at 1-877-969-3135 and have the application processed over the phone. Ensure that the application is filled out completely by the customer and sufficient ID has been verified before calling MCCBG. Applications can only be processed by phone during Register downtime.

▪
Whether approved, declined or referred, under no circumstances is the application ever given back to the customer. Once it has been processed, it becomes the property of MCCBG and must be retained as a legal document.

All processed applications must be mailed daily to:

EDM International
PO Box 981120
El Paso, TX 79998-9912

Applications that have been completed by the customer but not processed will be mailed separately daily to the address printed on the applications.

16

1.6    After Hours Processing - Hawaii

Due to systems maintenance requirements, applications cannot be processed for instant enrolment in Hawaii during the following times:

After 2:00AM ET - 7:00AM ET Tuesday to Sunday (8:00 PM Each Day - Hawaii Time)
After 12:30AM ET - 7:00AM ET Monday (6:30 PM Sunday - Hawaii time)

•	Note: daylight savings time is observed

▪
During these periods the store is to advise the customer that they cannot process the application for instant credit but that they will mail in the application for processing on their behalf. Use the same mail-in process as described above. Be sure to detach and hand to the customer the Terms and Conditions portion of the application.

1.7    10% Off Procedures

Instant Enrollment 10% Discount
Primary Cardholders may present an enrollment temporary shopping pass to receive a 10% discount on all purchases made on the day of enrollment.

▪
Ask the customer for valid photo identification to verify that it matches the name listed on the enrollment temporary shopping pass. Compare the customer’s signatures as well as the person to the photo to ensure they match before returning the identification.

▪
If an authorized user was added to an account over the phone during the instant enrollment process and that authorized user wishes to use an enrollment temporary shopping pass to receive the 10% discount, contact GapCard customer service at 1-877-969-3135 for verification before processing the transaction.

▪	The date the enrollment temporary shopping pass was issued must match the current date to receive the 10% discount.

▪	File the store copy of the transaction with your daily paperwork.

Mail-In Applications: 10% Discount
Customers who apply by mail and are approved will be mailed a GapCard welcome kit that contains a 10% discount certificate along with their GapCard.

▪	The certificate is valid for 10% off all GapCard purchases made the day the certificate is redeemed.

▪	The 10% discount is valid the entire day at all Gap U.S. locations (Gap, GapKids, babyGap, GapBody, and Gap Outlet)

▪	Write “REDEEMED”, the store number, date and transaction number on the back of the certificate.

17

▪	Any GapCard cardholder may redeem the 10% discount certificate by presenting their GapCard when making the purchase.

Online First Purchase 10% Off

Customers will automatically receive 10% off their first GapCard purchase made at gap.com, gapkids.com or babygap.com.

If the customer places an online phone order, it will count as the one-time 10% off transaction.

18

2.0 Charge Sales and Credits

2.1    Charging Privileges

▪
A GapCard can only be used by the person whose name is embossed on the card. Each person, including any authorized users, should have their own card with their name on it. For example, a husband may not use his wife’s card nor may a wife use her husband’s card. Furthermore, a son/daughter may not use a parent’s card. MCCBG will not accept calls or notes from existing cardholders authorizing their dependent(s) or any other person(s) to use their account.

▪	A GapCard can be used in all US, Puerto Rico and Canadian store locations.

2.2    Temporary Pass

▪
A customer who wishes to shop but does not have their card with them may still charge purchases. A temporary shopping pass can be obtained through the Register unit by using 56 ADMIN, option 2. You will need to obtain the customer’s Social Security Number to process a temporary pass.

▪
Obtain and verify the ID type, state abbreviation, and expiration date for a non-expired driver’s license or state ID with photo (except in States who’s drivers license do not include a photo) from the customer on the charge slip whenever a temporary pass is used to make a purchase. If either a non-expired driver’s license or state ID number with photo is not available, two forms of secondary ID noted in section 1.3 are required and must be verified (as above).

▪	Obtain the temporary shopping pass through the Register unit.

▪	Verify that the ID information matches the information provided by both the Register prompts and the temporary shopping pass printout.

▪	Have the customer sign the temporary shopping pass and advise the customer that for their protection, they will be required to show valid identification each time they use the temporary pass.

▪
An authorized user temporary shopping pass can be obtained by calling MCCBG. In order to obtain a temporary shopping pass, the authorized user must present valid ID as noted in Section 1.3 and be able to verify the primary account holder’s name, address, and phone number. Authorized user temporary shopping pass information is to be completed by the store associate on the manual temporary shopping pass.

19

2.3    Authorization of Charge Sales Transactions

▪
Swipe the GapCard card. If the swipe was unsuccessful, manually key in the credit card number. Note, each time an account number is manually entered into the POS system, the associate will be prompted to input ID before proceeding with the sale.

▪	First Purchase Identification:

▪
Customers who apply by mail and are approved will be mailed a GapCard account card. When these customers, who did not acquire their account in person via in-store enrollment, come into a store to make their first in-store purchase, the register will prompt for ID. Customers must present valid identification consistent with section 1.3 prior to making their first purchase.

▪	The register will prompt you to input the ID Type, Issuing Authority and Expiration Date. This information will print on the bank copy of the charge draft.

▪	Customers who do not have a driver’s license or state ID must present two forms of valid secondary identification (see Section 1.3 Identification Requirements).

▪	Compare the customer’s signatures as well as the person to the photo to ensure they match before returning the identification.

▪
All purchases must have an authorization code indicating that the sale was authorized by MCCBG. Any sale transmitted with an erroneous authorization code and/or no authorization code is subject to charge back. All non-absentee transaction sales receipts must be signed by the customer or are subject to charge back.

▪	An approved indicator will always be “Approved” followed by the approval code “00XXXX”.

▪	A referral indicator will always refer you to MCCBG. At this time, the sale is neither approved nor declined. Call MCCBG for authorization.

▪
A declined indicator means the sale is declined and you should not call MCCBG. Request some other form of payment from the customer. In the event the customer insists on trying to use their GapCard, you can call MCCBG to either request a credit line increase on the account for the customer or obtain the available credit line in order to complete the sale as a split tender transaction using the available credit line as one portion of the tender.

▪	After the customer signs the charge slip, compare the name and signature on the charge slip to the name and signature on the card. If the name does not match, do not process the sale.

▪	If MCCBG requests that ID be checked for a GapCardtransaction , check and input the customer’s ID number, state abbreviation and expiration date.

* As stated in section 1.3, temporary driver’s licenses are not accepted

20

2.4    Charge Credits

▪	A charge credit to the GapCard is given when a customer returns merchandise that was purchased on the GapCard.

▪	MCCBG cannot verify the date or purchase amount of individual items for a transaction made on a GapCard.

21

3.0 Charge/Send Sales Processing

3.1    Charge/Send Requests

▪
Through the Gap charge/send process, Gap may ship merchandise, charged to the GapCard, at the request of the customer named on the account. The customer’s billing address must be obtained from the customer and verified prior to shipping for purchases over $100 by calling 1-877-SERV405.

▪	If the address given by the customer matches the account address from 1-877-SERV405, process the sale.

▪	If the addresses do not match, call the customer and let them know you are unable to process the sale.

22

4.0 VeriFone Customer Service Functions
Puerto Rico Only

4.1    Temporary Pass

▪	See Section 2.2 Temporary Pass

4.2    Account Summary

▪	The VeriFone can provide the customer with a printed copy of basic account information,

▪	Name and Address

▪	Current Balance

▪	“Credit Available”

▪	Date and Amount of last payment

▪	Credit Line

▪	Before printing the summary, the customer must show valid ID (See Section 1.3).

4.3    Application Inquiry

▪	If you receive a referral prompt when processing an application, the VeriFone returns to the main menu.

▪	Re-enter or call MCCBG to finish processing the credit card application.

4.4    Reporting Lost/Stolen Cards

▪
For lost or stolen GapCards, the customer’s existing account can be closed and replaced with a new account using the VeriFone. Once an account is closed as lost or stolen, the account can not be reopened under any circumstances.

4.5    Issuing Replacement Cards.

▪
If a customer’s card becomes defective or unusable, a replacement card can be requested through the VeriFone. This function does not allow you to add authorized users on accounts. Once processed, the customer will receive their replacement card within 7 to 10 days.

FOR MORE INFORMATION
See Appendix A for VeriFone input.

23

5.0 Register Customer Service Functions

5.1    Temporary Pass with Account Summary

▪	The Register can provide the customer with a printed copy of basic account information,

▪	Name

▪	Current Balance

▪	“Credit Available”

▪	Date and amount of last payment

▪	Credit Line

▪	Before printing the summary, the customer must show valid ID (Section 1.3).

POS Register System - Account Lookup

ACTION		PROMPT

POS TO CONTROLLER “request”:

1	Cashier is prompted to enter the
	cashier number. The number is	ENTER CASHIER NO.
entered and she/he is prompted to
select transaction type.

SELECT TRANSACTION

2	Cashier enters the new ADMIN
	number (56), selects ADMIN key and	ENTER CREDIT CARD
	is prompted to Enter the desired	FUNCTION CODE
Function code. Only 1,2 and 3 are
Available in this phase.

3	Cashier enters “2” (for account
	Lookup/inquiry) and the choice is	ACCOUNT LOOKUP /
	Displayed. She/he selects CLEAR to	BALANCE INQUIRY
go back for another pick or hit ENTER
to confirm and is prompted to enter
the social security number (exactly 9
	Digits).	ENTER SSN
XXX XX XXXX

24

4	After validating the length of the
Number entered, a request is sent to
the controller that in turn sends out the
	Request to ACI for MCCBG (61) while	PROCESSING. . .
the standard processing message is
Displayed.

5	There are four possible responses to
be received: ‘Approval=Pass
Printing’, ‘CANNOT FIND SSN’
And Call with error number ‘CALL
ERROR 0014’ and ‘CREDIT TIMEOUT008’. All credit timeouts will be handled per our current credit card
	Process. The Standard ‘Credit	CREDIT TIMEOUT 008
Timeout 008’ message may be
Received. At this point the cashier can
do the following - CLEAR=back to
SSN prompt, VOID=out, and
ENTER=retry.

6a	In the case of miscellaneous system
	Errors (e.g., MCCBG errors, network errors	CALL ERROR 0019
or system errors), a standard error
Message is displayed as shown. The
Cashier then calls MCCBG customer
Service & reports this error message &
the number provided with the error
Message). Depending on what
Customer service directs the cashier to
do, the cashier may select either
CLEAR=previous step, or VOID=get
Out, or ENTER=retry.

6b	After receiving the ‘CANNOT FIND
	SSN’ message, the Cashier selects	CANNOT FIND SSN
Standard CLEAR=backup one step
And re-enter another SSN, ENTER=
Retry the one they initially entered, or
VOID=get out.

6c	In case of ‘Approval’, the transaction
	Continues, a confirming message	PASS PRINTING
(“Pass Printing”) is displayed, and a
Temporary shopping pass is printed
Out and the transaction is completed &
the display returns back to ‘ENTER
CASHIER NO.’ automatically (after 10
Seconds), without having to press
CLEAR.

25

Replacement Temporary Shopping Pass

Sample for Account Lookup:
(version 2A)

(Expiration date will be for “today” only, and supplied from MCCBG)

The receipt header & trailer messages will be the most current version

Gap - 5860
3000 Bridgepointe Parkway
San Mateo, CA 94404
Tel. (650) 577-1468
06/10/00

0721-01 09:32 001 161

Temporary Shopping Pass

Joe Smith

Your account number is:
     6018596995353534

Shopping pass expiration date is:
     06/10/2000

Your credit limit: $400.00

Current Balance: $130.00
Credit Available: $270.00
Last Payment and Amount:
01/20/00 $40.00

For both your protection and ours, we will ask you for identification when you use this shopping pass. **For questions about your GapCard, call 1-800-887-1198

X___________________________________
     CUSTOMER SIGNATURE

Shop around the clock
www.gap.com

Thank You

26

6.0 Other Customer Service Functions

6.1	Adding Authorized Users

▪
The GapCard can only be used by the person whose name is imprinted on the card. GapCard cardholders may add an authorized user when opening the account or after the account has been opened. A card in the authorized user’s name will be mailed to the address on the account.

▪
At the time of opening the account, the customer can complete the authorized user fields on the application. This is not a joint applicant, so the additional authorized user is not evaluated for credit purposes and is not financially responsible for the account.

▪
The primary cardholder is the only person that can add an authorized user. If the primary cardholder is unable to go to the store to add an authorized user, MCCBG will mail the primary cardholder a form to be completed and returned for processing.

▪
If the primary cardholder is in the store and wishes to add an authorized user, the primary cardholder must have either the credit card or a valid temporary shopping pass and valid ID (note section 1.3) with them. The sales associate must first verify the ID, then call MCCBG and verify the name, address, phone number, and social security number on the account. With all information and ID verified, the authorized user’s name will be added to the account and a card in authorized user’s name will be sent to the address on the account within 7 to 10 days.

6.2	Credit Line Increases

▪	A GapCard will automatically be monitored for credit line increases. However, MCCBG can be contacted to review an account for eligibility of a credit line increase.

▪	The customer can call MCCBG from home to request an increase at 1800 887-1198.

▪
If a customer is in the store and requests a credit line increase, the store can call MCCBG. When calling MCCBG, identify yourself by store number and reason for call. Provide the MCCBG associate with the customer’s account number and the amount of increase requested.

▪	The sales associate may be required to verify ID and request additional information. The customer must be present to provide this addition required information

27

7.0 Gift Products Received as Payment

7.1    Gift Products are Not Accepted as Payment

▪
If a cardholder mails a gift product as payment on their account, MCCBG will return the gift product to the cardholder with a letter indicating that gift products are not accepted as payment on the GapCard.

7.2	Gift Products Received Without Customer Information

▪	Gift products whose source or ownership is not identifiable, will be forwarded to MCCBG at:
PO Box 103132
Roswell, GA 30076

▪	MCCBG will make an additional attempt to identify the customer and return the gift product. If MCCBG is unsuccessful in identifying the customer, the gift product will be forwarded to:
Gap, Inc. Direct
Attn: Exceptions Department
5900 North Meadows Drive
Grove City, OH 43123

▪
If the customer calls questioning the non-posting of an unidentified gift product, the customer will be advised that MCCBG does not accept gift products as payment on the GapCard. If the gift product was not returned to the customer, the customer will be referred to Gap Inc. Customer Research Department.

28

8.0 Rewards Certificates

Cardholders will be mailed a $10 reward certificate for every $250 they spend using their GapCard.

▪	A valid GapCard must be used as tender when redeeming reward certificates.

▪	Each reward certificate is limited to a one-time purchase and is redeemable for merchandise only.

▪	Reward certificates cannot be used to purchase Gap GiftCards.

▪	The certificate value is applied as a discount to the total purchase amount before tax.

▪	Reward certificates are valid until the expiration date listed on the certificate.

▪	Reward certificates may be redeemed at any Gap U.S. or Gap Outlet location.

▪	Reward certificates cannot be applied as a credit to a cardholder’s account balance.

▪
Multiple certificates may be redeemed in the same transaction by adding together the individual amounts and entering it as the total dollar off (e.g. three $10 certificates may be redeemed by entering $30 at the Dollar Off prompt).

▪	Lost or stolen certificates cannot be replaced. Customers who request further assistance should be referred to GapCard Customer Service at 1-877-969-3135.

29

9.0 Absentee Card (Online/Catalog)

MINIMIZING FRAUD WITH THE GAPCARD

9.1	Purpose
This procedure itemizes some specific measures taken to minimize fraud on absentee transactions.

9.2	Procedure

1.	The customer will be required to provide the Bill-To Address on all transactions.

2.	Upon implementation of an automated Address Verification System, Gap will perform address verification of the customer’s billing address against Bank’s account information.

3.	The customer will always be required to provide the GapCard number for purchases. Gap will not disclose the GapCard number to the customer.

4.
Gap will review the customer order history. If the order is outside of the normal ordering pattern for the customer, Gap will call the customer to verify the order. If there is no customer history, then Gap will call MCCBG for manual authorization.

5.	Gap will review customer orders to prevent fraud prior to shipment especially in instances where the following activity occurs:

•	Excessive multiple quantities of the same item ordered

•	Number of items ordered greater than normal

•	Delivery to PO Box

•	Unusual patterns of behavior

•	High dollar orders

•	Billing address different than the ship-to mailing address

6.
For all orders placed on hold, Gap will refer the order to MCCBG by fax for manual authorization. Orders may be called in to the credit center during mutually agreed upon times for manual review. MCCBG will respond to manual authorization requests in a timely manner and establish mutually agreeable response times that factor in seasonal volume.

7.
If a customer reports that they did not order merchandise that appears on their GapCard billing statement, Gap will provide documentation regarding order processing, delivery and adherence to Operating Procedures to MCCBG for review.

8.
If a customer reports that they did not receive merchandise ordered from Gap and charged to their GapCard, Gap will re-send the merchandise without charge to the cardholder to resolve the situation (limited to one time per customer per year).

9.	Gap will work in good faith with MCCBG to amend operating procedures to minimize fraud.

30

9.3    MRC Charge Send Requests

▪	The Gap Merchandise Request Center (MRC) will verify a customer billing address on sales over $100 by phone with the MCCBG credit office.
Even though the address is verified by the MRC through the Register, the customer’s credit card may still be declined at the register (i.e. restricted card, closed account, no open to buy).

31

10.0 Full Recourse Accounts Arising from Overrides

If MCCBG does not approve a transaction and the Gap Store Manager overrides MCCBG’s decision on this transaction, MCCBG will bill the cardholder for the sale and charge-back the amount to Gap should the accountholder not pay.

32

Gap

Verifone

Appendix A

33

GAP
VERIFONE APPLICATION PROCESSING EXAMPLE

VERIFONE DISPLAY	USER INPUT
Date Time NEW CUST SALE MORE ACCT SERV

New Acct	Press Blue “Key 1”

Cred Appl	Press Blue “Key 1”

Acct Title	Type in Mr, Mrs or Ms, Then Press <Enter>

First Name	Type Customer’s First Name, Then Press <Enter>

Middle Initial	Type Customer’s Middle Initial, Then Press<Enter>

Last Name	Type Customer’s Last Name, Then Press<Enter>

Address Line 1	Type Customer’s Address Line 1, Then Press<Enter>

Apartment Number	Type in Apt. Number or 2nd Line Address, Then Press<Enter>, If None, Press <Enter>

City Name	Type in Customer’s City, Then Press<Enter>

State Code	Type in Customer’s State, Then Press<Enter>

Zip Code	Type Customer’s Five Digit Zip Code, Then Press<Enter>

Birthdate	Type Customer’s Birth Date (MMDDYYYY) Format, Then Press<Enter>

34

VERIFONE DISPLAY	USER INPUT

Social Security Num	Type Customer’s Nine Digit Social Security Number, Then Press<Enter>

Home Phone Num	Type Customer’s Home Telephone Number With Area Code First, Then Press<Enter>

Business Phone Num	Type Customer’s Business Telephone Number With Area Code First, Then Press<Enter> or press enter if not applicable

Additional User Y/N	Type “Y” if additional user, If no additional user, type “N”, Then Press <Enter> - if no additional user, will go directly to promotional code

Joint/Auth/ (J/A)	Type “A” for Authorized User, Then Press <Enter>

Joint First Name	Type Authorized Users First Name, Then Press <Enter>

Joint Last Name	Type Authorized Last Name, Then Press <Enter>

Joint Signed (Y/N)	Press N, No Always

Relationship? S/O	S for Spouse O for Other

Correct Y/N	Press <Y> If Correct Press <N> If Incorrect

35

VERIFONE PRE-APPROVED PROCESSING EXAMPLE

VERIFONE DISPLAY	USER INPUT
NEW CUST SALE MORE ACCT SERV

New Acct	Press Blue “Key 1”

Pre-App	Press Blue “Key 2”

Pre-Approval Number	Type Reference Number Press <Enter>

Last Name	Type Customer’s Last Name Press <Enter>

Correct Y/N	Type ‘Y’ If Information is Correct, Type ‘N’ If Information is Incorrect

Processing Dialing Waiting for Answer Transmitting Receiving Processing

Acct Title	Type in Mr, Mrs or Ms, Then Press <Enter>

First Name	First Name will appear, Press <Enter>

Middle Initial	If Middle Initial, Press <Enter>

Last Name	Last Name will appear, Press <Enter>

Address Line	Address will appear, Press <Enter>

Apartment Number	If Apt. # appears, Press <Enter>

City Name	City will appear, If Correct, then <Enter> If Incorrect, Press <Cancel> Call Credit Office

36

VERIFONE DISPLAY	USER INPUT

State Code	State will appear, Press <Enter>

Zip Code	Zip Code will appear, Press <Enter>

Birth Date	Type in Date of Birth MM/DD/YYYY, Then Press <Enter>

Social Security Num	Social Security must be input, Then <Enter>

Home Phone Num	Type Customer’s Home Phone Area Code First, Then Press <Enter>

Business Phone Num	Type Customer’s Business Phone Number Area Code First, Then Press <Enter> or press enter if not applicable

App Signed (Y/N)	Type “Y” If Signed, If Not, Have Customer Sign

Correct Y/N	Type ‘Y’ If Information is Correct Type ‘N’ If any of the above information is incorrect, call the Credit Office.

Application Approved

Receipt will print

37

APPLICATION INQUIRY

VERIFONE DISPLAY	USER INPUT

NEW CUST SALE MORE ACCT SERV

New Acct	Press the Blue “Key 1”

Appl Inq	Press the Blue “Key 3”

Last Name	Type in Last Name, Then Press <Enter>

Social Security Num	Type in Social Security, Then Press <Enter>

Processing Dialing Waiting for Answer Transmitting Receiving Processing

Application Approved Shopping Pass (Y/N)	Type in <Y> if you want a print out Type in <N> if you do not want print out

If declined display will read Application Declined

If unable to locate, display will read

Application not found with the information provided. Please verify and reenter or call MCCBG to finish processing your credit card application. Thank You.

38

ACCOUNT LOOKUP

VERIFONE DISPLAY	USER INPUT

NEW CUST SALE MORE ACCT SERV

Cust Serv	Press Blue “Key 2”

Acct Lkup	Press Blue “Key 2”

Last Name	Type in Last Name

Social Security Num	Type in Social Security Number

Processing Dialing Waiting for Answer Transmitting Receiving Processing

First Name	First Name, Middle Initial, Last Name, Address Will Appear, Press <Enter>

Middle Initial

Last Name

Address Line 1

Apt. Number

City Name	City, State, Zip Code Will Appear

State Name

Zip Code

Correct Y/N	Press <Y> if correct Press <N> if any of the above information is incorrect, call the Credit Office

ID Checked?	Press <Y> if Correct, <N> if Incorrect

Shopping Pass Y/N	Press <Y> if Printed Temporary Pass Needed Press <N> if Temporary Pass Not Needed.

Printing

39

ACCOUNT SUMMARY

VERIFONE DISPLAY	USER INPUT

NEW CUST SALE MORE ACCT SERV

Cust Serv	Press Blue “Key 2”

Acct Summ	Press Blue “Key 1”

Account Number	Type in Account number <Enter>

Processing Dialing Waiting for Answer Transmitting Receiving Processing

First Name	First Name, Middle Initial, Last Name, Address Will Appear, Press <Enter>
Middle Initial
Last Name
Address Line 1
Apt. Number

City Name	City, State, Zip Code Will Appear
State Name
Zip Code

Correct Y/N	Press <Y> if correct Press <N> if any of the above information is incorrect, call the Credit Office

ID Checked?	Press <Y> if correct Press <N> if incorrect

Printing…

40

***************************************
Summary Sheet will Read

CUST NAME
ADDRESS
CITY, STATE
ZIP

CREDIT LINE
CURRENT BALANCE
CREDIT AVAILABLE
LAST PAYMENT DATE AND AMOUNT
*****************************************

41

LOST/STOLEN

VERIFONE DISPLAY	USER INPUT

NEW CUST SALE MORE ACCT SERV

Cust Serv	Press Blue “Key 2”

Lost Card	Press Blue “Key 3”

Account Number	Type in Account number <Enter>

Processing Dialing Waiting for Answer Transmitting Receiving Processing

First Name	First Name, Middle Initial, Last Name, Address Will Appear, Press <Enter>
Middle Initial
Last Name
Address Line 1
Apt. Number

City Name	City, State, Zip Code Will Appear
State Name
Zip Code

Correct Y/N	Press <Y> if correct Press <N> if any of the above information is incorrect, call the Credit Office

ID Checked?	Press <Y> if correct Press <N> if incorrect

Printing…

42

REPLACEMENT CARD

VERIFONE DISPLAY	USER INPUT

NEW CUST SALE MORE ACCT SERV

Cust Serv	Press Blue “Key 2”

Repl Card	Press Blue “Key 4”

Account Number	Type in Account number <Enter>

Processing Dialing Waiting for Answer Transmitting Receiving Processing

First Name	First Name, Middle Initial, Last Name, Address Will Appear, Press <Enter>
Middle Initial
Last Name
Address Line 1
Apt. Number

City Name	City, State, Zip Code Will Appear
State Name
Zip Code

Correct Y/N	Press <Y> if correct Press <N> if any of the above information is incorrect, call the Credit Office

ID Checked	Press <Y> if correct Press <N> if incorrect

Shopping Pass Y/N	Press <Y> if you want a print out Press <N> if you do not want a print out

A replacement card will be mailed

43

State Abbreviations for Verifone Applications

Alabama	AL	Montana	MT
Alaska	AK	Nebraska	NE
Arizona	AZ	Nevada	NV
Arkansas	AR	New Hampshire	NH
California	CA	New Jersey	NJ
Colorado	CO	New Mexico	NM
Connecticut	CT	New York	NY
Delaware	DE	North Carolina	NC
Washington, DC	DC	North Dakota	ND
Florida	FL	Ohio	OH
Georgia	GA	Oklahoma	OK
Hawaii	HI	Oregon	OR
Idaho	ID	Pennsylvania	PA
Illinois	IL	Puerto Rico	PR
Indiana	IN	Rhode Island	RI
Iowa	IA	South Carolina	SC
Kansas	KD	South Dakota	SD
Kentucky	KY	Tennessee	TN
Louisiana	LA	Texas	TX
Maine	ME	Utah	UT
Maryland	MD	Vermont	VT
Massachusetts	MA	Virginia	VA
Michigan	MI	Washington	WA
Minnesota	MN	West Virginia	WV
Mississippi	MS	Wisconsin	WI
Missouri	MO	Wyoming	WY

44

EXHIBIT B

EXECUTED COPY OF GAP GUARANTY AGREEMENT

GAP GUARANTY AGREEMENT

This GUARANTY AGREEMENT (the “Agreement”) is made as of the 28th day of February, 2014, by The Gap, Inc. (“Guarantor”), a Delaware corporation with its principal place of business at Two Folsom Avenue, San Francisco, California 94105, in favor of GE Capital Retail Bank (“Bank”), a federal savings bank with its principal place of business at 170 Election Road, Suite 125 Draper, Utah 84020.

PRELIMINARY STATEMENT

A.    Gap (Puerto Rico), Inc., a Puerto Rico corporation, GPS Consumer Direct, Inc., a California corporation, Gap (Apparel), LLC, a California limited liability company, and Gap (ITM) Inc., a California corporation (the “Initial Retailer Subsidiaries”) are each directly or indirectly, a subsidiary of Guarantor.

B.    Bank, Guarantor and Initial Retailer Subsidiaries desire to enter into an Amended and Restated Consumer Credit Card Program Agreement, dated as of the date hereof (as the same may be amended, restated, or renewed from time to time, the “Program Agreement”) to establish a customized private label credit card program for qualified customers of various retailers. Capitalized terms not otherwise defined herein shall have the meanings set forth in the Program Agreement.

C.    Guarantor, as the direct or indirect parent corporation of the Initial Retailer Subsidiaries, will benefit from the Initial Retailer Subsidiaries’ participation in the Program and from the assumption by the Initial Retailer Subsidiaries of certain obligations in connection therewith.

D.    Guarantor has agreed to enter into this Agreement to induce Bank to enter into the Program Agreement.

E.    This Agreement succeeds and replaces that certain Guaranty Agreement, dated as of May 1, 2003, by Guarantor in favor of Bank.

NOW, THEREFORE, in consideration of the terms and conditions stated herein and for good and valuable consideration, the receipt of which is hereby acknowledged, Guarantor agrees as follows:

1.    Guaranteed Obligations. Guarantor absolutely and unconditionally guarantees to Bank, and its successors and assigns, the performance of all covenants made by each Initial Retailer Subsidiary and by each other entity hereafter becoming a “Retailer” pursuant to Section 13.01 of the Program Agreement (collectively, with the Initial Retailer Subsidiaries, the “Retailers”) and the compliance by each Retailer with all obligations and liabilities undertaken under the Program Agreement, including, without limitation, all payment and indemnification obligations of each Retailer thereunder (collectively, the “Guaranteed Obligations”), without setoff, counterclaim, recoupment or deduction of any amounts owing or alleged to be owing by Bank to any Retailer. Without limiting the foregoing, Guarantor specifically guarantees payment of any judgment entered against any Retailer and any damages that may be awarded in any action brought against any Retailer by Bank. This Agreement is a guaranty of payment and not merely of collection. Guarantor acknowledges and agrees that its obligations under this Agreement shall be absolute and unconditional, irrespective of, and unaffected by:

(a)    the genuineness, validity, regularity, enforceability of the Program Agreement or any future amendment, restatement or renewal of, or change in, the Program Agreement or any other agreement, document or instrument to which any Retailer is or may become a party;

(b)    the existence, value or condition of, or failure to perfect any security interest in, any collateral, if any, for the Guaranteed Obligations or any action, or the absence of any action, by Bank in respect thereof; or

(c)    any other action or circumstances which might otherwise constitute a legal or equitable discharge or defense of a surety or guarantor.

2.    Consents. Guarantor hereby consents to all terms and conditions of agreements heretofore or hereafter made between Bank and Retailer(s) (including without limitation the Program Agreement and related documents) and further consents that Bank may without further consent or disclosure and without affecting or releasing the obligations of Guarantor hereunder: (a) surrender, exchange, release, assign, or sell any collateral or waive, release, assign, sell, or subordinate any security interest, in whole or in part; (b) waive or delay the exercise of any rights or remedies of Bank against any Retailer; (c) waive or delay the exercise of any rights or remedies of Bank against any surety or guarantor (including, without limitation, rights or remedies of Bank against Guarantor under this Agreement); (d) waive or delay the exercise of any rights or remedies of Bank in respect of any collateral or security interest now or hereafter held; (e) release any surety or guarantor; (f) renew, extend, amend, waive or modify the terms of the Program Agreement or any Guaranteed Obligation or the obligations of any surety or guarantor, or any instrument or agreement evidencing the same; (g) renew, extend, amend, waive or modify the terms of any pledge, assignment, security agreement or other security document; and (h) realize on any security interest, judicially or nonjudicially, with or without preservation of a deficiency judgment.

3.    Waivers. Guarantor waives any action on delinquency in respect of the Guaranteed Obligations or any part thereof, including any right to require Bank to sue any Retailer or any guarantor or surety obligated with respect to the Guaranteed Obligations or any part thereof, or otherwise to enforce payment thereof against any collateral securing the Guaranteed Obligations or the obligations of any guarantor of surety or any part thereof. Guarantor further waives notice of (a) Bank’s acceptance of this Agreement or its intention to act or its actions in reliance hereon; (b) the present existence or future incurring of any Guaranteed Obligations or any terms or amounts thereof or any change therein; (c) any default by a Retailer or any surety or guarantor, or any notice of adverse change in any Retailer’s, guarantor’s or surety’s financial condition or any other fact which might materially increase the risk to Guarantor; (d) the obtaining of any guaranty or surety agreement (in addition to this Agreement); (e) the obtaining of any pledge, assignment or other security for any Guaranteed Obligations; (f) the release of any surety or guarantor; (g) the release of any collateral; (h) any change in Guarantor’s business or financial condition; (i) any renewal, extension or modification of the terms of any Guaranteed Obligation or of the obligations or liabilities of any surety or guarantor or any instruments or agreements evidencing the same; U) any acts or omissions of Bank consented to in either Section 1 or Section 2 hereof; and (k) any other demands or notices whatsoever with respect to the Guaranteed Obligations or this Agreement. Nothing contained herein shall be construed to be a waiver by the Guarantor of presentment or demand of payment to the Guarantor with respect to the Program Agreement. Guarantor agrees that any notice or directive given at any time to Bank which is inconsistent with the waivers granted in this Agreement shall be null and void and may be ignored by Bank, and, in addition, may not be pleaded or introduced as evidence in any litigation relating to this Agreement for the reason that such pleading or introduction would be at variance with the written terms of this Agreement, unless Bank has specifically agreed otherwise in writing. It is agreed between Guarantor and Bank that the foregoing waivers are essential to the transactions contemplated by the Program Agreement and that, but for this Agreement and such waivers, Bank would decline to enter into the Program Agreement.

4.    Guarantor’s Knowledge of Retailers’ Economic Conditions. Guarantor represents and warrants to Bank that it has reviewed such documents and other information as it has deemed appropriate in order to permit it to be fully apprised of the financial condition and operations of each Retailer and has, in entering into this Agreement made its own credit analysis independently and without reliance upon any information communicated to it by Retailers. Guarantor covenants for the benefit of Bank to remain apprised of all material economic or other developments relating to or affecting each Retailer, its property or its business. Guarantor expressly waives any requirement that Bank advise, disclose, discuss or deliver notice to Guarantor regarding the financial condition or operations of any Retailer or with respect to any default by any Retailer in its performance of any of the Guaranteed Obligations.

5.    Enforcement of Agreement. In no event shall Bank have any obligation to proceed against any Retailer or any other person or entity before seeking satisfaction from Guarantor, and Bank may proceed, prior or subsequent to, or simultaneously with, the enforcement of Bank’s rights hereunder, to exercise any right or remedy which it may have against any Retailer, any other surety or guarantor of the Guaranteed Obligations or any property given as security for all or any portion of the Guaranteed Obligations.

6.    Benefit of Agreement. The provisions of this Agreement are for the benefit of Bank and its successors and assigns, and nothing herein contained shall impair, as between Bank and Retailers, the Guaranteed Obligations. In the event all or part of the Guaranteed Obligations are transferred or assigned by Bank to any person or entity, any reference to “Bank” herein shall be deemed to refer equally to such person or entity.

7.    Continuing Guaranty. This guaranty shall be a continuing one and shall be binding upon Guarantor regardless of how long before or after the date hereof any Guaranteed Obligation was or is incurred. Guarantor agrees that this Agreement shall continue to be effective or shall be reinstated as the case may be if at any time any payment to Bank of any of the Guaranteed Obligations is rescinded or must be restored or returned by Bank upon the insolvency, bankruptcy or reorganization of any Retailer, all as though such payment had not been made. In the event this Agreement is preceded or followed by any other agreement of suretyship or guaranty by Guarantor or others, all shall be deemed to be cumulative, and the obligations of Guarantor hereunder shall be in addition to those stated in any other suretyship or guaranty agreement.

8.    Waiver of Subrogation. Guarantor hereby irrevocably waives all claims it has or may acquire against any Retailer in respect of the Guaranteed Obligations, including rights of exoneration, reimbursement and subrogation or similar rights. Guarantor agrees to indemnify Bank, and hold it harmless from and against all loss and expense, including legal fees, suffered or incurred by Bank as a result of claims to avoid any payment received by Bank from a Retailer, or for its account or from collateral, with respect to the Guaranteed Obligations.

9.    Governing Law. This Agreement and all rights and obligations hereunder including, but not limited to, matters of construction, validity and performance, shall be governed by and construed in accordance with the laws of the State of New York.

10.    Expenses; Default Interest. Guarantor agrees to pay all expenses of Bank incurred in connection with the enforcement of this Guaranty, including, without limitation, fees and expenses of counsel and other costs of collection. If Guarantor shall fail to pay any amount when due hereunder, such amount shall bear interest from the date due until paid at a rate per annum equal to the Prime Rate.

11.    Notices. All notices, demands and other communications hereunder shall be in writing and shall be sent by facsimile, certified mail or nationally recognized overnight courier service addressed to the party to whom such notice or other communication is to be given or made at Guarantor’s address as set forth below, or to such other address as Guarantor may designate in writing to Bank from time to time in accordance with the provisions hereof and shall be deemed effective five (5) Business Days after deposit in the mails if sent by certified mail, one (1) Business Day after delivery if sent by such an overnight courier service or immediately upon receipt if sent by facsimile transmission.

The Gap, Inc.
2 Folsom Avenue
San Francisco, CA 94105
Attention: Treasurer

With copies to: The Gap, Inc.

2 Folsom Avenue
San Francisco, CA 94105
Attention: General Counsel

The Gap, Inc.
40 First Plaza NW
Albuquerque, NM 87012
Attention: Vice President - Corporate Shared Services

12.    Modification, Amendment, Supplement or Waiver. No modification, amendment or supplement to this Agreement or any of its provisions shall be binding upon the

Bank unless made in writing and duly signed by Bank. A failure or delay of Bank in the enforcement of any of the provisions of this Agreement shall in no way be construed to be a waiver of such provisions of this Agreement. A waiver by Bank of any of the terms and conditions of this Agreement must be in writing and, unless otherwise provided in that writing, such a waiver in any one instance shall not be deemed a waiver of such terms or conditions in the future, or of any subsequent breach thereof.

13.    Severability. In the event that any one or more of the provisions contained in this Agreement shall be determined to be invalid, illegal or unenforceable in any respect for any reason, the validity, legality and enforceability of any such provision or provisions in every other respect and the remaining provisions of this Agreement shall not be in any way impaired.

14.    Captions. Captions of the paragraphs of this Agreement are for convenient reference only and are not intended as a summary of such paragraphs and do not effect, limit, modify or construe the contents thereof.

15.    Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original but all of which together shall constitute one and the same instrument.

16.    No Set-off. By acceptance of this Agreement, Bank shall be deemed to have waived any right to set-off, combine, consolidate or otherwise appropriate and apply (i) any assets of Guarantor at any time held by Bank or (ii) any indebtedness or other liabilities at any time owing by Bank to Guarantor, as the case may be, against, or on account of, any obligations or liabilities owed by Guarantor to Bank under this Agreement.

(Signature Page Follows)

IN WITNESS WHEREOF, Guarantor has caused this Agreement to be executed by its duly authorized officer as of the day first above written.)
THE GAP, INC.

By:	/s/ Sabrina Simmons

Name:	Sabrina Simmons

Title:	Executive Vice President and Chief Financial Officer

ACKNOWLEDGMENT AND AGREEMENT

Bank hereby acknowledges and consents to the provisions of the foregoing Guaranty.

GE CAPITAL RETAIL BANK

By:    /s/ Margaret M. Keane
Name:    Margaret Keane
Title:    CEO

EXHIBIT C

EXECUTED COPY OF BANK PARENT GUARANTY AGREEMENT

BANK PARENT GUARANTY AGREEMENT

This GUARANTY AGREEMENT (the “Agreement”) is made as of the 28th day of February, 2014, by GE Capital Retail Finance Corporation (“Guarantor”), a Delaware corporation with its principal place of business at 777 Long Ridge Road, Building B, Stamford, Connecticut 06927, in favor of The Gap, Inc., a Delaware corporation with its principal place of business at Two Folsom Avenue, San Francisco, California 94105, Gap (Puerto Rico), Inc., a Puerto Rico corporation, GPS Consumer Direct, Inc., a California corporation, Gap (Apparel), LLC, a California limited liability company, and Gap (ITM) Inc., a California corporation (collectively, the “Retailers”).
PRELIMINARY STATEMENT
A.    GE Capital Retail Bank (“Bank”), a federal savings bank with its principal place of business at 170 Election Road, Suite 125, Draper, Utah 84020, is a subsidiary of Guarantor.
B.    Retailers, Bank and Guarantor desire to enter into an Amended and Restated Consumer Credit Card Program Agreement, dated as of the date hereof (as the same may be amended, restated, or renewed from time to time, the “Program Agreement”) to establish a customized private label credit card program for qualified customers of various retailers. Capitalized terms not otherwise defined herein shall have the meanings set forth in the Program Agreement.
C.    Guarantor, as the parent corporation of the Bank, will benefit from the Bank’s participation in the Program.
D.    Guarantor has agreed to enter into this Agreement to induce Retailers to enter into the Program Agreement.
NOW, THEREFORE, in consideration of the terms and conditions stated herein and for good and valuable consideration, the receipt of which is hereby acknowledged, Guarantor agrees as follows:
1.    Guaranteed Obligations. Guarantor absolutely and unconditionally guarantees to Retailers, and their successors and assigns, the performance of all covenants made by Bank under the Program Agreement and the compliance by Bank with all obligations and liabilities undertaken under the Program Agreement, including, without limitation, all payment and indemnification obligations of Bank thereunder (collectively, the “Guaranteed Obligations”), without set-off, counterclaim, recoupment or deduction of any amounts owing or alleged to be owing by Retailers to Bank. Without limiting the foregoing, Guarantor specifically guarantees payment of any judgment entered against Bank and any damages that may be awarded in any action brought against Bank by Retailers. This Agreement is a guaranty of payment and not merely of collection. Guarantor acknowledges and agrees that its obligations under this Agreement shall be absolute and unconditional, irrespective of, and unaffected by:

(a)    the genuineness, validity, regularity, enforceability of the Program Agreement or any future amendment, restatement or renewal of, or change in, the Program Agreement or any other agreement, document or instrument to which Bank is or may become a party;

(b)    the existence, value or condition of, or failure to perfect any security interest in, any collateral, if any, for the Guaranteed Obligations or any action, or the absence of any action, by Retailers in respect thereof; or
(c)    any other action or circumstances which might otherwise constitute a legal or equitable discharge or defense of a surety or guarantor.

2.    Consents. Guarantor hereby consents to all terms and conditions of agreements heretofore or hereafter made between Retailers and Bank (including without limitation the Program Agreement and related documents) and further consents that Retailers may without further consent or disclosure and without affecting or releasing the obligations of Guarantor hereunder: (a) surrender, exchange, release, assign, or sell any collateral or waive, release, assign, sell, or subordinate any security interest, in whole or in part; (b) waive or delay the exercise of any rights or remedies of Retailers against Bank; (c) waive or delay the exercise of any rights or remedies of Bank against any surety or guarantor (including, without limitation, rights or remedies of Retailers against Guarantor under this Agreement); (d) waive or delay the exercise of any rights or remedies of Retailers in respect of any collateral or security interest now or hereafter held; (e) release any surety or guarantor; (f) renew, extend, amend, waive or modify the terms of the Program Agreement or any Guaranteed Obligation or the obligations of any surety or guarantor, or any instrument or agreement evidencing the same; (g) renew, extend, amend, waive or modify the terms of any pledge, assignment, security agreement or other security document; and (h) realize on any security interest, judicially or nonjudicially, with or without preservation of a deficiency judgment.

3.    Waivers. Guarantor waives any action on delinquency in respect of the Guaranteed Obligations or any part thereof, including any right to require Retailers to sue Bank or any guarantor or surety obligated with respect to the Guaranteed Obligations or any part thereof, or otherwise to enforce payment thereof against any collateral securing the Guaranteed Obligations or the obligations of any guarantor of surety or any part thereof. Guarantor further waives notice of (a) Retailers’ acceptance of this Agreement or its intention to act or its actions in reliance hereon; (b) the present existence or future incurring of any Guaranteed Obligations or any terms or amounts thereof or any change therein; (c) any default by Bank or any surety or guarantor, or any notice of adverse change in Bank’s, guarantor’s or surety’s financial condition or any other fact which might materially increase the risk to Guarantor; (d) the obtaining of any guaranty or surety agreement (in addition to this Agreement); (e) the obtaining of any pledge, assignment or other security for any Guaranteed Obligations; (f) the release of any surety or guarantor; (g) the release of any collateral; (h) any change in Guarantor’s business or financial condition; (i) any renewal, extension or modification of the terms of any Guaranteed Obligation or of the obligations or liabilities of any surety or guarantor or any instruments or agreements evidencing the same; (j) any acts or omissions of Retailers consented to in either Section 1 or Section 2 hereof; and (k) any other demands or notices whatsoever with respect to the Guaranteed Obligations or this Agreement. Nothing contained herein shall be construed to be a waiver by the Guarantor of presentment or demand of payment to the Guarantor with respect to the Program Agreement. Guarantor agrees that any notice or directive given at any time to Retailers which is inconsistent with the waivers granted in this Agreement shall be null and void and may be ignored by Retailers, and, in addition, may not be pleaded or introduced as evidence in any litigation relating to this Agreement for the reason that such pleading or introduction would be at variance with the written terms of this Agreement, unless Retailers have specifically agreed otherwise in writing. It is agreed between Guarantor and Retailers that the foregoing waivers are essential to the transactions contemplated by the Program Agreement and that, but for this Agreement and such waivers, Retailers would decline to enter into the Program Agreement.

4.    Guarantor’s Knowledge of Bank’s Economic Conditions. Guarantor represents and warrants to Retailers that it has reviewed such documents and other information as it has deemed appropriate in order to permit it to be fully apprised of the financial condition and operations of Bank and has, in entering into this Agreement made its own credit analysis independently and without reliance upon any information communicated to it by Bank. Guarantor covenants for the benefit of Retailers to remain apprised of all material economic or other developments relating to or affecting Bank, its property or its business. Guarantor expressly waives any requirement that Retailers advise, disclose, discuss or deliver notice to Guarantor regarding the financial condition or operations of Bank or with respect to any default by Bank in its performance of any of the Guaranteed Obligations.

5.    Enforcement of Agreement. In no event shall Retailers have any obligation to proceed against Bank or any other person or entity before seeking satisfaction from Guarantor, and Retailers may proceed, prior or subsequent to, or simultaneously with, the enforcement of Retailers’ rights hereunder, to exercise any right or remedy which it may have against Bank, any other surety or guarantor of the Guaranteed Obligations or any property given as security for all or any portion of the Guaranteed Obligations.

6.    Benefit of Agreement. The provisions of this Agreement are for the benefit of Retailers and their successors and assigns, and nothing herein contained shall impair, as between Retailers and Bank, the Guaranteed Obligations. In the event all or part of the Guaranteed Obligations are transferred or assigned by Retailers to any person or entity, any reference to “Retailers” herein shall be deemed to refer equally to such person or entity.

7.    Continuing Guaranty. This guaranty shall be a continuing one and shall be binding upon Guarantor regardless of how long before or after the date hereof any Guaranteed Obligation was or is incurred. Guarantor agrees that this Agreement shall continue to be effective or shall be reinstated as the case may be if at any time any payment to Retailers of any of the Guaranteed Obligations is rescinded or must be restored or returned by Retailers upon the insolvency, bankruptcy or reorganization of Bank, all as though such payment had not been made. In the event this Agreement is preceded or followed by any other agreement of suretyship or guaranty by Guarantor or others, all shall be deemed to be cumulative, and the obligations of Guarantor hereunder shall be in addition to those stated in any other suretyship or guaranty agreement.

8.    Waiver of Subrogation. Guarantor hereby irrevocably waives all claims it has or may acquire against Bank in respect of the Guaranteed Obligations, including rights of exoneration, reimbursement and subrogation or similar rights. Guarantor agrees to indemnify Retailers, and hold them harmless from and against all loss and expense, including legal fees, suffered or incurred by Retailers as a result of claims to avoid any payment received by Retailers from Bank, or for its account or from collateral, with respect to the Guaranteed Obligations.

9.    Governing Law. This Agreement and all rights and obligations hereunder including, but not limited to, matters of construction, validity and performance, shall be governed by and construed in accordance with the laws of the State of New York.

10.    Expenses; Default Interest. Guarantor agrees to pay all expenses of Retailers incurred in connection with the enforcement of this Guaranty, including, without limitation, fees and expenses of counsel and other costs of collection. If Guarantor shall fail to pay any amount when due hereunder, such amount shall bear interest from the date due until paid at a rate per annum equal to the Prime Rate.

11.    Notices. All notices, demands and other communications hereunder shall be in writing and shall be sent by facsimile, certified mail or nationally recognized overnight courier service addressed to the party to whom such notice or other communication is to be given or made at Guarantor’s address as set forth below, or to such other address as Guarantor may designate in writing to Retailers from time to time in accordance with the provisions hereof and shall be deemed effective five (5) Business Days after deposit in the mails if sent by certified mail, one (1) Business Day after delivery if sent by such an overnight courier service or immediately upon receipt if sent by facsimile transmission.

GE Capital Retail Finance Corporation
777 Long Ridge Road, Building B
Stamford, CT 06927
Attention: Counsel

12.    Modification, Amendment, Supplement or Waiver. No modification, amendment or supplement to this Agreement or any of its provisions shall be binding upon the Retailers unless made in writing and duly signed by Retailers. A failure or delay of Retailers in the enforcement of any of the provisions of this Agreement shall in no way be construed to be a waiver of such provisions of this Agreement. A waiver by Retailers of any of the terms and conditions of this Agreement must be in writing and, unless otherwise provided in that writing, such a waiver in any one instance shall not be deemed a waiver of such terms or conditions in the future, or of any subsequent breach thereof.

13.    Severability. In the event that any one or more of the provisions contained in this Agreement shall be determined to be invalid, illegal or unenforceable in any respect for any reason, the validity, legality and enforceability of any such provision or provisions in every other respect and the remaining provisions of this Agreement shall not be in any way impaired.

14.    Captions. Captions of the paragraphs of this Agreement are for convenient reference only and are not intended as a summary of such paragraphs and do not effect, limit, modify or construe the contents thereof.

15.    Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original but all of which together shall constitute one and the same instrument.

16.    No Setoff. By acceptance of this Agreement, the Retailers shall be deemed to have waived any right to set-off, combine, consolidate or otherwise appropriate and apply (i) any assets of Guarantor at any time held by the Retailers or (ii) any indebtedness or other liabilities at any time owing by the Retailers to Guarantor, as the case may be, against, or on account of, any obligations or liabilities owed by Guarantor to the Retailers under this Agreement.

IN WITNESS WHEREOF, Guarantor has caused this Agreement to be executed by its duly authorized officer as of the day first above written.)
GE CAPITAL RETAIL FINANCE CORPORATION

By:	/s/ Margaret M. Keane

Name:	Margaret Keane

Title:	CEO

ACKNOWLEDGMENT AND AGREEMENT

The Retailers hereby acknowledge and consent to the provisions of the foregoing Guaranty.

THE GAP, INC.

By:    /s/ Sabrina Simmons
Name:     Sabrina Simmons
Title:     Executive Vice President and Chief Financial Officer

GAP (PUERTO RICO), INC.

By:    /s/ Sabrina Simmons
Name:     Sabrina Simmons
Title:     Executive Vice President and Chief Financial Officer

GPS CONSUMER DIRECT, INC.

By:    /s/ Sabrina Simmons
Name:     Sabrina Simmons
Title:     Executive Vice President and Chief Financial Officer

GAP (APPAREL), LLC

By:    /s/ Sabrina Simmons
Name:    Sabrina Simmons
Title:    Executive Vice President and Chief Financial Officer

GAP (ITM), INC.

By:    /s/ Sabrina Simmons
Name:    Sabrina Simmons
Title:    Executive Vice President and Chief Financial Officer

EXHIBIT D

FORM OF CALCULATION OF GAIN SHARING PAYMENT

Attached.

P&L Statement Gain Sharing Statement
Current Month and Contract year -to-date in $’s Current Month and Contract year -to-date in $’s Current Month and Contract year-to-date in $’s 12 Month Est in $’s
[***] [***] [***] [***]

The P&L Statement for any Program Year included on this Schedule D above shall be calculated as follows:

[***]

(i)	[***]

(ii)	[***]

(iii)	[***]

[***].

[***].

[***].

[***].

[***].

(i)	[***]

(ii)	[***]

(iii)	[***]

(iv)	[***]

[***]

Schedule 1.01(a)
to
Consumer Credit Card Program

Competing Retailers
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Schedule 1.01(b)
to
Consumer Credit Card Program

Initial Cardholder Terms

Term	Private Label	Co-Brand - Brand Centric
Standard APR	Prime + 21.74%, capped at 29.99%	Purchase: Prime + 20.74%, capped at 29.99%, Cash: Prime + 22.74%, capped at 29.99%
Annual Membership Fee	None	None
Late Fees	$25 if not late in the last 6 cycles, else $35	$25 if not late in the last 6 cycles, else $35
Pay By Phone Fee	$0 IVR/$10 Rep	$0 IVR/$10 Rep
Late Fee Assessment Date	After 5:00pm of the due date for mailed in payments	After 5:00pm of the due date for mailed in payments
Minimum Payment	If not late in the last 6 cycles, then the greater of $25 or 1% of the balance, plus fees, plus finance charges, else the greater of $35 or 1% + +	If not late in the last 6 cycles, then the greater of $25 or 1% of the balance, plus fees, plus finance charges, else the greater of $35 or 1% + +
Grace Period	23 days	23 days
Minimum Interest Charge	$1	$1.50
Returned Check Fee	N/A	N/A
Overlimit Fee	N/A	N/A
Balance Transfer Fee	N/A	The greater of $5 or 3%
Currency Conversion Fee	N/A	3%
Cash Access Fee	N/A	The greater of $10 or 4%
Finance Charge Calculation	Daily calculation on Average Daily Balance	Daily calculation on Average Daily Balance

Schedule 1.01(c)
to
Consumer Credit Card Program

Licensed Marks

“Gap”
“GapKids”
“babyGap”
“Gap Body”
“Gap Outlet”
“gap.com”

Schedule 2.04(g)-1
to
Consumer Credit Card Program

Cardholder Rewards Program Support

The parties will discuss in good faith to agree upon, by November 15, 2014, a detailed plan regarding the implementation of the improvements set forth below. The plan will include a timeline for implementing agreed improvements, and the provisions of Section 3.09(h) shall govern Bank’s obligations with respect thereto.

Real time rewards issuance and clear adjustments for returns and exchanges

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Schedule 2.04(g)-2
to
Consumer Credit Card Program

Form of Rewards Summary

Attached.

| GAP | # Of Accounts | # Of Certificates | DENOMINATIONS $10 | $20 | $30 | $40 | $50 | Total $ Rewards Issued |
|---|---|---|---|---|---|---|---|---|
| Jan-04 | 299,805 | 314,842 | 261,211 | 53,631 | | | | $3,684,730 |
| Feb-04 | 150,785 | 152,494 | 142,096 | 10,398 | | | | $1,628,920 |
| Mar-04 | 183,312 | 185,780 | 169,878 | 15,902 | | | | $2,016,820 |
| Apr-04 | 261,892 | 265,246 | 241,808 | 23,438 | | | | $2,886,840 |
| May-04 | 292,515 | 303,240 | 257,211 | 46,029 | | | | $3,492,690 |
| Jun-04 | 285,626 | 294,710 | 254,440 | 40,270 | | | | $3,349,800 |
| Jul-04 | 209,688 | 211,144 | 199,055 | 12,089 | | | | $2,232,330 |
| Aug-04 | 229,840 | 233,041 | 212,734 | 20,307 | | | | $2,533,480 |
| Sep-04 | 263,684 | 267,103 | 243,130 | 23,973 | 87 | | | $2,913,370 |
| Oct-04 | 793,405 | 796,236 | 737,533 | 50,880 | 7,823 | | | $8,627,620 |
| Nov-04 | 498,792 | 503,302 | 433,920 | 57,057 | 12,325 | | | $5,850,090 |
| Dec-04 | 536,685 | 545,865 | 431,609 | 91,334 | 22,922 | | | $6,830,430 |
| Jan-05 | 420,967 | 424,258 | 364,904 | 49,920 | 9,434 | | | $4,930,460 |
| Feb-05 | 240,348 | 241,869 | 214,038 | 23,390 | 4,441 | | | $2,741,410 |
| Mar-05 | 271,215 | 273,265 | 234,953 | 32,032 | 6,280 | | | $3,178,570 |
| Apr-05 | 367,836 | 371,045 | 312,386 | 49,022 | 9,637 | | | $4,393,410 |
| May-05 | 335,651 | 338,021 | 290,771 | 39,686 | 7,564 | | | $3,928,350 |
| Jun-05 | 427,886 | 437,907 | 333,506 | 81,495 | 22,906 | | | $5,652,140 |
| Jul-05 | 359,601 | 364,867 | 297,970 | 53,562 | 13,335 | | | $4,450,990 |
| Aug-05 | 331,243 | 333,654 | 287,093 | 38,896 | 7,665 | | | $3,878,800 |
| Sep-05 | 359,984 | 363,046 | 307,166 | 46,622 | 9,258 | | | $4,281,840 |
| Oct-05 | 378,186 | 381,169 | 324,596 | 47,571 | 9,002 | | | $4,467,440 |
| Nov-05 | 429,413 | 433,360 | 367,053 | 54,896 | 11,411 | | | $5,110,780 |
| Dec-05 | 547,036 | 557,154 | 433,060 | 98,746 | 25,348 | | | $7,065,960 |
| Jan-06 | 583,352 | 603,081 | 428,856 | 132,193 | 42,032 | | | $8,193,380 |
| Feb-06 | 277,675 | 283,436 | 248,036 | 33,136 | | 1,448 | 816 | $3,241,800 |
| Mar-06 | 282,364 | 288,355 | 250,572 | 35,532 | | 1,484 | 767 | $3,314,070 |
| Apr-06 | 407,857 | 421,282 | 348,292 | 67,319 | | 3,661 | 2,010 | $5,076,240 |
| May-06 | 505,899 | 536,655 | 401,765 | 118,198 | | 9,942 | 6,750 | $7,116,790 |
| Jun-06 | 409,338 | 418,529 | 361,235 | 53,932 | | 2,183 | 1,179 | $4,837,260 |
| Jul-06 | 335,826 | 340,572 | 305,592 | 33,445 | | 1,045 | 490 | $3,791,120 |
| Aug-06 | 335,552 | 343,266 | 295,808 | 44,628 | | 1,862 | 968 | $3,973,520 |

**Reward Threshold:**
Earning Threshold During This Period Was, Earn A $10 Reward For Every $250 Charged To Your GapCard.

**September 2004**
* Crossbrand Soft Launch In Houston.
* Houston Rewards Fulfilled With New Rewards Threshold, $10 For $200 Charged. All Other Accounts On Old Reward Earning Threshold, $10 For $250.

**October 2004**
* Full Launch Of Crossbrand And New Reward Threshold Of $10 Reward For $200 Charged To GapCard.
* Large Number Of $10 Rewards In October 2004 Due To All Accounts With Reward Point Balances Between 200 And 249 Receiving A Reward Because Of Lowering The Earning Threshold.

**February 2006**
* Changed Denominations Of Reward Certificates.
* Eliminated The $30 And Added $40 & $50
* Earning Structure Not Changed

2/16/2007

## Reward Issuance Y2012 vs. Y2013

(for illustrative purposes only)

| card type |
|---|
| CBCC |
| PLCC |

| faceplate | |
|---|---|
| BR-CBCC | BR-PLCC |
| GP-CBCC | GP-PLCC |
| ON-CBCC | ON-PLCC |

| Monthly Issued Amount | | | | | | | | | |
|---|---|---|---|---|---|---|---|---|---|
| 5 | 10 | 15 | 20 | 25 | 30 | 35 | 40 | 45 | 50 |
| 55 | 60 | 65 | 70 | 75 | 80 | 85 | 90 | 95 | 100 |
| 105 | 110 | 115 | 120 | 125 | 130 | 135 | 140 | 145 | 150 |

| Reward Source | Number of Accounts Receiving Rewards | | $ Rewards Issued | | Average $ Rewards per Account | | % Distribution of $ Reward by Source Each Year | | $ Var in Avg Rewards per Acct. | Delta in $ Issued from LY | % Change in Acct. |
|---|---|---|---|---|---|---|---|---|---|---|---|
| | Y2012 | Y2013 | Y2012 | Y2013 | Y2012 | Y2013 | Y2012 | Y2013 | | | |
| A) BRAND-5% | #,###.# | #,###.# | $##.##MM | $##.##MM | $#.## | $#.## | ##.#% | ##.#% | $#.## | $##.##MM | ##.#% |
| B) WORLD-1% | #,###.# | #,###.# | $##.##MM | $##.##MM | $#.## | $#.## | ##.#% | ##.#% | $#.## | $##.##MM | ##.#% |
| C) ADJ-PGM | #,###.# | #,###.# | $##.##MM | $##.##MM | $#.## | $#.## | ##.#% | ##.#% | $#.## | $##.##MM | ##.#% |
| D) MANUAL PTS | #,###.# | #,###.# | $##.##MM | $##.##MM | $#.## | $#.## | ##.#% | ##.#% | $#.## | $##.##MM | ##.#% |
| E) EM/EB/PH | #,###.# | #,###.# | $##.##MM | $##.##MM | $#.## | $#.## | ##.#% | ##.#% | $#.## | $##.##MM | ##.#% |
| F) BRAND PROMOS | #,###.# | #,###.# | $##.##MM | $##.##MM | $#.## | $#.## | ##.#% | ##.#% | $#.## | $##.##MM | ##.#% |
| G) WORLD PROMOS | #,###.# | #,###.# | $##.##MM | $##.##MM | $#.## | $#.## | ##.#% | ##.#% | $#.## | $##.##MM | ##.#% |
| Grand Total | #,###.# | #,###.# | $##.##MM | $##.##MM | $#.## | $#.## | ##.#% | ##.#% | $#.## | $##.##MM | ##.#% |

Note

Jan'13: reward certificates issued from 01/01/13 to 01/31/13.

Jan'14: reward certificates issued from 01/01/14 to 01/31/14.

| | |
|---|---|
| A) BRAND-5% | Basic value prop rewards |
| B) WORLD-1% | Basic value prop rewards |
| C) ADJ-PGM | Includes GE's customer service and returns from Gaop |
| D) MANUAL PTS | Includes all manual fulfillment(i.e. add a card, use and get as well as Gap's Campaigns) |
| E) EM/EB/PH | Email, Ebill, Phone number points |
| F) BRAND PROMOS | Brand promos that are fulfilled by FDR |
| G) WORLD PROMOS | World promos that are fulfilled by FDR |

total value of all ad-hoc promos = D + F + G + E

total value of all baseline promos = A+B

Schedule 3.07(g)(iii)
To
Consumer Credit Card Program

Program Balance Sheet Accounts that will be [***]

[***]

[***]
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Schedule 3.07(i)
to
Consumer Credit Card Program

Money Costs
Bank shall determine the money costs for purposes of the Program P&L using the following guidance:

1)	[***]

2)	[***]

3)	[***]

4)	[***]

5)	[***]

Schedule 3.07 (k) to Consumer Credit Program
Illustrative Example of Cost Difference Schedule
Program Year Ending
	2015	2016	2017	2018	2019	2020	2021	2022

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Schedule 3.08(b)
to
Consumer Credit Card Program
Strategic Operating Council Members

Retailers

CFO Gap Inc.
President GID
General Manager CRM and VP, GID
1 Senior level brand executive

Bank

CEO of GE Retail Cards
Vice President/General Manager – Gap Inc. Account
CFO of GE Retail Cards
VP of Marketing – Gap Inc. Account

Schedule 3.09(b)
to
Consumer Credit Card Program

Program Execution Committee Members

Retailers

Senior CRM Card Payments leader
Senior CRM Strategy leader
CRM Program Director, Old Navy
CRM Program Director, Gap
CRM Program Director, Banana Republic
CRM Program Director, World Sales
CRM Operations leader

Bank

Vice President/General Manager – Gap Inc. Account
VP of Marketing – Gap Inc. Account
Senior Risk Leader
Senior Collections Leader
Senior Customer Service Leader
Senior Finance Leader

Schedule 3.09(g)
to
Consumer Credit Card Program

Program Management Committee Members

Retailers
VP CRM
Senior Leader CRM

Bank
Vice President/General Manager – Gap Inc. Account
VP of Marketing – Gap Inc. Account

Schedule 3.09(h)
to
Consumer Credit Card Program
Technology Improvements

The parties will discuss in good faith to agree upon, by November 15, 2014, a detailed plan regarding the implementation of the improvements set forth below. The plan will include a timeline for implementing agreed improvements, and the provisions of Section 3.09(h) shall govern Bank’s obligations with respect thereto.

eService & mService improvements

▪	[***]

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Reporting Requirements

▪	System permits on-demand reporting on key program metrics, including financial performance, account-level behavior metrics, and reward data

Schedule 4.02(b)
to
Consumer Credit Card Program

Structure of Credit Card Offers

[***]

Schedule 4.03
to
Consumer Credit Card Program

Co-brand Authorization Procedure

Schedule 5.01(b)
to
Consumer Credit Card Program

Settlement Accounts

Bank Name	Location	ABA Routing/Swift :& Transit #	Account Number	Retailer Location
JP Morgan	1 Chase Manhattan Plaza			US Gap Stores – Gap and GapKids
JP Morgan	1 Chase Manhattan Plaza			Outlet stores – Gap Outlet
JP Morgan	1 Chase Manhattan Plaza			Consumer Direct – Gap online catalog
ScotiaBank	Vancouver Business Support Centre 7th Floor 409 Granville Street Vancouver, BC V6T IT2			Canada Gap stores – Gap and GapKids

Schedule 8.03(h)
to
Consumer Credit Card Program

Legal Names and Principal Place of Business

THE GAP, INC.
GAP (PUERTO RICO), INC.
GPS CONSUMER DIRECT, INC.
GAP (APPAREL), LLC
GAP (ITM) INC.

The chief executive office and principal place of business of all Retailers is Two Folsom Avenue, San Francisco, California 94105

Schedule 9.02(h)(i)
to
Consumer Credit Card Program

Reports
All reports will compare metrics to last year and, where available, to Retailers’ operating plan.
Operational Reports – By Division and at Gap Inc. Level where applicable – [***]
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Breakout Marketing Reports – By Gap Inc. Brand Tier and by Product

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Marketing Reports – Monthly, [***]

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Marketing Reports – Annual, [***]

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Store Level Reporting – Weekly, Monthly, YTD, [***]

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Program Performance Reporting – By Brand, by product (if applicable), [***]

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All deadlines are subject to a reasonable accommodation when any of the above report delivery deadlines coincide with the closing of Bank’s fiscal quarters and scheduled system maintenance

Schedule 9.02(h)(ii)
to
Consumer Credit Card Program

Bank’s Performance Measurements

A.
Not more than [***] of the phone calls to Bank from Retailer Locations and Cardholders during any calendar month which ring through for more than [***] are thereafter abandoned before being answered by Bank.

B.
For each month, (i) [***] or more of the time, the average response time for a Bank employee to answer a telephone call received from a Cardholder , including calls received through the automated voice response unit (“Automated VRU Line”), shall not exceed [***] after the call first rings through, and (ii) [***] or more of the time, the average response time for a Bank employee to answer a telephone call received from a Retailer’s in-store employee, including calls received through Automated VRU Line, shall not exceed [***] after the call first rings through. For purposes of calculating the averages for each of clauses (i) and (ii), calls placed first to the Automated VRU Line will be deemed to ring through only after the completion of a 5 second message to the effect that “their call may be monitored.” If, in the future, Bank elects to utilize an automated dialer for collections that puts a Cardholder who answers a call on hold until a Bank employee is available, such call shall be deemed to be “a telephone call received from a Cardholder” and the call shall be deemed to “first ring through” when the Cardholder is first put on hold in calculating compliance with this performance standard as applied to Cardholders. For the avoidance of doubt, Bank shall separately track, calculate, report and be responsible for complying with each of clauses (i) and (ii) above. Bank will adhere to a standard of [***] of calls blocked or given a forced busy signal due to high volume for Cardholder and Store calls; provided that (x) the foregoing excludes any calls that are unintentionally blocked due to a routing or telecom issue, and (y) Bank may block Cardholder calls to facilitate Store calls.

C.
For each month, the average time for Bank to respond to a Credit Card Application properly submitted to Bank via Units with a status message response such as: “Approved”, “Declined”, “Awaiting Credit Bureau Processing”, “Queued”, or “Error” shall not exceed [***] after such Credit Card Application is received by Bank provided, however, that in calculating this average, Bank may select up to [***] of Credit Card Applications received during such month and not include its response times for such selected applications in the calculation of this average.

D.
For each month, Bank will respond to (i) at least [***] of all inquiries received from a Cardholder, by mail within [***] of Bank’s receipt of such inquiries, and (ii) at least [***] of all such inquiries, within [***], if the response to such inquiries is within the control of Bank. For Cardholder inquiries made over the phone, online or via email, Bank will respond to at least [***] of such inquiries within [***], resolve [***] of all such inquiries within [***], and resolve [***] of such inquiries within [***], in each case if resolution of an applicable inquiry is within the control of Bank. “Respond” for purposes of this provision means an automated message or letter of receipt acknowledgement; “resolve” for purposes of this provision, means completed in Cardholder’s or Bank’s favor.

E.
For each month, the average time to post payments to Accounts for [***] of Cardholders under the Program and to the accounts of cardholders under all other private label programs offered by Bank to Retailers after the date on which such payments are received shall not exceed [***], with [***] (with backdating, as appropriate), excluding those payments from these calculations that are considered exception processing. If any payment is received on a date which is not a Business Day, the payment will be deemed to have been received on the next Business Day in the calculation of this average.

F.
For each month, the average time for Bank to respond to a Credit Card Application properly submitted through the mail for a Catalog sale shall not exceed [***] after the Bank receives such application.

G.
On a monthly basis, Bank will transmit a file containing Cardholder data to (i) a third party database provider (such provider having executed an appropriate non-disclosure agreement) or, (ii) upon any Retailer’s request, to Retailers no later than fifteen (15) Business Days after the end of the last billing cycle of the most recently completed Billing Period, in each case, in a manner reasonably acceptable to Bank.

H.
If authorizations are not sent through an approved “Direct Connect” environment, for each month, the average POS authorization response time will not exceed [***] from the time the network delivers the request to Bank and the time the Bank returns a response to the network; if, in the future, authorizations are sent through a “Direct Connect” environment pursuant to a network designed, built and owned by Bank and tested to Bank’s reasonable satisfaction, for each month, the average authorization response time will not exceed [***]. Retailers acknowledge and agree that the foregoing requirements are subject to the following: (i) Bank can reliably measure the response time of an authorization transaction from the time it is received at the “GE Tandem(s)” and sent out from the “GE Tandem(s)”, and (ii) network response time at an authorization transaction level cannot be done 100% of the time due to the potential impact on performance.

I.
During each month, Bank’s authorization network will be available to Retailers for at least [***] based on a 24-hour day; provided that the foregoing threshold shall specifically exclude downtime resulting from the unavailability of the Network’s authorization network.

J.
For each month, [***] of billing statements will be mailed within [***] of the end of each Billing Period. Within [***] of billing statements will be mailed by the end of each Billing Period. This standard does not apply if Retailer elects to delay billing due to late arrival of inserts or creative material.

K.
For each month, [***] of all Retailers’ and corporate-initiated complaints forwarded to Bank customer service managers are resolved within [***], if the resolution of such complaints is within the control of Bank. “Resolved” for purposes of this provision means completed in Cardholder’s or Bank’s favor.

L.
For each month, at least [***] of cards for all purposes will be sent by mail no later than three (3) Business Days from the day a request is made by the applicable Cardholder (after approvals of the corresponding credit card applications). At least [***] of cards for all purposes will be sent by mail no later than [***] from the day a request is made by the applicable Cardholder (after approvals of the corresponding credit card applications).

M.
For each month, the “Instant Credit Availability Uptime” will be at least [***] of total minutes per month excluding (i) scheduled maintenance time that had been communicated [***], would be conducted between 2am and 6am ET, and would never exceed [***], and (ii) downtime caused by causes beyond the control of Bank or Bank’s vendors. Bank will use commercially reasonable efforts to provide Retailers with [***] notice of Bank’s scheduled maintenance and scheduled downtime.

N.
For each month, “Website Application System Uptime” will be at least [***] of the total minutes per month excluding (i) scheduled maintenance time that had been communicated [***], would be conducted between 2am and 6am ET, and would never exceed four total hours in a month, and (ii) downtime caused by causes beyond the control of Bank or Bank’s vendors. Bank will use commercially reasonable efforts to provide Retailers with [***] notice of Bank’s scheduled maintenance and scheduled downtime.

O.	The following table designates the classification of “critical” versus “non-critical”:

Sch. Ref.	Service Level Metric*	Classification	Significant Failure Threshold
A	Abandoned Call Rate	[***]	[***]
B	Speed of Answer	[***]	[***]
B	Call Blocking	[***]	[***]
C	Instant Credit Processing In Store	[***]	[***]
D	Cardholder Correspondence	[***]	[***]
E	Conforming Payment Posting	[***]	[***]
F	Completed Application Approval	[***]	[***]
G	Cardholder Data	[***]	[***]
H	Authorization Time	[***]	[***]
I	Authorization Availability	[***]	[***]
J	Billing Statement Production	[***]	[***]
K	Cardholder Correspondence Turnaround	[***]	[***]
L	Card Replacement	[***]	[***]
L	Initial Card Fulfillment	[***]	[***]
M	Instant Credit Availability Uptime	[***]	[***]
N	Website Application System Uptime	[***]	[***]

P.	Additional Assumptions.

a.	Downtime or unexpected call volume increases to the extent not caused by Bank will not cause a Service Level Failure.

b.
Retailer will notify Bank of any changes in its systems that may impact the Program. If Retailers’ changes cause Bank to miss a performance measurement for the period, the performance measurement will not be deemed failed.

c.	If a single event causes more than one performance measure failure, such event shall be deemed to have caused only one Service Level Failure, and Retailers shall designate the Service Level Failure.

Schedule 9.02(h)(iii)
to
Consumer Credit Card Program
Masterfile
File will include new Accounts and updates to existing Accounts including any new fields of data.

Field Name
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[***]
[***]
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[***]

The parties will discuss in good faith the format for the delivery of the reports containing the data fields below. Bank will provide to Retailers monthly the following items at the account level for each Account by no later than February 3, 2015:

[***]
[***]
[***]
[***]
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[***]

Schedule 9.02(w)
to
Consumer Credit Card Program

Network Reporting Form

Visa Co-Brand Supplemental Documentation

For _____[Program Name]_____
Issued by _____[Bank Name]_____
In connection with the co-branded credit card program (the “Program”) established by GE Capital Retail Bank (“Issuer”) and The Gap, Inc. (“Merchant”), and described in those certain Amended and Restated Consumer Credit Card Agreements, dated as of February 28, 2014, by and among Issuer, Merchant and certain related parties, Issuer certifies to the following:

Period reported: From        To    (the “Reporting Period”)
During the Reporting Period, the only general-purpose card brand(s) included on co-branded credit cards issued under Program was (were) the following:    _.
Dollar amount of total Sales (defined as the amount of purchases of goods and services using
Program cards issued to residents of the fifty United States of America and the District of Columbia, net of chargebacks and credits and not including cash transactions (balance transfers, convenience checks, ATM withdrawals and/or manual cash advances)) on the Program co- branded Visa card issued by Issuer: ___________________________
Total number of accounts in the Program:
Total number of cards in the Program:
Total number of active accounts (defined as having activity in the last 12 months) in the Program: _______________

Sales per active Program account:
I certify that I am responsible for preparing this document on behalf of Issuer and that I used commercially reasonable diligence gathering the foregoing information in accordance with Issuer's (or its affiliate's or contractor's) records and that to the best of my knowledge, the information contained in this document is accurate and complete.

By:
Name:

Title:

(Must be an officer of Issuer)

Date:

Schedule 11.03(a)
to
Consumer Credit Card Program
Fair Market Value Calculation Methodology

(a)    “Fair market value” shall be determined as follows: If Retailers notify Bank that they shall purchase the portfolio of Accounts (the “Portfolio”) in accordance with Section 11.03(a), Bank and Retailers (or their designee) shall attempt to mutually determine the fair market value of the Portfolio within sixty (60) days after Bank’s receipt of notice from Retailers and based on the assumptions set forth in paragraph (b) below. Fair market value shall be expressed as a percentage of the Indebtedness applicable to the Portfolio and shall equal the dollar amount of such Indebtedness plus any premium or minus any discount, as applicable, divided by the dollar amount of such Indebtedness. If the parties cannot reach agreement during the 60-day period specified above, each party shall nominate a valuation firm (which, in each case, shall be an independent third party generally recognized within the credit card industry as having expertise in valuing private label credit card and bankcard portfolios), which firms together shall select a third valuation firm to value the Portfolio. [***]. In determining the fair market value of the Portfolio, each party shall instruct the valuation firms to follow the guidelines set forth in paragraph (b) below. Each party shall bear all costs relating to the services performed by its nominated valuation firm, and one-half of all costs relating to the services performed by the third valuation firm selected in accordance with this paragraph (a).
(b)    The following assumptions shall be applied by each of the valuation firms charged with valuing the Portfolio:

•	[***]

•	[***]

•	[***]

•	[***]

•	[***]

•	[***]

•	[***]

•	[***]

•	[***]

•	[***]

•	[***]

Schedule 11.03(g)
to
Consumer Credit Card Program

Form of Confidentiality Agreement

CONFIDENTIALITY AGREEMENT

This Confidentiality Agreement (this “Agreement”) is made by and between GE Capital Retail Bank and _____________ (“_________”) as of____________, 201_ (the “Effective Date”).

WHEREAS, the Parties (as defined below) have an interest in conducting discussions regarding the performance of GE Capital Retail Bank’s credit card program with __________________ in connection with the potential purchase by ________ of the accounts in such program (the “Transaction”); and

WHEREAS, the Parties anticipate that the discussions may include, directly or indirectly, Confidential Information (as defined below) of GE Capital Retail Bank and affiliates of GE Capital Retail Bank (collectively, “GE”) and of __________ and affiliates of __________ (collectively, “Company”) (hereinafter GE and Company are each referred to as a “Party” and collectively, as the “Parties”); and

WHEREAS, in connection with the Transaction, each Party may have been and may be supplied with materials and information concerning the other Party and the Transaction which is non-public, confidential or proprietary in nature ( “Confidential Information”), and which may include, but is not limited to, information about or concerning that Party’s: (a) financial condition and projections; (b) business ventures and strategic plans; (c) marketing strategies and programs; (d) customers and prospective customers, specifically excluding non-public personal information of such customers as defined in the Gramm-Leach-Bliley Act, Title V, and regulations promulgated thereunder; and (e)  strategic insights and statistical models about such customers or prospective customers and their behavior.

NOW, THEREFORE, AS A CONDITION TO, AND IN CONSIDERATION OF, GE FURNISHING ANY CONFIDENTIAL INFORMATION TO COMPANY, AND COMPANY FURNISHING ANY CONFIDENTIAL INFORMATION TO GE, GE AND COMPANY AGREE AS FOLLOWS:

1.    The Parties. The Party being furnished Confidential Information, directly or indirectly, is referred to herein as “Recipient” and the Party furnishing or providing such Confidential Information about such Party or the Transaction is referred to herein as “Discloser.”

2.    Description of Information. Forms of Confidential Information include, without limitation: (a) Confidential Information transmitted in written, oral, magnetic or any other medium; (b) all copies and reproductions, in whole or in part, of Confidential Information; and (c) all summaries, analyses, compilations, studies, notes or other records which contain, reflect, or are generated from Confidential Information. Confidential Information does not include information that: (i) has become part of the public domain through no act or omission of Recipient; (ii) was developed independently by Recipient without reference to Confidential Information (and such independent development can be demonstrated by the Recipient); or (iii) is or was lawfully and independently provided to Recipient, prior to disclosure hereunder, from a third party who, to the knowledge of Recipient, was not subject to an obligation of confidentiality or otherwise prohibited from disclosing or transmitting such information.

3.    Nondisclosure of Information. Recipient shall not disclose Confidential Information to any person or entity and shall safeguard Confidential Information using the same standard it employs to safeguard its own confidential information of like kind, but in no event less than a commercially reasonable standard of care. Recipient hereby agrees that it and its Representatives (as defined below) will use Confidential Information exclusively for the purpose of the Transaction. Without limiting the generality of the foregoing, neither Recipient nor its Representatives shall use any Confidential Information in furtherance of Recipient’s business or the business of any person or entity other than Discloser, irrespective of whether such business competes with Discloser. Recipient shall be permitted to disclose Confidential Information to its affiliates, directors, officers, employees, contractors, agents, accountants, attorneys and other confidential advisors (collectively, the “Representatives”) who need to know such Confidential Information for the purpose of assisting Recipient in connection with the Transaction. Notwithstanding the foregoing, if any Representative of Recipient is located outside of the United States, Recipient shall obtain Discloser’s written consent prior to disclosing any Confidential Information to such Representative. Recipient shall advise its Representatives, prior to any disclosure by Recipient, of the confidential nature of such Confidential Information and, if not subject to an existing obligation of confidentiality to Recipient, such Representative shall agree in writing prior to any disclosure to be bound by terms and conditions which are materially the same as those set forth in this Agreement. Recipient shall be responsible for each breach of this Agreement caused by any of its Representatives.

4.    Nondisclosure of Transaction. Except as permitted in accordance with this Agreement, neither Recipient nor its Representatives, without the prior written consent of Discloser, shall disclose to any person or entity (it being acknowledged that each of the following shall be included in the definition of Confidential Information): (a) the fact that Confidential Information has been provided to it or that it has had access to Confidential Information under this Agreement; (b) that discussions or negotiations are taking place with respect to the Transaction; or (c) the existence, terms, conditions, or other facts of such Transaction, including the status thereof.

5.    Ownership of Information. Recipient acknowledges and agrees that any Confidential Information of Discloser, in whatever form, and including modifications to any Confidential Information, is the sole property of Discloser, which retains all rights, title and interest in and to any Confidential Information. No present or future intellectual property rights or licenses are offered, granted or implied by Discloser in the disclosure of any Confidential Information to Recipient. Recipient agrees that upon the request of, and as directed by, Discloser, it shall either return such Confidential Information to Discloser or shall destroy such Confidential Information as so directed; however, Recipient may retain a copy of any Confidential Information, including summaries, compilations or analyses thereof to the extent: (a) required by applicable law; (b) required by Recipient’s internal document retention and governance policies; or (c) it would be unreasonably burdensome to destroy (such as archived computer records). Any Confidential Information retained pursuant to subsections (a), (b) or (c) shall continue to be treated as Confidential Information subject to the restrictions set forth in this Agreement, notwithstanding any termination or expiration hereof. The return or destruction of Confidential Information shall not relieve Recipient of its obligations set forth in this Agreement.

6.    Remedies. Recipient acknowledges that all Confidential Information is considered to be proprietary and of competitive value, and in many instances, trade secrets. Recipient agrees that because of the unique nature of the Confidential Information, any breach of this Agreement would cause Discloser irreparable harm, and money damages and other remedies available at law in the event of a breach would not be adequate to compensate Discloser for any such breach. Accordingly, Recipient agrees that Discloser shall be entitled, without the requirement of posting a bond or other security, to equitable relief, including, without limitation, injunctive relief and specific performance, as a remedy for any such breach. Such relief shall be in addition to, and not in lieu of, all other remedies available to Discloser, whether at law or in equity.

7.    Compelled Disclosure. If Recipient or any of its Representatives is legally compelled (whether by regulatory request, deposition, interrogatory, request for documents, subpoena, civil investigation, demand or similar process) to disclose any Confidential Information, Recipient shall, to the extent permitted by law, promptly notify Discloser in writing of such requirement so that Discloser may seek a protective order or other appropriate remedy and/or waive compliance with the provisions hereof. Recipient will use commercially reasonable efforts, at Discloser’s expense, to obtain or assist Discloser in obtaining any such protective order. Failing the entry of a protective order or the receipt of a waiver hereunder, Recipient may disclose, without liability hereunder, that portion of Confidential Information that it has been advised by counsel that Recipient is legally compelled to disclose; however, Recipient agrees to use commercially reasonable efforts to obtain assurance, at no cost to Recipient, that confidential treatment will be accorded such Confidential Information by the person or persons to whom it is disclosed.

8.    Securities Law Compliance. Recipient acknowledges, and shall advise its Representatives who are informed as to the matters which are the subject of this Agreement, that federal and many state securities laws prohibit any person who has received an issuer’s material, non-public information from purchasing or selling securities of such issuer or from communicating such information to any other person.

9.    Communications Regarding the Transaction. Each Party agrees that all communications with the other Party, including any notice required pursuant to this Agreement, will be directed to the following GE or Company contacts, as applicable:

10.    If to GE:     [Name of GE contact] GE Capital Retail Bank, 777 Long Ridge Road, Stamford, CT 06927 (or such other individual specified from time to time by Company).

If to Company: [Name and mailing address of counterparty contact]

11.    No Waiver of Rights. No failure or delay by either Party in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any right, power or privilege hereunder. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement, all of which shall remain in full force and effect.

12.    No Representations and Warranties. Discloser makes no representation or warranty, expressed or implied, as to the accuracy or completeness of any Confidential Information and Discloser shall not be liable to Recipient or to any other person resulting from the use of any Confidential Information. Only those representations or warranties that are made in any definitive written agreement executed in connection with the Transaction, if any, and subject to any limitations and restrictions as may be specified in such definitive agreement, shall have any legal effect.

13.    No Commitment to Contract; Definitive Written Agreement. This Agreement does not constitute a commitment by either Party to engage in or enter into the Transaction nor does it create an implied obligation of either Party to do business with the other Party. No contract or agreement providing for the Transaction shall be deemed to exist between the Parties unless and until a definitive written agreement between them has been executed and delivered.

14.    Governing Law, Jurisdiction and Venue.

(a)    This Agreement shall be governed by and construed in accordance with the laws of the State of New York, without reference to its choice of law provisions, shall be binding upon each Party and their respective successors and assigns, and shall inure to the benefit of each Party and their respective successors and assigns.

(b)    Each Party hereby irrevocably and unconditionally submits, for itself, its successors and assigns, and its property, to the jurisdiction of any New York state court or federal court of the United States of America sitting in New York, New York, and each Party hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in any such New York state court, or, to the extent permitted by law, in any such federal court.

(c)    Each Party hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection, including the defense of an inconvenient forum, that it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement in any state or federal court sitting in New York, New York.

15.    Term. The term of this Agreement will commence on the Effective Date and will remain in effect until the second anniversary of such Effective Date.

16.    Counterparts; Facsimile Signatures. This Agreement may be executed in counterparts, any of which manually signed signature pages may be delivered by facsimile or through the transmission of an electronically scanned version, each of which shall be considered an original and, taken together, shall constitute one and the same instrument.

BY HAVING AN AUTHORIZED REPRESENTATIVE OF EACH PARTY EXECUTE THIS AGREEMENT IN THE SPACE PROVIDED BELOW, EACH PARTY ACKNOWLEDGES ITS AGREEMENT TO HOLD ALL MATTERS STRICTLY CONFIDENTIAL AS DISCUSSED HEREIN, AND TO ABIDE BY ALL TERMS AND CONDITIONS OF THIS AGREEMENT AS OF THE EFFECTIVE DATE FIRST WRITTEN ABOVE.

GE CAPITAL RETAIL BANK
By:
Name:
Title:

[COUNTERPARTY NAME]
By:
Name:
Title:

Schedule 14.13
to
Consumer Credit Card Program

Notice Addresses

To GE Capital Retail Bank	GE Capital Retail Bank 170 Election Road, Suite 125 Draper, Utah 84020 Attn: President
with a copy to:	GE Capital Retail Finance 777 Long Ridge Road, Building B Stamford, CT 06927 Attn: Counsel
To Bank Parent:	GE Capital Retail Finance Corporation 777 Long Ridge Road, Building B Stamford, CT 06927 Attn: Counsel
To Retailers:	The Gap, Inc. 2 Folsom Avenue San Francisco, CA 94105 Attention: President GID
with copies to:	The Gap, Inc. 2 Folsom Avenue San Francisco, CA 94105 Attention: General Counsel; and
The Gap, Inc. 40 First Plaza NW Albuquerque, NM 87012 Attention: Vice President – Corporate Shared Services

Schedule 14.15(c)
to
Consumer Credit Card Program
Reports Usable and Disclosable by Retailers
Information included in the following reports (provided to Retailers by Bank in accordance with Schedule 9.02(h)(i)) shall be within the meaning of 12 C.F.R. § 332.3(o)(2)(ii)(B), as it may be amended from time to time. As provided in section 14.15 hereof, Retailers shall have the right to use and disclose such information in the exercise of any of their rights under section 8.05 or any other provision of this Agreement. However, the parties agree that Retailers shall only disclose such information subject to appropriate non-disclosure agreements between Retailers and the recipient of such information.

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